                                                                    EXHIBIT 10.1

                                 $794,409,963.20

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                          Dated as of December 7, 2001

                                      among

                       CORRECTIONS CORPORATION OF AMERICA
                 (formerly known as Prison Realty Trust, Inc.),
                                  as Borrower,

                                       AND

                      CERTAIN SUBSIDIARIES OF THE BORROWER
                         FROM TIME TO TIME PARTY HERETO,
                                 as Guarantors,

                               THE SEVERAL LENDERS
                         FROM TIME TO TIME PARTY HERETO,

                          LEHMAN COMMERCIAL PAPER INC.,
                            as Administrative Agent,

                                SOCIETE GENERALE,
                             as Documentation Agent,

                            THE BANK OF NOVA SCOTIA,
                              as Syndication Agent,

                             SOUTHTRUST BANK, N.A.,
                                   as Co-Agent

                                       AND

                              LEHMAN BROTHERS INC.
                      as Lead Arranger and as Book Manager

              -----------------------------------------------------

                                TABLE OF CONTENTS

                                                                                                               Page

SECTION 1. DEFINITIONS............................................................................................2
         1.1      Definitions.....................................................................................2
         1.2      Computation of Time Periods....................................................................40
         1.3      Accounting Terms...............................................................................40
         1.4      Interrelationship with First Amended and Restated Credit Agreement.............................41
         1.5      Confirmation of Existing Obligations...........................................................41

SECTION 2. CREDIT FACILITIES.....................................................................................41
         2.1      Revolving Loans................................................................................41
         2.2      Letter of Credit Subfacility...................................................................43
         2.3      Swingline Loan Subfacility.....................................................................47
         2.4      Term Loan......................................................................................49
         2.5      Tranche C Term Loan............................................................................50
         2.6      New Term Loan..................................................................................52

SECTION 3. OTHER PROVISIONS RELATING TO CREDIT FACILITIES........................................................53
         3.1      Default Rate...................................................................................53
         3.2      Extension and Conversion.......................................................................54
         3.3      Prepayments....................................................................................54
         3.4      Termination and Reduction of Revolving Committed Amount........................................57
         3.5      Fees...........................................................................................58
         3.6      Capital Adequacy...............................................................................59
         3.7      Limitation on Eurodollar Loans.................................................................60
         3.8      Illegality.....................................................................................60
         3.9      Requirements of Law............................................................................61
         3.10     Treatment of Affected Loans....................................................................62
         3.11     Taxes..........................................................................................62
         3.12     Compensation...................................................................................64
         3.13     Pro Rata Treatment.............................................................................65
         3.13A    Tranche C Pro Rata Treatment...................................................................65
         3.13B    New Term Loan Pro Rata Treatment...............................................................66
         3.14     Sharing of Payments............................................................................66
         3.15     Payments, Computations, Etc....................................................................66
         3.16     Evidence of Debt...............................................................................68

SECTION 4. GUARANTY..............................................................................................69
         4.1      The Guaranty...................................................................................69
         4.2      Obligations Unconditional......................................................................69
         4.3      Reinstatement..................................................................................70
         4.4      Certain Additional Waivers.....................................................................70
         4.5      Remedies.......................................................................................70
         4.6      Rights of Contribution.........................................................................71
         4.7      Guarantee of Payment; Continuing Guarantee.....................................................72

SECTION 5. CONDITIONS..........................................................................................72
         5.1      Conditions to Effectiveness..................................................................72
         5.2      Conditions to all Extensions of Credit.......................................................77

SECTION 6. REPRESENTATIONS AND WARRANTIES......................................................................78
         6.1      Financial Condition..........................................................................78
         6.2      No Material Change...........................................................................78
         6.3      Organization and Good Standing...............................................................78
         6.4      Power; Authorization; Enforceable Obligations................................................79
         6.5      No Conflicts.................................................................................79
         6.6      No Default...................................................................................79
         6.7      Ownership....................................................................................80
         6.8      Indebtedness.................................................................................80
         6.9      Litigation...................................................................................80
         6.10     Taxes........................................................................................80
         6.11     Compliance with Law..........................................................................80
         6.12     ERISA........................................................................................80
         6.13     Subsidiaries.................................................................................81
         6.14     Governmental Regulations, Etc................................................................82
         6.15     Purpose of Loans and Letters of Credit.......................................................83
         6.16     Environmental Matters........................................................................83
         6.17     Intellectual Property........................................................................84
         6.18     Solvency.....................................................................................84
         6.19     Investments..................................................................................84
         6.20     Location of Collateral.......................................................................84
         6.21     Disclosure...................................................................................84
         6.22     [Intentionally omitted.].....................................................................85
         6.23     Labor Matters................................................................................85
         6.24     Year 2000 Compliance.........................................................................85
         6.25     First Priority Lien..........................................................................85
         6.26     Leases.......................................................................................85

SECTION 7. AFFIRMATIVE COVENANTS...............................................................................86
         7.1      Information Covenants........................................................................86
         7.2      Preservation of Existence and Franchises.....................................................90
         7.3      Books and Records............................................................................90
         7.4      Compliance with Law..........................................................................90
         7.5      Payment of Taxes and Other Indebtedness......................................................90
         7.6      Insurance....................................................................................90
         7.7      Maintenance of Property......................................................................91
         7.8      Performance of Obligations...................................................................91
         7.9      Use of Proceeds..............................................................................92
         7.10     Audits/Inspections...........................................................................92
         7.11     Financial Covenants..........................................................................92
         7.12     Additional Credit Parties....................................................................94
         7.13     Environmental Laws...........................................................................95
         7.14     Collateral...................................................................................96
         7.15     Leases.......................................................................................96
         7.16     Year 2000 Compliance.........................................................................97
         7.17     Appraisals...................................................................................97

         7.18     Hedging Agreements.............................................................................. 97
         7.19     [Intentionally omitted.]........................................................................ 97
         7.20     [Intentionally omitted.]........................................................................ 97
         7.21     [Intentionally omitted.]........................................................................ 97
         7.22     [Intentionally omitted.]........................................................................ 97
         7.23     Cash Management................................................................................. 97
         7.24     Management Contract............................................................................. 98

SECTION 8. NEGATIVE COVENANTS..................................................................................... 98
         8.1      Indebtedness.................................................................................... 98
         8.2      Liens...........................................................................................100
         8.3      Nature of Business..............................................................................100
         8.4      Consolidation, Merger, Dissolution, etc.........................................................100
         8.5      Asset Dispositions..............................................................................101
         8.6      Investments.....................................................................................101
         8.7      Restricted Payments.............................................................................101
         8.8      Prepayments of Indebtedness, etc................................................................102
         8.9      Transactions with Affiliates....................................................................102
         8.10     Fiscal Year; Organizational Documents...........................................................102
         8.11     Limitation on Restricted Actions................................................................103
         8.12     Ownership of Subsidiaries.......................................................................103
         8.13     Sale Leasebacks.................................................................................103
         8.14     No Further Negative Pledges.....................................................................103
         8.15     [Intentionally omitted.]........................................................................104
         8.16     Speculative Transactions........................................................................104
         8.17     [Intentionally omitted.]........................................................................104
         8.18     Capital Expenditures............................................................................104

SECTION 9. EVENTS OF DEFAULT......................................................................................104
         9.1      Events of Default...............................................................................104
         9.2      Acceleration; Remedies..........................................................................107

SECTION 10. AGENCY PROVISIONS.....................................................................................108
         10.1     Appointment, Powers and Immunities..............................................................108
         10.2     Reliance by Administrative Agent................................................................109
         10.3     Defaults........................................................................................109
         10.4     Rights as a Lender..............................................................................109
         10.5     Indemnification.................................................................................110
         10.6     Non-Reliance on Agents and Other Lenders........................................................110
         10.7     Successor Administrative Agent..................................................................110

SECTION 11. MISCELLANEOUS.........................................................................................111
         11.1     Notices.........................................................................................111
         11.2     Right of Set-Off; Adjustments...................................................................112
         11.3     Benefit of Agreement............................................................................112
         11.3A    Tranche C Assignments and Pledges...............................................................114
         11.3B    New Term Loan Assignments and Pledges...........................................................114
         11.4     No Waiver; Remedies Cumulative..................................................................114
         11.5     Expenses; Indemnification.......................................................................115

         11.6     Amendments, Waivers and Consents.............................................................116
         11.6A    Tranche C Amendments, Waivers and Consents...................................................117
         11.6B    New Term Loan Amendments, Waivers and Consents...............................................118
         11.7     Counterparts.................................................................................120
         11.8     Headings.....................................................................................120
         11.9     Survival.....................................................................................120
         11.10    Governing Law; Submission to Jurisdiction; Venue.............................................120
         11.11    Severability.................................................................................121
         11.12    Entirety.....................................................................................121
         11.13    Binding Effect; Termination..................................................................121
         11.14    Confidentiality..............................................................................121
         11.15    Conflict.....................................................................................122
         11.16    Existing Agreement Superseded................................................................122

                                    SCHEDULES

Schedule 1.1(b)            Investments
Schedule 1.1(c)            Liens
Schedule 2.1(a)            Lenders
Schedule 5.1(f)(i)         Mortgaged Properties
Schedule 6.9               Certain Litigation
Schedule 6.13              Subsidiaries
Schedule 6.17              Intellectual Property
Schedule 6.20(a)           Real Property Locations
Schedule 6.20(b)           Personal Property Locations
Schedule 6.20(c)           Chief Executive Offices/Principal Places of Business
Schedule 7.6               Insurance
Schedule 7.23              Excluded Accounts
Schedule 8.1               Indebtedness


                                    EXHIBITS

Exhibit 2.1(e)             Form of Revolving Note
Exhibit 2.3(d)             Form of Swingline Note
Exhibit 2.4(d)             Form of Term Note
Exhibit 2.5(f)             Form of Tranche C Term Note
Exhibit 2.6(b)             Form of Notice of Borrowing
Exhibit 2.6(f)             Form of New Term Loan Note
Exhibit 3.2                Form of Notice of Extension/Conversion
Exhibit 3.11(d)            Form of Exemption Certificate
Exhibit 7.1(c)             Form of Officer's Compliance Certificate
Exhibit 7.12               Form of Joinder Agreement
Exhibit 11.3(b)            Form of Assignment and Acceptance

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

         THIS SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of December 7, 2001, by and among CORRECTIONS CORPORATION OF AMERICA (formerly known as Prison Realty Trust, Inc.), a Maryland corporation (the "Borrower"), the subsidiaries of the Borrower from time to time party hereto (collectively, the "Subsidiary Guarantors"), the Lenders (as defined herein), LEHMAN COMMERCIAL PAPER INC. ("LCPI"), as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), SOCIETE GENERALE, as documentation agent (in such capacity, the "Documentation Agent"), THE BANK OF NOVA SCOTIA, as syndication agent (the "Syndication Agent"), SOUTHTRUST BANK, N.A., as co-agent (the "Co-Agent") and LEHMAN BROTHERS INC. ("LBI"), as book manager and lead arranger (in such capacities, the "Lead Arranger"), AMENDS AND RESTATES IN FULL the Amended and Restated Credit Agreement, dated as of August 4, 1999 (as heretofore amended, modified, restated or supplemented from time to time, the "First Amended and Restated Credit Agreement"), among the Borrower, the subsidiaries of the Borrower party thereto (the "First Amendment and Restatement Subsidiary Guarantors"), the several lenders party thereto from time to time (the "Original Lenders"), the Administrative Agent, as administrative agent for the Original Lenders, the Documentation Agent, as documentation agent, the Syndication Agent, as syndication agent, and SouthTrust Bank, N.A., as co-agent; this amendment and restatement of the First Amended and Restated Credit Agreement, as amended, supplemented, restated or otherwise modified from time to time, is hereinafter referred to as this "Credit Agreement."

                               W I T N E S S E T H

         WHEREAS, in amendment and restatement of the Original Credit Agreement (as defined below), the Original Lenders previously extended credit to the Borrower under the First Amended and Restated Credit Agreement;

         WHEREAS, the Borrower has requested that the First Amended and Restated Credit Agreement be amended and restated in full as set forth herein;

         WHEREAS, the Required Lenders and the Required Tranche C Term Lenders under and as defined in the First Amended and Restated Credit Agreement (the "Amending Lenders") are willing so to amend and restate the First Amended and Restated Credit Agreement and to continue to extend credit to the Borrower, upon and subject to the terms and conditions set forth herein;

         WHEREAS, it is the intent of the Borrower, the First Amendment and Restatement Subsidiary Guarantors, the Subsidiary Guarantors, the Amending Lenders, the Administrative Agent, the Documentation Agent, the Syndication Agent, the Co-Agent and the Lead Arranger that this Credit Agreement amend and restate in its entirety the First Amended and Restated Credit Agreement and that, from and after the Second Restatement Effective Date, the First Amended and Restated Credit Agreement shall be of no force and effect except to evidence the terms and conditions under which the Borrower heretofore has incurred obligations and liabilities to the Original Lenders and the Administrative Agent (as evidenced by the First Amended and Restated Credit Agreement and the Administrative Agent's books and records); and

        WHEREAS, this Credit Agreement is made in renewal, amendment, restatement and modification of, but not in extinguishment or novation of, the obligations under the First Amended and Restated Credit Agreement.

        NOW, THEREFORE, the parties hereto hereby agree to amend and restate the First Amended and Restated Credit Agreement as follows:

                                   SECTION 1.
                                   DEFINITIONS

        1.1 DEFINITIONS. As used in this Credit Agreement, the following terms shall have the meanings specified below unless the context otherwise requires:

        "Additional Credit Party" means each Person that becomes a Subsidiary Guarantor after the Second Restatement Effective Date by execution of a Joinder Agreement.

        "Adjusted Base Rate" means the Base Rate plus the Applicable Percentage.

        "Adjusted Cash Flow" means, with respect to any Real Property, as of the end of each fiscal quarter of the Consolidated Parties for the fiscal quarter ending on such date, the lesser of:

                (a) the sum of (i) lease payments received or accrued with respect to such Real Property for such period under all leases that comply with Section 7.15 ("Gross Lease Revenues"); provided that, with respect to any Real Property that is not wholly-owned by the Borrower, the cash lease payments with respect to such Real Property included in the calculation of Adjusted Cash Flow hereunder shall be limited to a percentage of such cash lease payments equal to the lesser of (A) the Borrower's percentage ownership in such Real Property and (B) the percentage of such cash lease payments actually received by the Borrower, less (ii) actual capital expenditures for maintenance items for such period, with respect to such Real Property, less (iii) actual management fees paid with respect to such Real Property during such period, all as determined in accordance with GAAP, and

                (b) the sum of (i) operating income for such period less (ii) non-cash operating income for such period after giving effect to the deduction resulting from the Straight-Lining of Rents less (iii) real estate taxes for such period less (iv) property insurance premiums for such period less (v) ground lease payments made with respect to such Real Property for such period less (vi) a capital reserve equal to actual capital expenditures for the maintenance, repair and upkeep of existing properties for such period, less (vii) a management fee equal to actual management fees paid with respect to such Real Property during such period, all as determined in accordance with GAAP

        "Adjusted Eurodollar Rate" means the Eurodollar Rate plus the Applicable Percentage.

        "Administrative Agent" shall have the meaning assigned to such term in the preamble hereto, together with any successors or assigns.

        "Administrative Agent's Fees" shall have the meaning assigned to such term in Section 3.5(d).

        "Affiliate" means, with respect to any Person, any other Person (i) directly or indirectly controlling or controlled by or under direct or indirect common control with such Person or (ii) directly or indirectly owning or holding five percent (5%) or more of the Capital Stock in such Person. For purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

        "Agecroft" means Agecroft Properties, Inc., a Tennessee corporation.

        "Agecroft Charter" means the charter of Agecroft attached as Exhibit 1.1(a) to the First Amended and Restated Credit Agreement.

        "Agecroft Facility" means the prison facility located in Salford, England, owned by Agecroft.

        "Agecroft Investment" means that certain Investment by the Borrower in Agecroft in connection with the Agecroft Transaction in an aggregate amount not exceeding $81,000,000 consisting of a combination of a loan (evidenced by the Agecroft Note) and an equity investment (plus the capitalization of interest on the Agecroft Note, not involving the transfer of funds from any Credit Party, in an aggregate amount not exceeding $5,000,000).

        "Agecroft Note" means that certain promissory note, in a maximum principal amount equal to $65,000,000 made by Agecroft in favor of the Borrower and pledged to the Administrative Agent as Collateral for the Credit Party Obligations.

        "Agecroft Securitization" means any transaction pursuant to which the Borrower obtains cash in consideration of its direct or indirect ownership interest in the Agecroft Facility and/or the Agecroft Note, including, without limitation, any issuance of securities or incurrence of Indebtedness by Agecroft or any of its Subsidiaries, any sale of the Agecroft Facility or of the capital stock of Agecroft, or any sale-leaseback of the Agecroft Facility; provided, that (i) any Indebtedness incurred or issued in connection with any such transaction shall be Non-Recourse Debt and (ii) the Net Cash Proceeds received by the Borrower in any such transaction shall be not less than 45,000,000 Pounds Sterling (or the equivalent in United States Dollars on such date).

        "Agecroft Transaction" means the transactions in connection with the design, development, construction, financing, leasing and subleasing of a prison facility located in the United Kingdom pursuant to the Agecroft Transaction Documents.

        "Agecroft Transaction Documents" means those documents listed in the Agecroft Charter and that certain Direct Agreement, dated as of July 6, 1998, among Agecroft, the Borrower, CCA, Agecroft Prison Management Limited ("APM") and Her Majesty's Principal Secretary of State for the Home Department ("HMPS"), that certain Step-In and Collateral Agreement, dated as of July 6, 1998, among CCA, APM, HMPS and UK Detention Services Limited, and that certain Access Agreement to be entered into by and between Agecroft, the Borrower and APM following completion of construction of the prison facility, all as previously provided to the Administrative Agent.

        "Aggregate Committed Amount" means the aggregate of the Revolving Committed Amount, the Term Loan Committed Amount, the Tranche C Term Loan Committed Amount and the New Term Loan Committed Amount.

        "Aggregate Required Lenders" means, at any time, the Required Revolving Lenders, the Required Term Lenders and the Required Tranche C Term Lenders, each voting as a separate class.

        "Amending Lenders" shall have the meaning assigned to such term in the recitals hereto.

        "Amendment Effective Date" means June 9, 2000.

        "Applicable Lending Office" means, for each Lender, the office of such Lender (or of an Affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and the Borrower by written notice as the office by which its Eurodollar Loans are made and maintained.

        "Applicable Percentage" means, for purposes of calculating the applicable interest rate for any day for any Revolving Loan, the applicable rate of the Unused Fee for any day for purposes of Section 3.5(b), or the applicable rate of the Standby Letter of Credit Fee for any day for purposes of Section 3.5(c)(i), the appropriate applicable percentage set forth below opposite the applicable Senior Debt Rating then in effect as of the most recent Ratings Date. The Applicable Percentage shall be determined based on the Senior Debt Rating; provided that (a) if the Borrower shall not have a rating for its Senior Debt by S&P and Moody's, then the Applicable Percentages shall be based on Pricing Level VI and, (b) if the Borrower shall have a split Senior Debt Rating the lower of the two ratings shall apply.

--------------------------------------------------------------------------------------------------------------------
                                     Applicable Percentage for Revolving Loans
--------------------------------------------------------------------------------------------------------------------
                                                                                      Applicable     Applicable
                                                                                      Percentage   Percentage for
  Pricing                 Moody's                                                     for Unused   Standby Letter
   Level     S&P Rating   Rating       Eurodollar Loans         Base Rate Loans           Fee      of Credit Fee
--------------------------------------------------------------------------------------------------------------------
     I       > BBB+      > Baa1       3.50% through and        2.75% through and      .50%          2.00%
             -           -            including June 30,       including June 30,
                                      2002 and 4.50%           2002 and 3.75%
                                      thereafter               thereafter
--------------------------------------------------------------------------------------------------------------------
    II       > BBB       > Baa2       3.75% through and        3.00% through and      .55%          2.25%
             -           -            including June 30,       including June 30,
                                      2002 and 4.75%           2002 and 4.00%
                                      thereafter               thereafter
--------------------------------------------------------------------------------------------------------------------
   III       > BBB-      > Baa3       4.00% through and        3.25% through and      .60%          2.50%
             -           -            including June 30,       including June 30,
                                      2002 and 5.00%           2002 and 4.25%
                                      thereafter               thereafter
--------------------------------------------------------------------------------------------------------------------
    IV       > BB+       > Ba1        4.50% through and        3.75% through and      .70%          3.00%
             -           -            including June 30,       including June 30,
                                      2002 and 5.50%           2002 and 4.75%
                                      thereafter               thereafter
--------------------------------------------------------------------------------------------------------------------
     V       > BB        > Ba2        4.75% through and        4.00% through and      .75%          3.25%
             -           -            including June 30,       including June 30,
                                      2002 and 5.75%           2002 and 5.00%
                                      thereafter               thereafter
--------------------------------------------------------------------------------------------------------------------
    VI       < BB        < Ba2        5.25% through and        4.50% through and      .80%          3.75%
                                      including June 30,       including June 30,
                                      2002 and 6.25%           2002 and 5.50%
                                      thereafter               thereafter
--------------------------------------------------------------------------------------------------------------------

        The Applicable Percentages for the Revolving Loans, Unused Fee and Standby Letter of Credit Fee shall be determined and adjusted on the date that the Senior Debt Rating changes (each a "Ratings Date"). Each Applicable Percentage shall be effective from and including one Ratings Date until but excluding the next Ratings Date. Any adjustment in the Applicable Percentages for the Revolving Loans and Standby Letter of Credit Fee shall be applicable to all existing Revolving Loans and standby Letters of Credit as well as any new Revolving Loans and standby Letters of Credit made or issued.

        "Asset Disposition" means the disposition of any or all of the assets (including without limitation the Capital Stock of a Subsidiary) of any Consolidated Party whether by sale, lease, transfer or otherwise (including pursuant to any casualty or condemnation event). The term

"Asset Disposition" shall include the Agecroft Securitization and the Headquarters Sale-Leaseback, but shall not include (a) the sale of inventory in the ordinary course of business and (b) any single disposition of non-prison facility assets which does not yield Net Cash Proceeds of at least $1,000,000, provided that all such dispositions excluded under this clause (b) shall not in the aggregate yield Net Cash Proceeds exceeding $3,000,000 during any fiscal year of the Borrower. Asset Dispositions shall not include (i) any disposition of cash or Cash Equivalents in the ordinary course of business, (ii) any lease of Real Property complying with Section 7.15 or (iii) any disposition of property by the Borrower to a Restricted Subsidiary that is a Credit Party or by a Restricted Subsidiary to the Borrower or to another Restricted Subsidiary that is a Credit Party.

        "Availability" means, at any time, the Revolving Committed Amount minus the Revolving Obligations at such time.

        "Availability Reserve" means (a) $42,000,000 through but not including June 30, 2000, (b) $27,000,000 from and including June 30, 2000, through but not including July 21, 2000, (c) $22,000,000 from and including July 21, 2000, through but not including September 30, 2000, (d) $17,000,000 from and including September 30, 2000, through but not including December 31, 2000, and (e) $0.00 from and after December 31, 2000, provided that (x) if the Agecroft Securitization is consummated on any date prior to September 15, 2000, the amounts set forth in (a) through (c) above shall on such date be increased by an amount equal to fifty percent (50%) of the Net Cash Proceeds therefrom and (y) if the Pacific Life Investment is not consummated on or before September 15, 2000, the amounts set forth in each of (c) and (d) above shall on such date be decreased by $12,000,000.

        "Bankruptcy Code" means the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.

        "Bankruptcy Event" means, with respect to any Person, the occurrence of any of the following with respect to such Person: (i) a court or governmental agency having jurisdiction in the premises shall enter a decree or order for relief in respect of such Person in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or ordering the winding up or liquidation of its affairs; or (ii) there shall be commenced against such Person an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or any case, proceeding or other action for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or for the winding up or liquidation of its affairs, and such involuntary case or other case, proceeding or other action shall remain undismissed, undischarged or unbonded for a period of sixty
(60) consecutive days; or (iii) such Person shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or make any general assignment for the benefit of creditors; or (iv) such Person shall be unable to, or shall admit in writing its inability to, pay its debts generally as they become due.

        "Base Rate" means, for any day, the rate per annum equal to the higher of (a) the Federal Funds Rate for such day plus one-half of one percent (0.5%) and (b) the Prime Rate for such day. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or Federal Funds Rate.

        "Base Rate Loan" means any Loan bearing interest at a rate determined by reference to the Base Rate.

        "Borrower" means the Person identified as such in the preamble hereto, together with any permitted successors and assigns.

        "Borrowing Base" means, (A) as of any day prior to consummation of the Management Opco Merger, the sum of the Borrowing Base Values of each Borrowing Base Property and (B) as of any day on or after consummation of the Management Opco Merger, the sum of the Post Merger Borrowing Base Values of each Borrowing Base Property; provided, however, that in the case of either (A) or (B) above, so long as any First Union Letters of Credit or NationsBank Letters of Credit are outstanding, the Borrowing Base shall be deemed reduced by the aggregate face amount of such First Union Letters of Credit and NationsBank Letters of Credit that remain outstanding except to the extent any amount borrowed hereunder (and not repaid) is used to cash collateralize the Borrower's obligations under the First Union Letters of Credit or the NationsBank Letters of Credit.

        "Borrowing Base Properties" means, collectively, (i) each Existing Property identified on Schedule 5.1(f)(i) that satisfies each of the following conditions and (ii) each New Property of a Credit Party that satisfies each of the following conditions:

                (a) The property shall qualify as Eligible Real Estate.

                (b) The Administrative Agent shall have received a pro forma compliance certificate with respect to the property which includes an annualized calculation of the projected quarterly Consolidated Adjusted EBITDA of such property and the projected quarterly Adjusted Cash Flow with respect to any property that is proposed to be added to the Borrowing Base prior to consummation of the Management Opco Merger, as applicable, of such property in form and substance satisfactory to the Lenders.

                (c) The Administrative Agent shall have received and be satisfied with, in its sole discretion, any lease or sub-lease, as appropriate, entered into by the Borrower (as lessor or sublessor, as applicable) in leasing such property.

                (d) The Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent, a fully executed and notarized Mortgage in favor of the Administrative Agent encumbering the ownership interest of the Borrower in the property, together with such UCC-1 financing statements as the Administrative Agent shall deem appropriate with respect to the property.

                (e) The Administrative Agent shall have received, in form and substance reasonably satisfactory to the Administrative Agent, an opinion of counsel in the state in which the property is located with respect to the enforceability of the form of Mortgage and sufficiency of the form of UCC-1 financing statements to be recorded or filed in such state and such other matters as the Administrative Agent may request, in form and substance reasonably satisfactory to the Administrative Agent.

                (f) The Administrative Agent shall have received, in form and substance reasonably satisfactory to the Administrative Agent, a Mortgage Policy issued by the Title Insurance Company in an amount satisfactory to the Administrative Agent with respect to the property, assuring the Administrative Agent that the applicable Mortgage creates a valid and enforceable first priority mortgage lien on the property, free and clear of all defects and encumbrances except Permitted Liens, which Mortgage Policy shall contain such coverage and endorsements as shall be reasonably satisfactory to the Administrative Agent and for any other matters that the Administrative Agent may request and provide affirmative insurance and such reinsurance as the Administrative Agent may request, all of the foregoing in form and substance reasonably satisfactory to the Administrative Agent.

                (g) The Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent, a map or plat of a survey of the site of the property certified to the Administrative Agent and the Title Insurance Company in a manner satisfactory to them, dated a date satisfactory to the Administrative Agent and the Title Insurance Company by an independent professional licensed land surveyor reasonably satisfactory to the Administrative Agent and the Title Insurance Company, and otherwise in form and substance satisfactory to the Administrative Agent.

                (h) The Administrative Agent shall have received, in form and substance reasonably satisfactory to the Administrative Agent, a current certification from the Borrower's registered engineer land surveyor in a form acceptable to the Administrative Agent as to whether any of the improvements on the property are located within any area designated by the Director of the Federal Emergency Management Agency as a "special flood hazard" area and if any improvements on such parcel are located within a "special flood hazard" area, evidence of a flood insurance policy from a company and in an amount satisfactory to the Administrative Agent for the applicable portion of the premises, naming the Administrative Agent, for the benefit of the Lenders, as mortgagee.

                (i) The Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent, a copy of the management agreement between the owner, lessee or sublessee of the property, as applicable, and the appropriate governmental entity (if applicable).

                (j) The Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent, (i) for the twelve month period preceding the date of such property's admittance as a Borrowing Base Property (or if such property has not been in operation for twelve months, for the period from the date of its opening through the date of its admittance as a Borrowing Base Property) historical operating statements and occupancy reports with respect to such property (and, if available, historical operating statements and occupancy reports with respect to such property for the three year period preceding the date of such property's admittance as a Borrowing Base Property), together with (ii) operating statements and occupancy reports with respect to such property for the first projected year following the property's admittance as a Borrowing Base Property.

                (k) The Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent, an environmental site assessment report for the property dated not more than twelve (12) months prior to the date of the date of the admittance of such property as a Borrowing Base Property.

                (l) With respect to each Real Property owned by the Borrower and leased to Management Opco, the Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent, a subordination of lease agreement from Management Opco with respect to such property.

                (m) With respect to each Real Property which has been in operation for at least five (5) years, the Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent, a current engineering report for the property.

                (n) With respect to each New Property, the Borrower shall, subject to the proviso below, provide the Lenders with each of the items identified in subsections (b) through (m) above and the Aggregate Required Lenders and the Required New Term Loan Lenders shall have approved the admittance of such New Property as a Borrowing Base Property; provided, however, a Lender's failure to notify the Administrative Agent of its objection to the admittance of such New Property as a Borrowing Base Property within fifteen (15) days of such Lender's receipt of notice from the Administrative Agent of its receipt of all of the items identified in subsections (b) through (m) above shall be deemed to constitute such Lender's consent to such New Property's admittance as a Borrowing Base Property. The Administrative Agent agrees to forward to any Lender copies of the items identified in subsections (b) through (m) above upon the request of such Lender.

        Notwithstanding the foregoing, the Credit Parties hereby acknowledge and agree that prior to consummation of the Management Opco Merger (i) any property which fails to maintain an occupancy rate of at least 75% for two consecutive fiscal quarters shall no longer be considered a Borrowing Base Property; provided, however, subject to satisfaction of the conditions set forth in subsections (a) through (n) above, with respect to any New Property that does not achieve at least a 75% occupancy level during the six month period commencing on the date such New Property commences operations, such New Property shall constitute a Borrowing Base Property during such six month period and 75% of such New Property's Borrowing Base Value will be included in the Borrowing Base during such six month period, (ii) the sum of the Borrowing Base Values of the justice facilities of the Borrower shall not constitute more than five percent (5%) of the sum of the Borrowing Base Values of the Borrowing Base Properties and (iii) irrespective of the Borrower's failure to satisfy the occupancy requirement set forth above as to such below-listed New Properties, the Borrowing Base shall include 100% of Borrowing Base Value of (A) the, California City Correctional Facility, located in California City, California and (B) the Florence Correctional Center, located in Florence, Arizona. In the event the aggregate value of the justice facilities of the Borrower included in the Borrowing Base exceeds five percent (5%) of the Borrowing Base, the Borrowing Base will be reduced by an amount equal to such excess.

        "Borrowing Base Value" means, at any date of determination with respect to each Borrowing Base Property, an amount for such Borrowing Base Property equal to the lesser of:

                (a)     45% of the Implied Value of such Borrowing Base
                        Property.

                (b) the amount of indebtedness payments on which could be covered 2 times by the Adjusted Cash Flow of such Borrowing Base Property assuming (i) an interest rate equal to the greater of (A) the Seven Year Treasury Rate plus two percent (2%) per annum and (B) nine percent (9%) per annum and (ii) a principal mortgage amortization of 20 years.

        For purposes of determining the Borrowing Base Value of any Borrowing Base Property which has not been operational for four full fiscal quarters, the Adjusted Cash Flow attributable to such Borrowing Base Property shall be deemed to be the result obtained by annualizing the components of the actual Adjusted Cash Flow attributable to such Borrowing Base Property for the period that such Borrowing Base Property has been operational.

        "Build-to-Suit Capital Expenditures" means capital expenditures necessary to complete "build-to-suit" contracts entered into with the United States Bureau of Prisons or any other federal or state governmental agency (such other federal or state governmental agency to be reasonably satisfactory to the Required Lenders, the Required Tranche C Term Lenders and the Required New Term Loan Lenders).

        "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close, except that, when used in connection with a Eurodollar Loan, such day shall also be a day on which dealings between banks are carried on in U.S. dollar deposits in London, England.

        "C Corporation" has the meaning attributed thereto in the Code.

        "Capitalization Rate" means eleven and one-half percent (11.5%).

        "Capital Lease" means, as applied to any Person, any lease of any Property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

        "Capital Raising Event" means any combination of the following transactions, which together result in Net Cash Proceeds to the Borrower of at least $100,000,000: (i) an offering made by the Borrower to its then-current common shareholders through the distribution of rights to purchase shares of common stock of the Borrower (based on each shareholder's then-current pro rata share of the Borrower's common stock); (ii) an offering by the Borrower of common or preferred stock (other than Disqualified Stock); (iii) an issuance of Subordinated PIK Debt (provided that, anything else in this Agreement to the contrary notwithstanding (including, without limitation, Sections 3.3(b)(ii) and 8.18), the Net Cash Proceeds of any issuance of Subordinated PIK debt shall be immediately applied to repay the Loans in the order and in accordance with the procedures set forth in Section 3.3(b)(iii)); or (iv) certain sales of assets of the Borrower including, without limitation, the Headquarters Sale-Leaseback, but excluding the Agecroft Securitization, in each case in form and substance satisfactory to the Administrative Agent (provided that, anything else in this Agreement to the contrary notwithstanding (including, without limitation, Sections 3.3(b)(ii), 7.22 and 8.18), the Net Cash Proceeds of any such asset sales shall be immediately applied to repay the Loans in the order and in accordance with the procedures set forth in Section 3.3(b)(iii)); provided that, in the case of each of (i) - (iv) above, (x) each such transaction shall be consummated in accordance with all applicable federal and state laws, and (y) the proceeds of each such transaction shall be applied in accordance with the terms and conditions of this Agreement (including, without limitation, as set forth above in this definition.

        "Capital Stock" means (i) in the case of a corporation, capital stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (iii) in the case of a partnership, partnership interests (whether general or limited), (iv) in the case of a limited liability company, membership interests and (v) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

        "Cash Collateral Account" shall have the meaning assigned to such term in Section 3.3(b).

        "Cash Equivalents" means (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (b) U.S. dollar denominated time deposits and certificates of deposit of (i) any Lender, (ii) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (iii) any Revolving Lender or any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank being an "Approved Bank"), in each case with maturities of not more than 270 days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody's and maturing within six months of the date of acquisition, (d) repurchase agreements entered into by any Person with a bank or trust company (including any of the Lenders) or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States of America in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations and (e) Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by reputable financial institutions having capital of at least $500,000,000 and the portfolios of which are limited to Investments of the character described in the foregoing subdivisions (a) through (d).

        "CCA" means the entity formerly known as Corrections Corporation of America (but not CCA of Tennessee), a Tennessee corporation, which was merged with and into the Borrower on December 31, 1998, pursuant to the Merger Agreement.

        "CCA of Tennessee" means CCA of Tennessee, Inc. (formerly known as Corrections Corporation of America (but not CCA)), a Tennessee corporation.

        "CCA of Tennessee Credit Agreement" means that certain Loan and Security Agreement, dated as of September 15, 2000, by and among, CCA of Tennessee, as borrower, certain subsidiaries of CCA of Tennessee party thereto from time to time as guarantors, the financial institutions signatories thereto and LCPI, as agent.

        "Change of Control" means the occurrence of any of the following events:
(i) any Person or two or more Persons acting in concert shall have acquired "beneficial ownership," directly or indirectly, of, or shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of, control over, Voting Stock of the Borrower (or other securities convertible into such Voting Stock) representing 9% or more of the combined voting power of all Voting Stock of the Borrower, (ii) during any period of up to 24 consecutive months (such period commencing at any time on or after the Original Closing Date), individuals who at the beginning of such 24 month period were directors of the Borrower (together with any new director whose election by the Borrower's Board of Directors or whose nomination for election by the Borrower's shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors of the Borrower then in office, (iii) there shall have occurred under any indenture or other instrument evidencing any Indebtedness in excess of $1,000,000 any "change of control" (as defined in such indenture or other evidence of Indebtedness) obligating a Credit Party to repurchase, redeem or repay (or offer to repurchase, redeem or repay) all or part of the Indebtedness or capital stock provided for therein or (iv) subject to Section 9.1(q), any of the Chairman of the Board of Directors, Chief Executive Officer or President of the Borrower as of the Second Restatement Effective Date ceases to continue to hold such office or continue with management responsibilities substantially similar to those existing on the Second Restatement Effective Date and a replacement for such Person reasonably satisfactory to the Aggregate Required Lenders and the Required New Term Loan Lenders and possessing substantially similar qualifications and reputation to the Person being replaced is not employed by the Borrower within ninety (90) days after such first Person ceases to hold such office or continue to have such management responsibilities. As used herein, "beneficial ownership" shall have the meaning provided in Rule 13d-3 of the Securities and Exchange Commission under the Securities Act of 1934.

        "Closing Date" means the Original Closing Date.

        "Co-Agent" shall, on and after the Second Restatement Effective Date, have no meaning under this Credit Agreement or under any other Credit Document.

        "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute thereto, as interpreted by the rules and regulations issued thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed also to refer to any successor sections.

        "Collateral" means a collective reference to the collateral which is identified in, and at any time will be covered by, the Collateral Documents.

        "Collateral Documents" means a collective reference to the Security Agreement, the Pledge Agreement, the Mortgages and such other documents executed and delivered in connection with the attachment and perfection of the Administrative Agent's security interests and liens arising thereunder, including, without limitation, UCC financing statements and patent and trademark filings.

        "Commitment" means the Revolving Commitment, the Swingline Commitment, the LOC Commitment, the Term Loan Commitment, the Tranche C Term Loan Commitment and the New Term Loan Commitment.

        "Consolidated Adjusted EBITDA" means, for any period, the amount equal to the sum of (a) Consolidated Net Income for such period, plus (b) an amount which, in the determination of Consolidated Net Income for such period, has been deducted for (i) Consolidated Interest Expense, (ii) total federal, state, local and foreign income, value added and similar taxes (including the write-off of deferred taxes) and (iii) depreciation and amortization expense, all as determined in accordance with GAAP less (c) actual management fees paid by the Consolidated Parties during such period less (d) Consolidated Capital Expenditures for such period with respect to Real Properties in operation less
(e) an amount which, in the determination of Consolidated Net Income for such period, is attributable to rent payments earned under the Lease Agreements but not yet paid in cash, all as determined in accordance with GAAP. For purposes of calculating the Leverage Ratio, with respect to any Real Property which has not been operational for an entire twelve month period, Consolidated Adjusted EBITDA attributable to such Real Property shall be deemed to be the result obtained by annualizing the components of the actual Consolidated Adjusted EBITDA attributable to such Real Property.

        "Consolidated Capital Expenditures" means, for any period, all capital expenditures of the Consolidated Parties for the maintenance, repair and upkeep of existing properties, determined on a consolidated basis for such period in accordance with GAAP.

        "Consolidated Current Assets" means at any date, all amounts (other than cash and Cash Equivalents) which would, in conformity with GAAP, be set forth under the caption "total current assets" (or any like caption) on a consolidated balance sheet of the Consolidated Parties at such date.

        "Consolidated Current Liabilities" means at any date, all amounts that would, in conformity with GAAP, be set forth under the caption "total current liabilities" (or any like caption) on a consolidated balance sheet of the Consolidated Parties at such date, but excluding the current portion of any Funded Debt of the Consolidated Parties.

        "Consolidated Interest Expense" means, for any period, interest expense (including without limitation any fees payable in respect of any Hedging Agreement), the interest component under Capital Leases, the implied interest component under Synthetic Leases and dividends paid on preferred stock) of the Consolidated Parties on a consolidated basis for such period, as determined in accordance with GAAP.

        "Consolidated Net Income" means, for any period, net income (excluding extraordinary items) after taxes for such period of the Consolidated Parties on a consolidated basis, as determined in accordance with GAAP.

        "Consolidated Net Worth" means, as of any date, shareholders' equity or net worth of the Consolidated Parties minus the sum of all rent payments that have been earned under the Lease Agreements but not paid in cash as a result of an agreement to defer the payment of such rent until a later date.

        "Consolidated Parties" means a collective reference to the Borrower and its Restricted Subsidiaries, and "Consolidated Party" means any one of them. For purposes of this Credit

Agreement, any Special Affiliates of the Borrower shall not be considered a Consolidated Party, notwithstanding the treatment of such Special Affiliates under GAAP (including without limitation any requirement that such Special Affiliates be accounted for as a Subsidiary for purposes of consolidated financial statements under GAAP).

        "Consolidated Working Capital" means at any date, the excess of Consolidated Current Assets on such date over Consolidated Current Liabilities on such date.

        "Credit Documents" means a collective reference to this Credit Agreement, the Notes, the LOC Documents, each Joinder Agreement, any related commitment letters, the Collateral Documents and all other related agreements and documents issued or delivered hereunder or thereunder or pursuant hereto or thereto (in each case as the same may be amended, modified, restated, supplemented, extended, renewed or replaced from time to time), and "Credit Document" means any one of them.

        "Credit Parties" means a collective reference to the Borrower and the Guarantors, and "Credit Party" means any one of them.

        "Credit Party Obligations" means, without duplication, (i) all of the obligations of the Credit Parties to the Lenders (including any Issuing Lender), the Administrative Agent, the Documentation Agent, the Syndication Agent, the Co-Agent and the Lead Arranger whenever arising, under this Credit Agreement, the Notes, the Collateral Documents or any of the other Credit Documents (including, but not limited to, any interest accruing after the occurrence of a Bankruptcy Event with respect to any Credit Party, regardless of whether such interest is an allowed claim under the Bankruptcy Code) and (ii) all liabilities and obligations, whenever arising, owing from any Credit Party to any Lender, or any Affiliate of a Lender, arising under any Hedging Agreement.

        "Debt Service Coverage Ratio" means, as of the end of each fiscal quarter of the Consolidated Parties for the fiscal quarter ending on such date, the ratio of (a) the sum of the Adjusted Cash Flow for each of the Borrowing Base Properties for the applicable period, minus (in respect of any fiscal quarter ended after June 30, 1999) any Tenant Incentive Fees incurred or paid by the Borrower during such period, to (b) Implied Debt Service for the applicable period. The Adjusted Cash Flow for any fiscal quarter for any Borrowing Base Property that has been operational for less than the entire fiscal quarter shall be determined by giving pro forma effect to the components of Adjusted Cash Flow as if such Borrowing Base Property had been operational from the first day of such fiscal quarter.

        "Default" means any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

        "Defaulting Lender" means, at any time, any Lender that (a) has failed to make a Loan or purchase a Participation Interest required pursuant to the terms of this Credit Agreement within one Business Day of when due, (b) other than as set forth in (a) above, has failed to pay to the Administrative Agent or any Lender an amount owed by such Lender pursuant to the terms of this Credit Agreement within one Business Day of when due, unless such amount is subject to a good faith dispute or (c) has been deemed insolvent or has become subject to a bankruptcy or insolvency proceeding or with respect to which (or with respect to any of assets of which) a receiver, trustee or similar official has been appointed.

        "Disqualified Stock" means any Capital Stock of any Credit Party that any Credit Party is or, upon the passage of time or the occurrence of any event (in each case prior to December 31, 2006), may become obligated to redeem, purchase, retire, defease or otherwise make any payment in respect of, in consideration other than Capital Stock (other than Disqualified Stock).

        "Documentation Agent" shall have the meaning assigned to such term in the preamble hereto, together with any successors and assigns.

        "Dollars" and "$" means dollars in lawful currency of the United States of America.

        "Domestic Subsidiary" means, with respect to any Person, any Subsidiary of such Person which is incorporated or organized under the laws of any State of the United States or the District of Columbia.

        "Duff & Phelps" means Duff & Phelps Credit Rating Co., or any successor or assignee of the business of such entity in the business of rating securities.

        "EBITDA Reduction Amount" means, with respect to any Asset Disposition, the amount of Post Merger EBITDA attributable to the assets sold in such Asset Disposition in the fiscal quarter immediately preceding such Asset Disposition, in accordance with GAAP.

        "Eligible Assignee" means (i) a Lender; (ii) an Affiliate of a Lender; and (iii) any other Person approved by the Administrative Agent (such approval not to be unreasonably withheld or delayed) and, unless an Event of Default has occurred and is continuing at the time any assignment is effected in accordance with Section 11.3, the Borrower (such approval not to be unreasonably withheld or delayed by the Borrower and such approval to be deemed given by the Borrower if no objection is received by the assigning Lender and the Administrative Agent from the Borrower within two Business Days after notice of such proposed assignment has been provided by the assigning Lender to the Borrower); provided, however, that the approval of the Administrative Agent and the Borrower with respect to any proposed Eligible Assignee of a Term Loan, Tranche C Term Loan or New Term Loan is not required and provided, further, that neither the Borrower nor an Affiliate of the Borrower shall qualify as an Eligible Assignee.

        "Eligible Real Estate" means, as of any date of determination, any correctional, justice or detention property that satisfies the following criteria: (a) except as provided in clause (c) below, the property must be located in the United States or a United States territory, (b) except as provided in clause (c) below, the property must be wholly owned by the Borrower in fee or consist of a leasehold property of the Borrower pursuant to a lease acceptable to the Required Lenders, the Required Tranche C Term Lenders and the Required New Term Loan Lenders) in their reasonable discretion, (c) with respect to any New Property, (i) if the property is not wholly owned by the Borrower, it must be located in the United States or a United States territory or (ii) if the property is not located in the United States or a United States territory, it must be wholly owned by the Borrower; provided that the value of all such properties included in this clause (c) may not exceed five percent (5%) of Total Value, (d) the property must be unencumbered other than any lien securing the Credit Party Obligations, (e) the property must be free of structural and title defects and have passed a structural inspection conducted by an architect or engineer engaged by the Administrative Agent or the Borrower shall have provided to the Lenders other written evidence of structural integrity with respect to the property reasonably acceptable in form and substance to the Required Lenders, the Required Tranche C Term Lenders and the Required New Term Loan Lenders, (f) the Lenders must have received an environmental site assessment report for the property in form and substance reasonably satisfactory to the Required Lenders, the Required Tranche C Term Lenders and the Required New Term Loan Lenders dated not more than twelve (12) months prior to the acquisition of such property by the Borrower, (g) the property must be fully operating and generating revenue, (h) any lessee leasing the property from the Borrower must be in compliance with all material terms of the facility management agreement between such lessee and the appropriate governmental entity, (i) the Borrower must have leased the property to a lessee or sublessee (where applicable) reasonably acceptable to the Required Lenders, the Required Tranche C Term Lenders and the Required New Term Loan Lenders pursuant to the terms and conditions of a lease agreement reasonably acceptable in form and substance to the Required Lenders, the Required Tranche C Lenders and the Required New Term Loan Lenders and (j) the Borrower and lessee or sublessee (where applicable) of the property must be in compliance with all material terms and conditions contained in the lease or sublease (where applicable) agreement between the Borrower and such lessee or sublessee (where applicable). For purposes of this definition, the parties hereby agree that a Lender's failure to notify the Administrative Agent of its objection to any of the items identified in this definition within fifteen (15) days of notice from the Administrative Agent of its receipt of all items identified in clauses (e), (f) and (i) of this definition shall be deemed to constitute such Lender's approval of such items. The Administrative Agent agrees to forward to any Lender copies of the items identified in clauses (e), (f) and (i) upon the request of such Lender.

        "Environmental Laws" means any and all lawful and applicable Federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

        "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

        "Equity Issuance" means any issuance by any Consolidated Party to any Person which is not a Credit Party of (a) shares of its Capital Stock, (b) any shares of its Capital Stock pursuant to the exercise of options or warrants or
(c) any shares of its Capital Stock pursuant to the conversion of any debt securities to equity.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto, as interpreted by the rules and regulations thereunder, all as the same may be in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

        "ERISA Affiliate" means an entity which is under common control with any Consolidated Party within the meaning of Section 4001(a)(14) of ERISA, or is a member of a group which includes any Consolidated Party and which is treated as a single employer under Sections 414(b) or (c) of the Code.

        "ERISA Event" means (i) with respect to any Plan, the occurrence of a Reportable Event or the substantial cessation of operations (within the meaning of Section 4062(e) of ERISA); (ii) the withdrawal by any Consolidated Party or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a substantial employer (as such term is defined in Section 4001(a)(2) of ERISA), or the termination of a Multiple Employer Plan; (iii) the distribution of a notice of intent to terminate or the actual termination of a Plan pursuant to Section 4041(a)(2) or 4041A of ERISA; (iv) the institution of proceedings to terminate or the actual termination of a Plan by the PBGC under Section 4042 of ERISA; (v) any event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (vi) the complete or partial withdrawal of any Consolidated Party or any ERISA Affiliate from a Multiemployer Plan; (vii) the conditions for imposition of a lien under Section 302(f) of ERISA exist with respect to any Plan; or (viii) the adoption of an amendment to any Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA.

        "Eurodollar Loan" means any Loan that bears interest at a rate based upon the Eurodollar Rate.

        "Eurodollar Rate" means, for any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Administrative Agent to be equal to the quotient obtained by dividing (a) the Interbank Offered Rate for such Eurodollar Loan for such Interest Period by (b) 1 minus the Eurodollar Reserve Requirement for such Eurodollar Loan for such Interest Period.

        "Eurodollar Reserve Requirement" means, at any time, the maximum rate at which reserves (including, without limitation, any marginal, special, supplemental, or emergency reserves) are required to be maintained under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) by member banks of the Federal Reserve System against "Eurodollar liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Eurodollar Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which the Adjusted Eurodollar Rate is to be determined, or (ii) any category of extensions of credit or other assets which include Eurodollar Loans. The Adjusted Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Requirement.

        "Event of Default" shall have the meaning assigned to such term in
Section 9.1.

        "Excess Cash Flow" means for either of (x) the first and second fiscal quarters of any fiscal year of the Consolidated Parties or (y) the third and fourth fiscal quarters of any fiscal year of the Consolidated Parties, the excess, if any, of Post Merger EBITDA for such two fiscal quarters plus any decrease in Consolidated Working Capital during such two fiscal quarters, minus
(i) the aggregate amount of cash actually paid by the Consolidated Parties during such two fiscal quarters on account of capital expenditures, (ii) the aggregate amount of cash actually paid by the Consolidated Parties during such two fiscal quarters on account of taxes, (iii) any increase in Consolidated Working Capital during such two fiscal quarters, (iv) any regularly-scheduled amortization of the Term Loans, the Tranche C Term Loans and the New Term Loans during such two fiscal quarters, (v) Consolidated Interest Expense for such two fiscal quarters, and (vi) any repayment of Indebtedness during such two fiscal quarters (other than any repayment of current Indebtedness and any mandatory repayment of Term Loans, Tranche C Term Loans and New Term Loans during such two fiscal quarters).

        "Excluded CCA of Tennessee Accounts" shall have the meaning assigned to such term in Section 7.23.

        "Excluded Credit Party Accounts" shall have the meaning assigned to such term in Section 7.23.

        "Executive Officer" of any Person means any of the chief executive officer, chief operating officer, president, vice president, chief financial officer or treasurer of such Person.

        "Existing Properties" shall have the meaning assigned to such term in
Section 5.1(f)(i).

        "Fees" means all fees payable pursuant to Section 3.5.

        "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Administrative Agent (in its individual capacity) on such day on such transactions as determined by the Administrative Agent.

        "First Amended and Restated Credit Agreement" shall have the meaning assigned to such term in the preamble hereto.

        "First Amendment and Restatement Subsidiary Guarantors" has the meaning assigned to such term in the preamble hereto.

        "First Union Letters of Credit" has the meaning assigned to such term in clause (ix) of the definition of "Permitted Liens."

        "Fitch" means Fitch Investors Service, or any successor or assignee of the business of such entity in the business of rating securities.

        "Fixed Charge Coverage Ratio" means, as of the end of each fiscal quarter of the Consolidated Parties, for the twelve month period ending on such date, the ratio of (i) Post Merger EBITDA for such period minus capital expenditures made during such period to (ii) cash interest expense for such period plus cash taxes actually paid during such period plus cash dividends actually paid during such period on the Borrower's preferred stock plus any regularly-scheduled amortization of the Term Loans, the Tranche C Term Loans and New Term Loans during such period.

        "Foreign Subsidiary" means, with respect to any Person, any Subsidiary of such Person other than a Domestic Subsidiary; provided, however, that a Foreign Subsidiary that is treated as a pass-through entity for United States federal income tax purposes shall be deemed a Domestic

Subsidiary for purposes of this Credit Agreement and the other Credit Documents while so treated.

        "Funded Debt" means, as to any Person, all Indebtedness of such Person of the types described in clauses (a) through (d) and (m) and (n) of the definition of "Indebtedness" in this Section 1.1.

        "GAAP" means generally accepted accounting principles in the United States applied on a consistent basis and subject to the terms of Section 1.3.

        "Governmental Authority" means any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

        "Gross Lease Revenue" shall have the meaning given to such term in the definition of Adjusted Cash Flow.

        "Guarantors" means a collective reference to each of the Subsidiary Guarantors, together with their successors and permitted assigns, and "Guarantor" means any one of them.

        "Guaranty Obligations" means, with respect to any Person, without duplication, any obligations of such Person (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any Indebtedness of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (i) to purchase any such Indebtedness or any Property constituting security therefor, (ii) to advance or provide funds or other support for the payment or purchase of any such Indebtedness or to maintain working capital, solvency or other balance sheet condition of such other Person (including without limitation keep well agreements, maintenance agreements, comfort letters or similar agreements or arrangements) for the benefit of any holder of Indebtedness of such other Person, (iii) to lease or purchase Property, securities or services primarily for the purpose of assuring the holder of such Indebtedness, or (iv) to otherwise assure or hold harmless the holder of such Indebtedness against loss in respect thereof. The amount of any Guaranty Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount of the Indebtedness in respect of which such Guaranty Obligation is made.

        "Headquarters Sale-Leaseback" means the sale by the Borrower of the Borrower's headquarters building in Nashville, Tennessee, which results in Net Cash Proceeds to the Borrower of at least $12,000,000, and the subsequent leasing of such headquarters by the Borrower from the purchaser thereof, all on terms and conditions reasonably satisfactory to the Required Lenders, the Required Tranche C Term Lenders and the Required New Term Loan Lenders.

        "Hedging Agreements" means any interest rate protection agreement or foreign currency exchange agreement between the Borrower and any Lender, or any Affiliate of a Lender.

        "Implied Debt Service" means, the scheduled debt payments that would have been due on the average outstanding loan balance under this Credit Agreement for the prior fiscal quarter assuming a principal mortgage amortization of 20 years and assuming an interest rate equal to the greater of
(i) nine percent (9%) per annum and (b) the Seven Year Treasury Rate plus two percent (2.0%) per annum.

        "Implied Value" means, with respect to any Real Property on any date, an amount equal to the Adjusted Cash Flow of such Real Property for the four full fiscal quarters most recently ended on or prior to such date, divided by the Capitalization Rate. For purposes of determining the Implied Value of any Real Property which has not been operational for four full fiscal quarters, the Adjusted Cash Flow attributable to such Real Property shall be deemed to be the result obtained by annualizing the components of the actual Adjusted Cash Flow attributable to such Real Property for the period that such Real Property has been operational.

        "Indebtedness" means, with respect to any Person, without duplication,
(a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (c) all obligations of such Person under conditional sale or other title retention agreements relating to Property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations of such Person issued or assumed as the deferred purchase price of Property or services purchased by such Person (other than trade debt incurred in the ordinary course of business and due within six months of the incurrence thereof) which would appear as liabilities on a balance sheet of such Person, (e) all obligations of such Person under take-or-pay or similar arrangements or under commodities agreements, (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, Property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all Guaranty Obligations of such Person, (h) the principal portion of all obligations of such Person under Capital Leases, (i) all obligations of such Person under Hedging Agreements and similar arrangements whether or not permitted under this Credit Agreement and whether or not any Lender or any Affiliate of any Lender is a party thereto, (j) all obligations of such Person to repurchase any securities which repurchase obligation is related to the issuance thereof, (k) the undrawn face amount of all standby letters of credit issued, trade letters of credit issued or bankers' acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (l) all preferred Capital Stock issued by such Person and required by the terms thereof to be redeemed, or for which mandatory sinking fund payments are due, by a fixed date occurring less than twelve (12) years after the Restatement Effective Date, (m) all other obligations of such person under any arrangement or financing structure classified as debt (for tax purposes) by any nationally recognized rating agency, (n) the principal portion of all obligations of such Person under Synthetic Leases and (o) the Indebtedness of any partnership in which such Person is a general partner, and the Indebtedness of any unincorporated joint venture in which such Person is a joint venturer, to the extent that such Person would, either pursuant to contract or by operation of law, be liable for such Indebtedness.

        "Intellectual Property" shall have the meaning assigned to such term in
Section 6.17.

        "Interbank Offered Rate" means, for any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "Interbank Offered Rate" shall mean, for any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%).

        "Interest Coverage Ratio" means, as of the end of each fiscal quarter of the Consolidated Parties for the twelve month period ending on such date, the ratio of Consolidated Adjusted EBITDA for such period to Consolidated Interest Expense for such period. Notwithstanding the foregoing, for purposes of calculating the Interest Coverage Ratio as of the end of any fiscal quarter ending within twelve months of the Original Closing Date, Interest Coverage Ratio shall mean, the ratio of Consolidated Adjusted EBITDA for the period from the Original Closing Date through such applicable fiscal quarter end to Consolidated Interest Expense for the period from the Original Closing Date through such applicable fiscal quarter end.

        "Interest Payment Date" means (a) as to Base Rate Loans, the last day of each calendar month, the date of repayment of principal of such Loan and the Revolving Loan Maturity Date, Term Loan Maturity Date, Tranche C Term Loan Maturity Date or New Term Loan Maturity Date, as applicable, and (b) as to Eurodollar Loans, the last day of each applicable Interest Period, the date of repayment of principal of such Loan and the Revolving Loan Maturity Date, Term Loan Maturity Date, Tranche C Term Loan Maturity Date or New Term Loan Maturity Date, as applicable, and in addition where the applicable Interest Period for a Eurodollar Loan is greater than three months, then also the date three months from the beginning of the Interest Period and each three months thereafter.

        "Interest Period" means, as to Eurodollar Loans, a period of one, two, three or six months' duration, as the Borrower may elect, commencing, in each case, on the date of the borrowing (including continuations and conversions thereof); provided, however, (a) if any Interest Period would end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day (except that where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business
Day), (b) no Interest Period shall extend beyond the Revolving Loan Maturity Date, Term Loan Maturity Date, Tranche C Term Loan Maturity Date or New Term Loan Maturity Date, as applicable, (c) with regard to the Term Loans, no Interest Period shall extend beyond any Principal Amortization Payment Date unless the portion of the Term Loans comprised of Base Rate Loans together with the portion of the Term Loans comprised of Eurodollar Loans with Interest Periods expiring on or prior to such Principal Amortization Payment Date is at least equal to the amount of such Principal Amortization Payment due on such date, (d) with regard to the Tranche C Term Loans, no Interest Period shall extend beyond any Principal Amortization Payment Date unless the portion of the Tranche C Term Loans comprised of Base Rate Loans together with the portion of Tranche C Term Loans comprised of Eurodollar Loans with Interest Periods expiring on or prior to such Principal Amortization Payment Date is at least equal to the amount of such Principal Amortization Payment due on such date, (d) with regard to the New Term Loans, no Interest Period shall extend beyond any Principal Amortization Payment Date unless the portion of the New Term Loans comprised of Base Rate Loans together with the portion of New Term Loans comprised of Eurodollar Loans with Interest Periods expiring on or prior to such Principal Amortization Payment Date is at least equal to the amount of such Principal Amortization Payment due on such date and (e) where an Interest Period begins on a day for which there is no numerically corresponding day in the calendar month in which the Interest Period is to end, such Interest Period shall end on the last Business Day of such calendar month.

        "Investment" means (a) the acquisition (whether for cash, property, services, assumption of Indebtedness, securities or otherwise) of assets, Capital Stock, bonds, notes, debentures, partnership, joint ventures or other ownership interests or other securities of any Person or (b) any deposit with, or advance, loan or other extension of credit to, any Person (other than deposits made in connection with the purchase of equipment or other assets in the ordinary course of business) or (c) any other capital contribution to or investment in any Person, including, without limitation, any Guaranty Obligations (including any support for a letter of credit issued on behalf of such Person) incurred for the benefit of such Person.

        "Issuing Lender" means any Revolving Lender selected by the Borrower with the consent of such Revolving Lender and with the approval of the Administrative Agent (such approval not to be unreasonably withheld).

        "Issuing Lender Fees" shall have the meaning assigned to such term in
Section 3.5(c)(iii).

        "Joinder Agreement" means a Joinder Agreement substantially in the form of Exhibit 7.12 hereto, executed and delivered by an Additional Credit Party in accordance with the provisions of Section 7.12.

        "LTM Post Merger EBITDA" shall have the meaning assigned to such term in
Section 7.11(i).

        "Lead Arranger" shall have the meaning assigned to such term in the preamble hereto, together with any successors and assigns.

        "Lease Agreement" shall have the meaning assigned to such term in
Section 9.1(l).

        "Lender" means any of the Persons identified as a "Lender" on Schedule 2.1(a) hereto, and any Person which may become a Lender by way of assignment in accordance with the terms hereof, together with their successors and permitted assigns.

        "Letter of Credit" means any letter of credit issued by an Issuing Lender for the account of the Borrower in accordance with the terms of Section 2.2.

        "Leverage Ratio" means, with respect to the Consolidated Parties on a consolidated basis as of the last day of any fiscal quarter, the ratio of (a) Total Indebtedness on the last day of such fiscal quarter to (b) Consolidated Adjusted EBITDA for the twelve month period ending on the last day of such fiscal quarter; provided, however, for purposes of calculating the Leverage Ratio as of the end of any fiscal quarter ending within twelve months of the Original Closing Date, Consolidated Adjusted EBITDA for the applicable period shall be deemed to be the result obtained by annualizing the components of Consolidated Adjusted EBITDA for the period commencing on the Original Closing Date and ending as of the end of such fiscal quarter.

        "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance, lien (statutory or otherwise), preference, priority or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the Uniform

Commercial Code as adopted and in effect in the relevant jurisdiction or other similar recording or notice statute, and any lease in the nature thereof).

        "Litigation Settlement Debt" means the issuance by the Borrower of eight percent (8%) zero coupon subordinate promissory notes in an aggregate principal amount not to exceed twenty-nine million dollars ($29,000,000) in settlement of claims pending against the Borrower as contemplated by that certain Amended Stipulation of Settlement, dated as of January 7, 2001, among legal counsel for the Borrower and various attorneys party thereto as legal counsel for the plaintiffs in such claims; provided that such Litigation Settlement Debt (i) shall be subordinate to the prior payment in full in cash of the Credit Party Obligations and all other Indebtedness of the Borrower in accordance with the Litigation Settlement Debt Subordination Provisions and otherwise in a manner reasonably satisfactory to the Administrative Agent; (ii) shall have a maturity date not earlier than January 2, 2009; (iii) shall be fully extinguished if, at any time prior to January 2, 2009, the trading price of the Borrower's publicly traded common stock is greater than $16.30 for any consecutive period of fifteen
(15) trading days following the issuance of the Litigation Settlement Debt; (iv) on January 2, 2009, if such Litigation Settlement Debt has not been extinguished pursuant to (iii) above, shall be reduced by an amount equal to the Stock Price Premium upon the maturity of the Litigation Settlement Debt; and (v) shall otherwise be satisfactory to the Administrative Agent.

        "Litigation Settlement Debt Subordination Provisions" means (i) no covenants or other affirmative or negative obligations (other than the promise to pay when due); (ii) no defaults or events of default except failure to pay when due; (iii) no right to payment of principal or interest so long as any Credit Party Obligations have not been paid in full in cash; (iv) no acceleration, collection or other rights or remedies upon a default or event of default so long as any Credit Party Obligations have not been paid in full in cash; (v) no right or ability to amend or modify the Litigation Settlement Debt without the consent of the Administrative Agent, which consent may be granted or withheld in the Administrative Agent's sole and absolute discretion; (vi) no right or ability to object or consent to any amendments, modifications, or other changes to, or refinancings or waivers of the Credit Party Obligations or any of the Credit Documents, or the exercise or non-exercise of any rights or remedies by any of the Secured Parties; (vii) no right or ability to challenge the Secured Parties' claims or liens or the Litigation Settlement Debt Subordination Provisions; (viii) the right of the Administrative Agent, as attorney-in-fact for the holders of the Litigation Settlement Debt, to take any actions in the name of such holders to effectuate the provisions and intent of the Litigation Settlement Debt Subordination Provisions; (ix) the continued applicability and enforceability of all of the Litigation Settlement Debt Subordination Provisions subsequent to the occurrence of a Bankruptcy Event with respect to the Borrower;
(x) the right of the Secured Parties to vote the claims of the holders of the Litigation Settlement Debt in any proceeding arising out of or relating to a Bankruptcy Event of any Credit Party with respect to any matter to be voted upon, including, without limitation, acceptance or rejection of a plan of reorganization or election of a trustee; (xi) in connection with any Bankruptcy Event with respect to the Borrower, assignment to the Secured Parties of the right to file a proof of claim on behalf of the holders of the Litigation Settlement Debt and agreement not to file a competing claim; (xii) agreement by the holders of the Litigation Settlement Debt to hold in trust for the Secured Parties and immediately to remit to the Administrative Agent any payment received by them from the Borrower in violation of the Litigation Settlement Debt Subordination Provisions; (xiii) agreement by the holders of the Litigation Settlement Debt that, if there occurs a Bankruptcy Event with respect to the Borrower, such holders will not (A) object to any plan of reorganization or disclosure statement that is supported by the Secured Parties, (B) propose or support any plan of reorganization not supported by the Secured Parties, (C) seek any dismissal of a bankruptcy case or conversion of the case to a case under a different chapter of the Bankruptcy Code other than in a manner expressly consented to by the Secured Parties, (D) seek the appointment of a trustee or examiner, (E) serve on any official committee of creditors appointed in any proceeding relating to such Bankruptcy Event, or (F) file any motion, pleading or other document or appear in any capacity in a bankruptcy case without the consent of the Secured Parties; and (xiv) other subordination provisions (both pre-bankruptcy and post-bankruptcy) required by the Administrative Agent.

        "Loan" or "Loans" means the Revolving Loans, the Term Loans, the Tranche C Term Loans and/or the New Term Loans (or a portion of any Revolving Loan, Term Loan, Tranche C Term Loan or New Term Loan bearing interest at the Adjusted Base Rate or the Adjusted Eurodollar Rate) and/or any Swingline Loans individually or collectively, as appropriate.

        "LOC Commitment" means the commitment of the Issuing Lenders to issue Letters of Credit, and to honor payment obligations under, Letters of Credit hereunder in an aggregate face amount at any time outstanding (together with the amounts of any unreimbursed drawings thereon) of up to the LOC Committed Amount and with respect to each Revolving Lender, the commitment of each Revolving Lender to purchase participation interests in the Letters of Credit.

        "LOC Committed Amount" shall have the meaning assigned to such term in
Section 2.2.

        "LOC Documents" means, with respect to any Letter of Credit, such Letter of Credit, any amendments thereto, any documents delivered in connection therewith, any application therefor, and any agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (i) the rights and obligations of the parties concerned or at risk or (ii) any collateral security for such obligations.

        "LOC Obligations" means, at any time, the sum of (i) the maximum amount which is, or at any time thereafter may become, available to be drawn under Letters of Credit then outstanding, assuming compliance with all requirements for drawings referred to in such Letters of Credit plus (ii) the aggregate amount of all drawings under Letters of Credit honored by an Issuing Lender but not theretofore reimbursed by the Borrower.

        "LTM EBITDA Reduction Amount" means, with respect to any Asset Disposition, the amount of Post Merger EBITDA attributable to the assets sold in such Asset Disposition in the four full fiscal quarters immediately preceding such Asset Disposition, in accordance with GAAP.

        "Management Opco" means Corrections Corporation of America (formerly Correctional Management Services Corporation (and not CCA)), a Tennessee corporation that was merged with and into CCA of Tennessee pursuant to the Management Opco Merger.

        "Management Opco Merger" means the merger of Management Opco with and into CCA of Tennessee, with CCA of Tennessee as the surviving entity, on October 1, 2000.

        "Management Opco Merger Date" means October 1, 2000.

        "Master Lease" means that certain Master Agreement to Lease dated December 31, 2000 between the Borrower and CCA of Tennessee, as amended or modified from time to time as provided herein.

        "Material Adverse Effect" means a material adverse effect on (i) the condition (financial or otherwise), operations, business, assets or liabilities of the Consolidated Parties taken as a whole or (ii) the rights and remedies of the Administrative Agent or the other Secured Parties under the Credit Documents, provided that, for purposes of Sections 5.2(e) and 6.2 only, any failure to consummate the Pacific Life Investment shall not, in and of itself, be deemed to constitute a Material Adverse Effect (it being understood that this proviso shall not apply to any circumstances affecting any of the Consolidated Parties that may have given rise to such failure).

        "Materials of Environmental Concern" means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Laws, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

        "MDP" means MDP Ventures IV, LLC, together with any other or successor holder of the notes issued under the MDP Note Purchase Agreement.

        "MDP Note Purchase Agreement" means that certain note purchase agreement, dated as of December 31, 1998, as amended on June 30, 2000, between the Borrower and MDP, relating to the Borrower's 10.0% convertible subordinated notes due December 31, 2008.

        "Merger" means, collectively, those certain mergers of each of CCA and PZN with and into the Borrower pursuant to the terms and conditions of the Merger Agreement, which were consummated on December 31, 1998, and January 1, 1999, respectively.

        "Merger Agreement" means that certain Amended and Restated Agreement and Plan of Merger among the Borrower, PZN and CCA dated September 29, 1998.

        "Moody's" means Moody's Investors Service, Inc., or any successor or assignee of the business of such company in the business of rating securities.

        "Mortgage" shall have the meaning given to such term in Section 5.1(f).

        "Mortgage Policy" shall have the meaning given to such term in Section 5.1(f).

        "Multiemployer Plan" means a Plan which is a multiemployer plan as defined in Sections 3(37) or 4001(a)(3) of ERISA.

        "Multiple Employer Plan" means a Plan which any Consolidated Party or any ERISA Affiliate and at least one employer other than the Consolidated Parties or any ERISA Affiliate are contributing sponsors.

        "NationsBank" means NationsBank, N.A. (now known as Bank of America, N.A.), and its successors.

        "NationsBank Letters of Credit" has the meaning assigned to such term in clause (ix) of the definition of "Permitted Liens."

        "Net Cash Proceeds" means (i) the aggregate cash proceeds received by the Consolidated Parties in respect of any incurrence of Indebtedness under
Section 8.1(e), any Equity Issuance or any Asset Disposition, net of (a) direct costs (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and (b) taxes paid or payable as a result thereof and (ii) any cash amounts received (or deemed received) by the Borrower in repayment of the Agecroft Note or otherwise in connection with the Agecroft Securitization; it being understood that "Net Cash Proceeds" shall include, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received by the Consolidated Parties in any of the transactions described above.

        "Net Worth" means, as of any date, shareholders' equity or net worth of the Borrower minus the sum of all rent payments that have been earned under the Lease Agreements but not paid in cash as a result of an agreement to defer the payment of such rent until a later date.

        "New CEO" shall have the meaning assigned to such term in Section
9.1(q).

        "New Properties" means any real property asset owned by the Borrower or any leasehold estate of the Borrower (in each case other than those real property assets and leasehold estates listed on Schedule 5.1(f)(i)) which, in either case, qualifies as a parcel of Eligible Real Estate and satisfies each of the conditions identified in the definition of "Borrowing Base Properties".

        "New Term Loan" shall have the meaning assigned to such term in Section 2.6(a).

        "New Term Loan Committed Amount" means TWO HUNDRED SIXTY NINE MILLION FOUR HUNDRED NINE THOUSAND NINE HUNDRED SIXTY THREE DOLLARS AND TWENTY CENTS ($269,409,963.20).

        "New Term Loan Commitment" means, with respect to each New Term Loan Lender, the commitment of such New Term Loan Lender to make its portion of the New Term Loan in a principal amount equal to such Lenders' New Term Loan Commitment Percentage of the New Term Loan Committed Amount.

        "New Term Loan Commitment Fee" shall have the meaning assigned to such term in Section 3.5(f).

        "New Term Loan Commitment Percentage" means, for any New Term Loan Lender, the percentage identified as its New Term Loan Commitment Percentage in the records of the Administrative Agent, as such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 11.3B.

        "New Term Loan Maturity Date" means December 31, 2002.

        "New Term Loan Lenders" means Lenders holding New Term Loan Commitments, as identified on Schedule 2.1(a), and their successors and assigns.

        "New Term Loans" shall have the meaning assigned to such term in Section 2.6(a).

        "New Term Loan Note" means a promissory note of the Borrower in favor of a New Term Loan Lender evidencing the New Term Loans provided by such Lender pursuant to

Section 2.6, as such promissory note may be amended, modified, restated, supplemented, extended, renewed or replaced from time to time.

        "Non-Conforming Investments" means Investments by a Consolidated Party in undeveloped land, non-income producing properties, properties not constituting correctional, detention or justice facilities or any other investments not related to the ownership of correctional, justice or detention facilities.

        "Non-Recourse Debt" means Indebtedness (i) as to which neither the Borrower nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) other than a pledge of the equity interests of any Unrestricted Subsidiary, (b) is directly or indirectly liable (as a guarantor or otherwise) other than by virtue of a pledge of the equity interests of any Unrestricted Subsidiary, or (c) constitutes the lender; (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against any Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness (other than the Obligations) of the Borrower or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (iii) as to which the lenders thereunder will not have any recourse to the Capital Stock or assets of the Borrower or any of its Restricted Subsidiaries (other than the equity interests of any Unrestricted Subsidiary).

        "Non-U.S. Lender" shall have the meaning assigned to such term in
Section 3.11(d).

        "Note" or "Notes" means the Revolving Notes, the Swingline Notes, the Term Notes, the Tranche C Term Notes and/or the New Term Loan Notes, if any, individually or collectively, as appropriate.

        "Notice of Borrowing" means a written notice of borrowing in substantially the form of Exhibit 2.6(b), as required by Section 2.6(b).

        "Notice of Extension/Conversion" means the written notice of extension or conversion in substantially the form of Exhibit 3.2, as required by Section 3.2.

        "Obligations" means, collectively, the Revolving Loans, the Swingline Loans, the LOC Obligations, the Term Loans, the Tranche C Term Loans and the New Term Loans.

        "Operating Lease" means, as applied to any Person, any lease (including, without limitation, leases which may be terminated by the lessee at any time) of any Property (whether real, personal or mixed) which is not a Capital Lease other than any such lease in which that Person is the lessor.

        "Original Administrative Agent" shall mean NationsBank, in its capacity as administrative agent under the Original Credit Agreement.

        "Original Closing Date" shall mean January 1, 1999.

        "Original Credit Agreement" shall mean the Credit Agreement, dated as of January 1, 1999, as heretofore amended, modified, restated or supplemented prior to the date hereof, among the Borrower, the subsidiaries of the Borrower party thereto, the banks and other financial institutions party thereto as lenders, the Original Administrative Agent, LCPI, as documentation agent and The Bank of Nova Scotia, as the syndication agent.

        "Original Lenders" shall have the meaning assigned to such term in the preamble hereto.

        "Original Term Lenders" means the Term Lenders under the First Amended and Restated Credit Agreement immediately prior to the Second Restatement Effective Date.

        "Original Tranche C Term Lenders" means the Tranche C Term Lenders under the First Amended and Restated Credit Agreement immediately prior to the Second Restatement Effective Date.

        "Other Taxes" shall have the meaning assigned to such term in Section 3.11.

        "Pacific Life Investment" means the cash investment in the Borrower by Pacific Life Insurance Company and/or existing holders of the Borrower's common stock of at least $200,000,000, pursuant to the terms and conditions of that certain Securities Purchase Agreement, dated as of April 5, 2000, and executed as of April 16, 2000, among the Borrower, certain of the Borrower's subsidiaries, and Pacific Life Insurance Company, as amended or otherwise modified with the prior consent of the Required Lenders, the Required Tranche C Term Lenders and the Required New Term Loan Lenders.

        "Participation Interest" means a purchase by a Lender of a participation in Letters of Credit or LOC Obligations as provided in Section 2.2 or in any Loans as provided in Section 3.14.

        "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA and any successor thereof.

        "Permitted Investments" means Investments which are either (i) cash and Cash Equivalents; (ii) accounts receivable created, acquired or made by any Consolidated Party in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; (iii) Investments consisting of Capital Stock, obligations, securities or other property received by any Consolidated Party in settlement of accounts receivable (created in the ordinary course of business); (iv) Investments existing as of the Second Restatement Effective Date and set forth in Schedule 1.1(b); (v) Investments in any Credit Party; (vi) Investments consisting of the acquisition of Real Properties, provided that for any Real Properties located outside of the United States or a United States territory, the provisions of clause (c) of the definition of "Eligible Real Estate" are complied with and, if such Investment is made through a Subsidiary of the Borrower (other than an Unrestricted Subsidiary), the provisions of Section 7.12 are complied with respect to such Subsidiary, and (vii) prior to Agecroft's designation as an Unrestricted Subsidiary hereunder, the Agecroft Investment.

        "Permitted Liens" means:

                (i) Liens in favor of the Administrative Agent for the benefit of the Secured Parties to secure the Credit Party Obligations;

                (ii) Liens (other than Liens created or imposed under ERISA) for taxes, assessments or governmental charges or levies not yet due or Liens for taxes being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the Property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof);

                (iii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and suppliers and other Liens imposed by law or pursuant to customary reservations or retentions of title arising in the ordinary course of business, provided that such Liens secure only amounts not yet due and payable or, if due and payable, are unfiled and no other action has been taken to enforce the same or are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the Property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof);

                (iv) Liens (other than Liens created or imposed under ERISA) incurred or deposits made by any Consolidated Party in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

                (v) Liens in connection with attachments or judgments (including judgment or appeal bonds) provided that the judgments secured shall, within 30 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall have been discharged within 30 days after the expiration of any such stay;

                (vi) easements, rights-of-way, restrictions (including zoning restrictions), minor defects or irregularities in title and other similar charges or encumbrances not, in any material respect, impairing the use of the encumbered Property for its intended purposes;

                (vii) leases or subleases granted to others not interfering in any material respect with the business of any Consolidated Party;

                (viii) normal and customary rights of setoff upon deposits of cash in favor of banks or other depository institutions;

                (ix) Liens on cash held by (A) (i) NationsBank, as issuing lender under the Original Credit Agreement, to secure the Borrower's obligations in respect of letters of credit issued under the Original Credit Agreement and outstanding on the Restatement Effective Date (the "NationsBank Letters of Credit") and (ii) First Union National Bank, as issuing lender under a predecessor credit agreement to the Original Credit Agreement, to secure the Borrower's obligations in respect of letters of credit issued under such predecessor credit agreement and outstanding on the Restatement Effective Date (the "First Union Letters of Credit"), in each case so long as such liens are released within ninety (90) days of the Restatement Effective Date and (B) SouthTrust Bank, N.A., as issuing lender under the First Amended and Restated Credit Agreement, to secure the Borrower's obligations in respect of letters of credit issued under the First Amended and

        Restated Credit Agreement and outstanding on the Second Restatement Effective Date, so long as such liens relate to an amount not greater than $1,250,000;

                (x) Liens existing as of the Original Closing Date and set forth on Schedule 1.1(c); provided that (a) no such Lien shall at any time be extended to or cover any Property other than the Property subject thereto on the Original Closing Date and (b) the principal amount of the Indebtedness secured by such Liens shall not be increased, extended, renewed, refunded or refinanced;

                (xi) Liens on the assets or Capital Stock of any Unrestricted Subsidiary securing the obligations of such Unrestricted Subsidiary or any other Unrestricted Subsidiary that owns or is owned by such Unrestricted Subsidiary; and

                (xii) Liens on certain government contracts, related accounts receivable and other assets of CCA of Tennessee, in each case pledged to secure the CCA of Tennessee Credit Agreement.

        "Permitted Unsecured Debt" means Indebtedness incurred after the Restatement Effective Date pursuant to Section 8.1(e) and issued in a public offering or Rule 144A transaction.

        "Permitted Unsecured Debt Documents" means the indenture, underwriting agreement, purchase agreement, registration rights agreement and other documentation governing any Permitted Unsecured Debt.

        "Person" means any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise (whether or not incorporated) or any Governmental Authority.

        "Plan" means any employee benefit plan (as defined in Section 3(3) of ERISA) which is covered by ERISA and with respect to which any Consolidated Party or any ERISA Affiliate is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" within the meaning of Section 3(5) of ERISA.

        "Pledge Agreement" means the amended and restated pledge agreement dated as of the Restatement Effective Date executed in favor of the Administrative Agent by each of the Credit Parties, as amended, modified, restated or supplemented from time to time.

        "PMI" means PMI Mezzanine Fund, L.P.

        "PMI Note Purchase Agreement" means that certain note purchase agreement, dated as of December 31, 1998, as amended on June 30, 2000 and on March 5, 2001, between the Borrower and PMI, relating to the Borrower's 8.0% Convertible Subordinated Notes due February 28, 2005.

        "Post Merger Adjusted Cash Flow" means, with respect to any Real Property, as of the end of each fiscal quarter of the Consolidated Parties, Post Merger EBITDA (as herein defined) for the fiscal quarter ending on such date with respect to such Real Property only.

        "Post Merger Borrowing Base Value" means, at any date of determination with respect to each Borrowing Base Property, an amount for such Borrowing Base Property equal to 75% of the Post Merger Implied Value of such Borrowing Base Property.

        "Post Merger EBITDA" shall mean for any fiscal period, an amount equal to (a) Consolidated Net Income for such period, minus (b) the sum of (i) income tax credits, (ii) interest income, (iii) gains from extraordinary items for such period, (iv) any aggregate net gain (but not any aggregate net loss) during such period arising from the sale, exchange or other disposition of capital assets (including any fixed assets, whether tangible or intangible) and (v) any other non-cash gains which have been added in determining Consolidated Net Income, in each case to the extent included in the calculation of Consolidated Net Income for such period in accordance with GAAP, but without duplication, plus (c) the sum of (i) any provision for income taxes, (ii) Consolidated Interest Expense,
(iii) loss from extraordinary items for such period, (iv) the amount of non-cash charges (including depreciation and amortization) for such period, and (v) Restructuring Charges for such period, to the extent permitted by GAAP, in each case to the extent included in the calculation of Consolidated Net Income for such period in accordance with GAAP, but without duplication. In addition "Post Merger EBITDA" will include payments representing principal and interest under management agreements or direct financing leases, where such principal and interest represent reimbursement for construction of a facility the title to which is required to be transferred to a governmental authority.

        "Post Merger Implied Value" means, with respect to any Real Property on any date, an amount equal to the Post Merger Adjusted Cash Flow of such Real Property for the immediately preceding four full fiscal quarters, based on multiplying the most recently ended quarter on or prior to such date times 4, divided by the Capitalization Rate. For purposes of determining the Post Merger Implied Value of any Real Property which has not been operational for a full fiscal quarter, the Post Merger Adjusted Cash Flow attributable to such Real Property shall be deemed to be the result obtained by extrapolating from the components of the actual Post Merger Adjusted Cash Flow attributable to such Real Property for the period that such Real Property has been operational. The opening calculation of Post Merger Implied Value will be based on the Post Merger Adjusted Cash Flow for the quarter ended March 31, 2000.

        "Post Merger Interest Coverage Ratio" means, as of the end of each fiscal quarter of the Consolidated Parties, for the twelve month period ending on such date, the ratio of Post Merger EBITDA for such period to cash interest expense for such period.

        "Prime Rate" means the per annum rate of interest established from time to time by NationsBank as its prime rate, which rate may not be the lowest rate of interest charged by NationsBank to its customers.

        "Principal Amortization Payment" means a principal amortization payment on the Term Loans, the Tranche C Term Loans or the New Term Loans, as set forth in Sections 2.4(b), 2.5(d) and 2.6(d), respectively.

        "Principal Amortization Payment Date" means the date a Principal Amortization Payment is due.

        "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

        "Proxy" means the Borrower's Amendment No. 1 to Proxy Statement, to be filed with the United States Securities and Exchange Commission (the "SEC") that, if approved by the Borrower's common shareholders, would permit, among other things, the Change in Tax Status and the Management Opco Merger.

        "PZN" means CCA Prison Realty Trust, a Maryland real estate investment trust, which was merged with and into the Borrower on January 1, 1999, pursuant to the Merger Agreement.

        "Real Properties" means each of the Existing Properties and New Properties, and "Real Property" means any one of them.

        "Refinancing Fee" shall have the meaning given such term in Section 3.5(a).

        "Register" shall have the meaning given such term in Section 11.3(c).

        "Regulation T, U, or X" means Regulation T, U or X, respectively, of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

        "REIT" means a real estate investment trust as defined in Sections 856-860 of the Code.

        "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment (including the abandonment or discarding of barrels, containers and other closed receptacles) of any Materials of Environmental Concern.

        "Reportable Event" means any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the notice requirement has been waived by regulation.

        "Required Lenders" means, at any time, the Required Revolving Lenders and the Required Term Lenders, each voting as a separate class.

        "Required New Term Loan Lenders" means, at any time, the New Term Loan Lenders which are then in compliance with their obligations hereunder (as determined by the Administrative Agent) and holding in the aggregate at least 66 2/3% of the outstanding New Term Loans.

        "Required Revolving Lenders" means, at any time, the Revolving Lenders which are then in compliance with their obligations hereunder (as determined by the Administrative Agent) and holding in the aggregate at least 66 2/3% of (i) the Revolving Commitments (and Participation Interests therein) or (ii) if the Revolving Commitments have been terminated, the outstanding Revolving Loans and Participation Interests (including the Participation Interests of the Issuing Lender in any Letters of Credit).

        "Required Term Lenders" means, at any time, the Term Lenders which are then in compliance with their obligations hereunder (as determined by the Administrative Agent) and holding in the aggregate at least 66 2/3% of the outstanding Term Loans.

        "Required Tranche C Term Lenders" means, at any time, the Tranche C Term Lenders which are then in compliance with their obligations hereunder (as determined by the

Administrative Agent) and holding in the aggregate at least 66 2/3% of the outstanding Tranche C Term Loans.

        "Requirement of Law" means, as to any Person, the articles or certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its material property is subject.

        "Restatement Effective Date" means August 4, 1999.

        "Restricted Payment" means (i) any dividend or other payment or distribution, direct or indirect, on account of any shares of any class of Capital Stock of any Consolidated Party, now or hereafter outstanding (including without limitation any payment in connection with any merger or consolidation involving any Consolidated Party), or to the direct or indirect holders of any shares of any class of Capital Stock of any Consolidated Party, now or hereafter outstanding, in their capacity as such (other than dividends or distributions payable in the same class of Capital Stock of the applicable Person or to any Credit Party (directly or indirectly through Subsidiaries), (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of any Consolidated Party, now or hereafter outstanding and (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Capital Stock of any Consolidated Party, now or hereafter outstanding.

        "Restricted Subsidiary" means, with respect to any Person, any Subsidiary of such Person that is not an Unrestricted Subsidiary.

        "Restructuring Charges" means (i) non-recurring charges or extraordinary items applied in accordance with SAB No. 100, EITF 94-3, FAS No. 121, or APB No. 120, as applicable; (ii) severance package payments accrued through and including March 31, 2001; and (iii) fees paid to management consultants, financial consultants and other professionals (including legal fees), provided that such fees shall be limited to $1,600,000, in the aggregate, for the fiscal quarter ending December 31, 2000, and $1,500,000, in the aggregate, for each fiscal quarter thereafter, in each case only to the extent that such fees, extraordinary items, non recurring charges, and severance package payments are directly related to the restructuring of the corporate and capital structure of the Consolidated Parties.

        "Revolving Commitment" means, with respect to each Revolving Lender, the commitment of such Revolving Lender in an aggregate principal amount at any time outstanding of up to such Revolving Lender's Revolving Commitment Percentage of the Revolving Committed Amount, (i) to make Revolving Loans in accordance with the provisions of Section 2.1(a) and (ii) to purchase Participation Interests in Letters of Credit in accordance with the provisions of Section 2.2(c).

        "Revolving Commitment Percentage" means, for any Revolving Lender, the percentage identified as its Revolving Commitment Percentage on Schedule 2.1(a), as such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 11.3.

        "Revolving Committed Amount" means FOUR HUNDRED MILLION DOLLARS ($400,000,000) or such lesser amount as the Revolving Committed Amount may be reduced from time to time pursuant to Section 3.4.

        "Revolving Lender" means Lenders holding Revolving Commitments, as identified on Schedule 2.1(a) (as such Schedule 2.1(a) may be supplemented as necessary to reflect the prepayment of the Revolving Loans in full on the Second Restatement Effective Date pursuant to Section 3.3(a) and the corresponding termination and elimination of the Revolving Committed Amount pursuant to
Section 3.4), and their successors and assigns.

        "Revolving Loan Maturity Date" means January 1, 2002.

        "Revolving Loans" shall have the meaning assigned to such term in
Section 2.1(a).

        "Revolving Note" means a promissory note of the Borrower in favor of a Revolving Lender evidencing the Revolving Loans provided by such Lender pursuant to Section 2.1, as such promissory note may be amended, modified, restated, supplemented, extended, renewed or replaced from time to time.

        "Revolving Obligations" means, collectively, the Revolving Loans, the Swingline Loans and the LOC Obligations.

        "S&P" means Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., or any successor or assignee of the business of such division in the business of rating securities.

        "Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to any Consolidated Party of any Property, whether owned by such Consolidated Party as of the Original Closing Date or later acquired, which has been or is to be sold or transferred by such Consolidated Party to such Person or to any other Person from whom funds have been, or are to be, advanced by such Person on the security of such Property.

        "Second Restatement Effective Date" means the first date on which all of the conditions precedent set forth in Section 5.1 have been satisfied.

        "Secured Parties" means, collectively, the Administrative Agent, the Lenders (including, without limitation, any Issuing Lender and any Affiliate of any Lender which has entered into a Hedging Agreement with any Credit Party), the Documentation Agent, the Syndication Agent, the Co-Agent and the Lead Arranger and "Secured Party" means any one of them.

        "Security Agreement" means the amended and restated security agreement dated as of the Restatement Effective Date executed in favor of the Administrative Agent by each of the Credit Parties, as amended, modified, restated or supplemented from time to time.

        "Senior Debt" shall have the meaning given such term in the definition of Senior Debt Rating.

        "Senior Debt Rating" means the publicly announced ratings by S&P and Moody's for the senior secured (non-credit enhanced) long term debt of the Borrower ("Senior Debt").

        "Senior Notes" means the Borrower's $100,000,000 in principal amount of 12% Senior Notes, due 2006 (the "Initial Senior Notes"), and the senior notes of the Borrower, having the same terms as the Initial Senior Notes, issued in exchange for the Initial Senior Notes as contemplated by the Senior Notes Documents.

        "Senior Notes Documents" means the Senior Notes Indenture, the Underwriting Agreement and the Senior Notes, each as in effect on the Restatement Effective Date.

        "Senior Notes Indenture" means the Indenture, dated as of June 10, 1999, among the Borrower and State Street Bank and Trust Company, as trustee (the "Trustee"), as supplemented by that certain First Supplemental Indenture, dated as of June 11, 1999, among the Borrower and the Trustee, pursuant to which the Senior Notes are issued.

        "Service Company A" means Prison Management Services, Inc., a Tennessee corporation.

        "Service Company A License Agreement" means that certain Service Mark and Trade Name Use Agreement dated as of December 31, 1998 between Service Company A and Management Opco, as amended or modified from time to time.

        "Service Company B" means Juvenile and Jail Facility Management Services, Inc., a Tennessee corporation.

        "Service Company B License Agreement" means that certain Service Mark and Trade Name Use Agreement dated as of December 31, 1998 between Service Company B and Management Opco, as amended or modified from time to time.

        "Service Company Mergers" means the merger of Service Company A and Service Company B with and into CCA of Tennessee (with CCA of Tennessee as the surviving entity) on November 30, 2000.

        "Seven Year Treasury Rate" means, for any date, a rate of interest equal to the yield to maturity for actively traded U.S. Treasury securities as determined by the Administrative Agent prior to 9:00 a.m. New York City time on such date (based on the offer price for U.S. Treasury securities on such day as indicated on page 5 of the so-called "Telerate Screen") having a term to maturity as closely approximating seven (7) years as possible.

        "Single Employer Plan" means any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan or a Multiple Employer Plan.

        "Solvent" or "Solvency" means, with respect to any Person as of a particular date, that on such date (i) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (ii) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature in their ordinary course, (iii) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person's Property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged or is to engage, (iv) the fair value of the Property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such

Person and (v) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

        "Special Affiliate" means any corporation, association or other business entity formed for the purpose of earning income not qualified as "rents from real property" under applicable provisions of the Code, in which the Borrower owns substantially all of the economic interest but less than 10% of the voting interests, and the remaining economic and voting interests are subject to restrictions requiring that ownership of such interests be held by officers, directors or employees of the Borrower or any non-affiliated third parties.

        "Standby Letter of Credit Fee" shall have the meaning assigned to such term in Section 3.5(c)(i).

        "Straight-Lining of Rents" means, with respect to any lease, the method by which rent received with respect to such lease is considered earned equally over the term of such lease despite the existence of (i) any free rent periods under such lease or (ii) any rent step-up provisions under such lease.

        "Stock Price Premium" means an amount equal to (i) the difference between the average price over the immediately preceding fifty (50) day period of the Borrower's common stock less $4.90 times (ii) 4,690,000; provided that if such amount is less than or equal to zero, the Stock Price Premium shall be zero.

        "Subordinated PIK Debt" means unsecured, subordinated, non-guaranteed Indebtedness of the Borrower containing terms and conditions reasonably satisfactory to the Administrative Agent, provided that, in any event, (i) such Indebtedness shall be subordinated in right of payment to the Loans hereunder in a manner satisfactory to the Administrative Agent, (ii) such Indebtedness shall have a maturity date at least one year later than the final maturity of the Senior Notes, and (iii) payments of principal and interest under such Indebtedness shall be made only in kind and not in cash or any other assets of the Borrower or any other Credit Party, provided that the terms of such Subordinated PIK Debt may provide for the payment of principal and interest in cash upon the repayment in full in case of all amounts outstanding under this Agreement and the other Credit Documents in accordance with the terms hereof and thereof.

        "Subsidiary" means, as to any Person at any time, (a) any corporation more than 50% of whose Capital Stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at such time, any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at such time owned by such Person directly or indirectly through Subsidiaries, and (b) any partnership, association, joint venture or other entity of which such Person directly or indirectly through Subsidiaries owns at such time more than 50% of the Capital Stock.

        "Subsidiary Guarantor" means each of the Persons identified as a "Subsidiary Guarantor" on the signature pages hereto and each Additional Credit Party which may hereafter execute a

Joinder Agreement, together with their successors and permitted assigns, and "Subsidiary Guarantor" means any one of them.

        "Swingline Commitment" means the commitment of the Swingline Lender to make Swingline Loans in an aggregate principal amount at any time outstanding of up to the Swingline Committed Amount.

        "Swingline Committed Amount" shall have the meaning assigned to such term in Section 2.3(a).

        "Swingline Lender" means Lehman Commercial Paper Inc.

        "Swingline Loan" shall have the meaning assigned to such term in Section 2.3(a).

        "Swingline Note" means a promissory note of the Borrower in favor of the Swingline Lender in the original principal amount of $25,000,000, as such promissory note may be amended, modified, restated or replaced from time to time.

        "Syndication Agent" shall have the meaning assigned to such term in the heading hereof, together with any successors and assigns.

        "Synthetic Lease" means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an Operating Lease for purposes of GAAP.

        "Taxes" shall have the meaning assigned to such term in Section 3.11.

        "Tenant Incentive Agreement" means the Amended and Restated Tenant Incentive Agreement, dated as of May 4, 1999, between the Borrower and Management Opco.

        "Tenant Incentive Fees" shall mean the fees payable by the Borrower to Management Opco pursuant to the Tenant Incentive Agreement.

        "Term Lenders" means Lenders holding Term Loan Commitments, as identified on Schedule 2.1(a) and their successors and assigns.

        "Term Loan" shall have the meaning assigned to such term in Section 2.4(a).

        "Term Loan Amendment Fee" shall have the meaning assigned to such term in Section 3.5(g).

        "Term Loan Committed Amount" means TWO HUNDRED FIFTY MILLION DOLLARS ($250,000,000).

        "Term Loan Commitment" means, with respect to each Term Lender, the commitment of such Term Lender to make its portion of the Term Loan in a principal amount equal to such Lender's Term Loan Commitment Percentage (if any) of the Term Loan Committed Amount.

        "Term Loan Commitment Percentage" means, for any Term Lender, the percentage identified as its Term Loan Commitment Percentage on Schedule 2.1(a), as such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 11.3.

        "Term Loan Maturity Date" means December 31, 2002.

        "Term Loans" shall have the meaning assigned to such term in Section 2.4(a).

        "Term Note" means a promissory note of the Borrower in favor of a Term Lender evidencing the Term Loans provided by such Lender pursuant to Section 2.4, as such promissory note may be amended, modified, restated, supplemented, extended, renewed or replaced from time to time.

        "Title Insurance Company" shall have the meaning given to such term in
Section 5.1(f).

        "Total Aggregate Required Lenders" means the Required Revolving Lenders, the Required Term Lenders, the Required Tranche C Term Lenders and the Required New Term Loan Lenders, each voting as a separate class.

        "Total Assets" means the total assets of the Consolidated Parties on a consolidated basis, as determined in accordance with GAAP.

        "Total Beds Occupied Ratio" means the ratio (expressed as a percentage) of (i) the average number of total beds occupied (or for which the Borrower has been otherwise compensated) during any calendar month (which beds are located in facilities that are both owned by a Credit Party and managed by a Credit Party ("Beds")) to (ii) the average number of total Beds available during such calendar month.

        "Total Capitalization" means, as of any date of determination, the sum of (a) Total Indebtedness plus (b) the shareholders' equity or net worth of the Consolidated Parties on a consolidated basis, as determined in accordance with GAAP.

        "Total Indebtedness" means, as of any date of determination, all Indebtedness (other than under clause (i) of the definition thereof) of the Consolidated Parties on a consolidated basis, as determined in accordance with GAAP.

        "Total Value" means, as of any date of determination, an amount equal to the sum of (a) the aggregate Implied Value or Post Merger Implied Value, as applicable of all Real Properties plus (b) one hundred percent (100%) of all cash and Cash Equivalents of the Consolidated Parties.

        "Trade Letter of Credit Fee" shall have the meaning assigned to such term in Section 3.5(c)(ii).

        "Tranche C Commitment Percentage" means, for any Tranche C Term Lender, the percentage identified as its Tranche C Term Loan Commitment Percentage on
Schedule 2.1(a), as such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 11.3.

        "Tranche C Term Lenders" means Lenders holding Tranche C Term Loan Commitments, as identified on Schedule 2.1(a), and their successors and assigns.

        "Tranche C Term Loan" shall have the meaning assigned to such term in
Section 2.5(a).

        "Tranche C Term Loan Amendment Fee" shall have the meaning assigned to such term in Section 3.5(h).

        "Tranche C Term Loan Committed Amount" means THREE HUNDRED FIFTY MILLION DOLLARS ($350,000,000).

        "Tranche C Term Loan Commitment" means, with respect to each Tranche C Term Lender, the commitment of such Tranche C Term Lender to make its portion of the Tranche C Term Loan in a principal amount equal to such Lenders' Tranche C Term Loan Commitment Percentage of the Tranche C Term Loan Committed Amount.

        "Tranche C Term Loan Maturity Date" means December 31, 2002.

        "Tranche C Term Loans" shall have the meaning assigned to such term in
Section 2.5(a).

        "Tranche C Term Note" means a promissory note of the Borrower in favor of a Tranche C Term Lender evidencing the Tranche C Term Loans provided by such Lender pursuant to Section 2.5, as such promissory note may be amended, modified, restated, supplemented, extended, renewed or replaced from time to time.

        "Underwriting Agreement" means the Underwriting Agreement among the Borrower and LBI.

        "Unrestricted Subsidiary" means any Subsidiary of the Borrower that the Borrower notifies the Administrative Agent in writing is an "Unrestricted Subsidiary", but only to the extent that such Subsidiary (a) has no Indebtedness other than Non-Recourse Debt; (b) is not a party to any agreement, contract, arrangement or understanding with the Borrower or any Restricted Subsidiary of the Borrower not permitted by Section 8.9; (c) is a Person with respect to which neither the Borrower nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional equity interests in such Person, except with respect to Investments permitted under Section 8.6(iii), (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results or (z) to otherwise guarantee performance or payment; and (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Borrower or any of its Restricted Subsidiaries. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary (or is redesignated by the Borrower as a Restricted Subsidiary), it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Credit Agreement, any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Borrower as of such date and any Investments in such Subsidiary shall be deemed to be Investments in a Restricted Subsidiary of the Borrower as of such date (and, if such Indebtedness or Investments are not permitted to be incurred hereunder the Borrower shall be in default under this Credit Agreement). At the time of any designation by the Borrower of any Restricted Subsidiary as an Unrestricted Subsidiary, such designation shall be deemed (A) an Investment in an Unrestricted Subsidiary in an amount equal to the sum of (i) the net worth of such Restricted Subsidiary immediately prior to such designation (such net worth to be calculated without regard to any Guarantee Obligation of such Restricted Subsidiary with respect to the Obligations) and (ii) the aggregate principal amount of any Indebtedness owed by such designated Restricted Subsidiary to the Borrower or any other Restricted Subsidiary immediately prior to such designation, all calculated, except as set forth in the parenthetical to clause (i), on a consolidated basis in accordance with GAAP and
(B) an Asset Disposition (unless the amount of such Investment would not constitute an Asset Disposition because the amount thereof would be within the limitations set forth in the second sentence of the definition of Asset Disposition in this Section 1.1).

        "Unused Fee" shall have the meaning assigned to such term in Section 3.5(b).

        "Unused Fee Calculation Period" shall have the meaning assigned to such term in Section 3.5(b).

        "Unused Revolving Committed Amount" means, for any period, the amount by which (a) the then applicable Revolving Committed Amount exceeds (b) the daily average sum for such period of (i) the outstanding aggregate principal amount of all Revolving Loans plus (ii) the outstanding aggregate principal amount of all LOC Obligations.

        "Voting Stock" means, with respect to any Person, Capital Stock issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

        "Waiver and Amendment" means that certain Waiver and Amendment, dated as of June 9, 2000, among the Borrower, certain of the Borrower's subsidiaries, the Lenders, and the Administrative Agent.

        "Wholly Owned Subsidiary" of any Person means any Subsidiary 100% of whose Voting Stock is at the time owned by such Person directly or indirectly through other Wholly Owned subsidiaries.

        1.2 COMPUTATION OF TIME PERIODS. For purposes of computation of periods of time hereunder, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding."

        1.3 ACCOUNTING TERMS. Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall be prepared, in accordance with GAAP applied on a consistent basis. All calculations made for the purposes of determining compliance with this Credit Agreement shall (except as otherwise expressly provided herein) be made in accordance with GAAP applied on a basis consistent with the most recent annual or quarterly financial statements delivered pursuant to Section 7.1 (or, prior to the delivery of the first financial statements pursuant to Section 7.1, consistent with the financial statements as at December 31, 1997); provided, however, if there occurs any revision in GAAP or the rules promulgated thereunder, then such calculations shall be made on a basis consistent with such revision, unless the Borrower or the Required Lenders, the Required Tranche C Term Lenders or the Required New Term Loan Lenders shall object in writing to the Administrative Agent not later than 60 days after delivery of the first financial statements pursuant to Section 7.1, after the effectiveness of such revision, in which case the Borrower shall continue to make all calculations in accordance with GAAP and the rules and regulations promulgated thereunder as in effect immediately prior to the effectiveness of such revision.

        1.4 INTERRELATIONSHIP WITH FIRST AMENDED AND RESTATED CREDIT
AGREEMENT. (a) As stated in the preamble hereof, this Credit Agreement is intended to amend and restate the provisions of the First Amended and Restated Credit Agreement and, notwithstanding any substitution of Notes as of the Second Restatement Effective Date, except as expressly modified herein, (x) all of the terms and provisions of the First Amended and Restated Credit Agreement shall continue to apply for the period prior to the Second Restatement Effective Date, including any determinations of payment dates, interest rates, Events of Default or any amount that may be payable to the Administrative Agent or the Original Lenders (or their assignees or replacements hereunder), and (y) the obligations under the First Amended and Restated Credit Agreement shall continue to be paid or prepaid on or prior to the Second Restatement Effective Date, and shall from and after the Second Restatement Effective Date continue to be owing and be subject to the terms of this Credit Agreement. All references in the Notes and the other Credit Documents to (i) the "Original Credit Agreement", the "First Amended and Restated Credit Agreement" or the "Credit Agreement" shall be deemed to include references to this Credit Agreement and (ii) the "Lenders" or a "Lender" or to the "Administrative Agent" shall mean such terms as defined in this Credit Agreement. As to all periods occurring on or after the Second Restatement Effective Date, all of the covenants set forth in the First Amended and Restated Credit Agreement shall be of no further force and effect, it being understood that all obligations of the Borrower under the First Amended and Restated Credit Agreement shall be governed by this Credit Agreement from and after the Second Restatement Effective Date.

            (b) The Borrower, the Agents and the Lenders acknowledge and agree that all principal, interest, fees, costs, reimbursable expenses and indemnification obligations accruing or arising under or in connection with the Original Credit Agreement and the First Amended and Restated Credit Agreement which remain unpaid and outstanding as of the Second Restatement Effective Date shall be and remain outstanding and payable as an obligation under this Credit Agreement and the other Credit Documents; provided that no Lender hereunder which was not an Original Lender shall be liable for any obligation or indemnification of Lenders under the First Amended and Restated Credit Agreement or the Original Credit Agreement.

        1.5 CONFIRMATION OF EXISTING OBLIGATIONS. The Borrower and each Guarantor hereby reaffirm and admit the validity and enforceability of this Credit Agreement and the other Credit Documents and all of their respective obligations hereunder and thereunder and agree and admit that, as of the date hereof, they have no defenses to, or offsets or counterclaim against, any of their respective obligations to the Agents or any Lender under the Credit Documents of any kind whatsoever.

                                   SECTION 2.

                                CREDIT FACILITIES

        2.1 REVOLVING LOANS.

            (a) Revolving Commitment. To the extent any Revolving Loans (as defined below) are outstanding under the First Amended and Restated Credit Agreement on the Second Restatement Effective Date, such Revolving Loans shall be deemed to constitute Revolving Loans outstanding hereunder from and after the Second Restatement Effective Date. In addition, subject to the terms and conditions hereof and in reliance upon the representations and warranties set forth herein, each Revolving Lender severally agrees to make available to the Borrower such

Revolving Lender's Revolving Commitment Percentage of revolving credit loans requested by the Borrower in Dollars ("Revolving Loans") from time to time from the Second Restatement Effective Date until the Revolving Loan Maturity Date, or such earlier date on which the Revolving Commitments shall have been terminated as provided herein; provided, however, that (i) with regard to the Lenders collectively, the aggregate principal amount of the Obligations outstanding shall not at any time exceed the lesser of (A) the Aggregate Committed Amount minus the Availability Reserve and (B) the Borrowing Base; and (ii) with regard to each Revolving Lender individually, the amount of such Revolving Lender's Revolving Commitment Percentage of the Revolving Obligations outstanding shall not exceed such Revolving Lender's Revolving Commitment Percentage of the Revolving Committed Amount minus the Availability Reserve. Revolving Loans may consist of Base Rate Loans or Eurodollar Loans, or a combination thereof, as the Borrower may request; provided, however, that no more than six Eurodollar Loans shall be outstanding under this Section 2.1 at any time (it being understood that, for purposes hereof, Eurodollar Loans with different Interest Periods shall be considered as separate Eurodollar Loans, even if they begin on the same date, although borrowings, extensions and conversions may, in accordance with the provisions hereof, be combined at the end of existing Interest Periods to constitute a new Eurodollar Loan with a single Interest Period). Revolving Loans hereunder may be repaid and reborrowed in accordance with the provisions hereof.

            (b) Revolving Loan Borrowings. Notwithstanding anything to the contrary set forth in this Credit Agreement or in any other Credit Document and for the avoidance of doubt, on and after the Second Restatement Effective Date the Borrower shall no longer be entitled to request Revolving Loan borrowings hereunder.

            (c) Repayment. The principal amount of all Revolving Loans shall be due and payable in full on the Revolving Loan Maturity Date, unless accelerated sooner pursuant to Section 9.2.

            (d) Interest. Subject to the provisions of Section 3.1,

                (i) Base Rate Loans. During such periods as Revolving Loans shall be comprised in whole or in part of Base Rate Loans, such Base Rate Loans shall bear interest at a per annum rate equal to the Adjusted Base Rate.

                (ii) Eurodollar Loans. During such periods as Revolving Loans shall be comprised in whole or in part of Eurodollar Loans, such Eurodollar Loans shall bear interest at a per annum rate equal to the Adjusted Eurodollar Rate.

        Interest on Revolving Loans shall be payable in arrears on each applicable Interest Payment Date (or at such other times as may be specified herein).

            (e) Revolving Notes. If requested by a Revolving Lender, and upon surrender to the Administrative Agent of any note issued to such Lender under the Original Credit Facility, the Revolving Loans made by such Revolving Lender shall be evidenced by a duly executed promissory note of the Borrower to such Revolving Lender in an original principal amount equal to such Revolving Lender's Revolving Commitment Percentage of the Revolving Committed Amount and in substantially the form of Exhibit 2.1(e).

        2.2 LETTER OF CREDIT SUBFACILITY.

            (a) Issuance. Subject to the terms and conditions hereof and of the LOC Documents, if any, and any other terms and conditions which the relevant Issuing Lender may reasonably require and in reliance upon the representations and warranties set forth herein, each Issuing Lender agrees to issue, and each Revolving Lender severally agrees to participate in the issuance by such Issuing Lender of Letters of Credit in Dollars from time to time from the Restatement Effective Date until the Revolving Loan Maturity Date as the Borrower may request, in a form acceptable to the relevant Issuing Lender; provided, however, that (i) on and after the Second Restatement Effective Date, the LOC Obligations outstanding shall not at any time exceed ZERO DOLLARS ($0.00) (the "LOC Committed Amount"), (ii) on and after the Second Restatement Effective Date, LOC Obligations with respect to trade or commercial Letters of Credit shall not at any time exceed Zero Dollars ($0.00), (iii) with regard to the Lenders collectively, the aggregate principal amount of the Obligations outstanding shall not at any time exceed the Aggregate Committed Amount; provided, further,
(iv) with regard to each Revolving Lender individually, the amount of such Revolving Lender's Revolving Commitment Percentage of the Revolving Obligations outstanding shall not exceed such Revolving Lender's Revolving Commitment Percentage of the Revolving Committed Amount. No Letter of Credit shall (x) have an original expiry date more than one year from the date of issuance or (y) as originally issued or as extended, have an expiry date extending beyond a date five Business Days prior to the Revolving Loan Maturity Date. Each Letter of Credit shall comply with the related LOC Documents. The issuance and expiry dates of each Letter of Credit shall be a Business Day.

            (b) Notice and Reports. Notwithstanding anything to the contrary set forth in this Credit Agreement or in any other Credit Document and for the avoidance of doubt, on and after the Second Restatement Effective Date, no Letters of Credit will be issued under this Credit Agreement or under any other Credit Document. Each Issuing Lender will, at least quarterly and more frequently upon request, disseminate to the Administrative Agent and each of the Revolving Lenders a detailed report specifying the Letters of Credit issued by such Issuing Lender which are then outstanding and any activity with respect thereto which may have occurred since the date of the prior report, and including therein, among other things, the beneficiary, the face amount and the expiry date, as well as any payment or expirations which may have occurred. Each Issuing Lender will notify the Administrative Agent of the issuance of any Letter of Credit by such Issuing Lender prior to such issuance as well as each payment under each such Letter of Credit at the time of such payment.

            (c) Participation. Each Revolving Lender, upon issuance of a Letter of Credit by an Issuing Lender, shall be deemed to have purchased without recourse a Participation Interest from such Issuing Lender in such Letter of Credit and the obligations arising thereunder and any collateral relating thereto, in each case in an amount equal to its pro rata share of the obligations under such Letter of Credit (based on the respective Revolving Commitment Percentages of the Revolving Lenders) and shall absolutely, unconditionally and irrevocably assume and be obligated to pay to such Issuing Lender and discharge when due, its pro rata share of the obligations arising under such Letter of Credit. Without limiting the scope and nature of each Revolving Lender's Participation Interest in any Letter of Credit, to the extent that relevant Issuing Lender has not been reimbursed as required hereunder or under any such Letter of Credit, each such Revolving Lender shall pay to such Issuing Lender its pro rata share of such unreimbursed drawing in same day funds on the day of notification by such Issuing Lender of an unreimbursed drawing pursuant to the provisions of subsection (d) below. The obligation of each Revolving Lender to so reimburse the Issuing Lenders shall be absolute and unconditional and shall not be affected by the occurrence of a Default, an Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrower to reimburse the relevant Issuing Lender under any Letter of Credit, together with interest as hereinafter provided.

            (d) Reimbursement. In the event of any drawing under any Letter of Credit, the relevant Issuing Lender will promptly notify the Borrower. Unless the Borrower shall immediately notify such Issuing Lender that the Borrower intends to otherwise reimburse such Issuing Lender for such drawing, the Borrower shall be deemed to have requested that the Revolving Lenders make a Revolving Loan in the amount of the drawing as provided in subsection (e) below on the related Letter of Credit, the proceeds of which will be used to satisfy the related reimbursement obligations. The Borrower promises to reimburse the relevant Issuing Lender on the day of drawing under any Letter of Credit (either with the proceeds of a Revolving Loan obtained hereunder or otherwise) in same day funds. If the Borrower shall fail to reimburse the relevant Issuing Lender as provided hereinabove, the unreimbursed amount of such drawing shall bear interest at a per annum rate equal to the Adjusted Base Rate plus 2%. The Borrower's reimbursement obligations hereunder shall be absolute and unconditional under all circumstances irrespective of any rights of setoff, counterclaim or defense to payment the Borrower may claim or have against the relevant Issuing Lender, the Administrative Agent, the Revolving Lenders, the beneficiary of the Letter of Credit drawn upon or any other Person, including without limitation any defense based on any failure of the Borrower or any other Credit Party to receive consideration or the legality, validity, regularity or unenforceability of the Letter of Credit. The relevant Issuing Lender will promptly notify the other Revolving Lenders of the amount of any unreimbursed drawing and each Revolving Lender shall promptly pay to the Administrative Agent for the account of the Issuing Lender in Dollars and in immediately available funds, the amount of such Revolving Lender's pro rata share of such unreimbursed drawing. Such payment shall be made on the day such notice is received by such Revolving Lender from the relevant Issuing Lender if such notice is received at or before 1:00 P.M. (New York City time) otherwise such payment shall be made at or before 12:00 Noon (New York City time) on the Business Day next succeeding the day such notice is received. If such Revolving Lender does not pay such amount to such Issuing Lender in full upon such request, such Revolving Lender shall, on demand, pay to the Administrative Agent for the account of such Issuing Lender interest on the unpaid amount during the period from the date of such drawing until such Revolving Lender pays such amount to such Issuing Lender in full at a rate per annum equal to, if paid within two (2) Business Days of the date that such Revolving Lender is required to make payments of such amount pursuant to the preceding sentence, the Federal Funds Rate and thereafter at a rate equal to the Base Rate. Each Revolving Lender's obligation to make such payment to the relevant Issuing Lender, and the right of such Issuing Lender to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and without regard to the termination of this Credit Agreement or the Commitments hereunder, the existence of a Default or Event of Default or the acceleration of the obligations of the Borrower hereunder and shall be made without any offset, abatement, withholding or reduction whatsoever. Simultaneously with the making of each such payment by a Revolving Lender to the relevant Issuing Lender, such Revolving Lender shall, automatically and without any further action on the part of such Issuing Lender or such Revolving Lender, acquire a Participation Interest in an amount equal to such payment (excluding the portion of such payment constituting interest owing to the Issuing Lender) in the related unreimbursed drawing portion of the LOC Obligation and in the interest thereon and in the related LOC Documents, and shall have a claim against the Borrower with respect thereto.

            (e) Repayment with Revolving Loans. On any day on which the Borrower shall have requested, or been deemed to have requested, a Revolving Loan advance to reimburse a drawing under a Letter of Credit, the Administrative Agent shall give notice to the Revolving Lenders that a Revolving Loan has been requested or deemed requested by the Borrower to be made in connection with a drawing under a Letter of Credit, in which case a Revolving Loan advance comprised of Base Rate Loans (or Eurodollar Loans to the extent the Borrower has complied with the procedures of Section 2.1(b)(i) with respect thereto) shall be immediately made to the Borrower by all Revolving Lenders (notwithstanding any termination of the Commitments pursuant to Section 9.2) pro rata based on the respective Revolving Commitment Percentages of the Revolving Lenders (determined before giving effect to any termination of the Commitments pursuant to Section 9.2) and the proceeds thereof shall be paid directly to the Issuing Lender for application to the respective LOC Obligations. Each such Revolving Lender hereby irrevocably agrees to make its pro rata share of each such Revolving Loan immediately upon any such request or deemed request in the amount, in the manner and on the date specified in the preceding sentence notwithstanding (i) the amount of such borrowing may not comply with the minimum amount for advances of Revolving Loans otherwise required hereunder, (ii) whether any conditions specified in Section 5.2 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) failure for any such request or deemed request for a Revolving Loan to be made by the time otherwise required hereunder, (v) whether the date of such borrowing is a date on which Revolving Loans are otherwise permitted to be made hereunder or (vi) any termination of the Commitments relating thereto immediately prior to or contemporaneously with such borrowing. In the event that any Revolving Loan cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower or any other Credit Party), then each such Revolving Lender hereby agrees that it shall forthwith purchase (as of the date such borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Issuing Lender such Participation Interests in the outstanding LOC Obligations as shall be necessary to cause each such Revolving Lender to share in such LOC Obligations ratably (based upon the respective Revolving Commitment Percentages of the Revolving Lenders (determined before giving effect to any termination of the Commitments pursuant to Section 9.2)), provided that at the time any purchase of Participation Interests pursuant to this sentence is actually made, the purchasing Revolving Lender shall be required to pay to the relevant Issuing Lender, to the extent not paid to such Issuing Lender by the Borrower in accordance with the terms of subsection (d) above, interest on the principal amount of Participation Interests purchased for each day from and including the day upon which such borrowing would otherwise have occurred to but excluding the date of payment for such Participation Interests, at the rate equal to, if paid within two (2) Business Days of the date of the Revolving Loan advance, the Federal Funds Rate, and thereafter at a rate equal to the Base Rate.

            (f) Designation of Credit Parties as Account Parties. Notwithstanding anything to the contrary set forth in this Credit Agreement, including without limitation Section 2.2(a), a Letter of Credit issued hereunder may contain a statement to the effect that such Letter of Credit is issued for the account of a Credit Party other than the Borrower, provided that notwithstanding such statement, the Borrower shall be the actual account party for all purposes of this Credit Agreement for such Letter of Credit and such statement shall not affect the Borrower's reimbursement obligations hereunder with respect to such Letter of Credit.

            (g) Renewal, Extension. The renewal or extension of any Letter of Credit shall, for purposes hereof, be treated in all respects the same as the issuance of a new Letter of Credit hereunder; provided, however, that no Letters of Credit will be renewed or extended on and after the Second Restatement Effective Date.

            (h) [Intentionally omitted.]

            (i) Indemnification; Nature of Issuing Lender's Duties.

                (i) In addition to its other obligations under this Section 2.2, the Borrower hereby agrees to pay, and protect, indemnify and save each Revolving Lender harmless from and against, any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) that such Revolving Lender may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit or (B) the failure of such Revolving Lender to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority (all such acts or omissions, herein called "Government Acts").

                (ii) As between the Borrower and the Revolving Lenders (including the relevant Issuing Lender), the Borrower shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. No Revolving Lender (including the relevant Issuing Lender) shall be responsible: (A) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (C) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (D) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under a Letter of Credit or of the proceeds thereof; and (E) for any consequences arising from causes beyond the control of such Revolving Lender, including, without limitation, any Government Acts. None of the above shall affect, impair, or prevent the vesting of any Issuing Lender's rights or powers hereunder.

                (iii) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by any Revolving Lender (including the relevant Issuing Lender), under or in connection with any Letter of Credit or the related certificates, if taken or omitted in good faith, shall not put such Revolving Lender under any resulting liability to the Borrower or any other Credit Party. It is the intention of the parties that this Credit Agreement shall be construed and applied to protect and indemnify each Revolving Lender (including each Issuing Lender) against any and all risks involved in the issuance of the Letters of Credit, all of which risks are hereby assumed by the Borrower (on behalf of itself and each of the other Credit Parties), including, without limitation, any and all Government Acts. No Revolving Lender (including the relevant Issuing Lender) shall, in any way, be liable for any failure by such

        Revolving Lender or anyone else to pay any drawing under any Letter of Credit as a result of any Government Acts or any other cause beyond the control of such Revolving Lender.

                (iv) Nothing in this subsection (h) is intended to limit the reimbursement obligations of the Borrower contained in subsection (d) above. The obligations of the Borrower under this subsection (h) shall survive the termination of this Credit Agreement. No act or omission of any current or prior beneficiary of a Letter of Credit shall in any way affect or impair the rights of the Revolving Lenders (including the Issuing Lenders) to enforce any right, power or benefit under this Credit Agreement.

                (v) Notwithstanding anything to the contrary contained in this subsection (h), the Borrower shall have no obligation to indemnify any Revolving Lender (including any Issuing Lender) in respect of any liability incurred by such Revolving Lender (A) arising solely out of the gross negligence or willful misconduct of such Revolving Lender, as determined by a court of competent jurisdiction, or (B) caused by such Revolving Lender's failure to pay under any Letter of Credit after presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit, as determined by a court of competent jurisdiction, unless such payment is prohibited by any law, regulation, court order or decree.

            (j) Responsibility of Issuing Lender. It is expressly understood and agreed that the obligations of each Issuing Lender hereunder to the Revolving Lenders are only those expressly set forth in this Credit Agreement and that each Issuing Lender shall be entitled to assume that the conditions precedent set forth in Section 5.2 have been satisfied unless it shall have acquired actual knowledge that any such condition precedent has not been satisfied; provided, however, that nothing set forth in this Section 2.2 shall be deemed to prejudice the right of any Revolving Lender to recover from the relevant Issuing Lender any amounts made available by such Revolving Lender to such Issuing Lender pursuant to this Section 2.2 in the event that it is determined by a court of competent jurisdiction that the payment with respect to a Letter of Credit constituted gross negligence or willful misconduct on the part of the Issuing Lender.

            (k) Conflict with LOC Documents. In the event of any conflict between this Credit Agreement and any LOC Document (including any letter of credit application), this Credit Agreement shall control.

        2.3 SWINGLINE LOAN SUBFACILITY.

            (a) Swingline Commitment. Subject to the terms and conditions hereof, the Swingline Lender, in its individual capacity, agrees to make certain revolving credit loans to the Borrower (each a "Swingline Loan" and, collectively, the "Swingline Loans") from time to time from the Restatement Effective Date until the Revolving Loan Maturity Date for the purposes hereinafter set forth; provided, however, (i) the aggregate amount of Swingline Loans outstanding at any time shall not exceed TWENTY FIVE MILLION DOLLARS ($25,000,000.00) (the "Swingline Committed Amount"), and (ii) with regard to the Lenders collectively, the aggregate principal amount of the Obligations outstanding shall not at any time exceed the Aggregate Committed Amount. Swingline Loans hereunder shall be made in accordance with the provisions of this Section 2.3, and may be repaid and reborrowed in accordance with the provisions hereof.

            (b) Swingline Loan Advances.

                (i) Disbursement. Notwithstanding anything to the contrary set forth in this Credit Agreement or in any other Credit Document and for the avoidance of doubt, on and after the Second Restatement Effective Date the Borrower shall no longer be entitled to request Swingline Loan advances hereunder.

                (ii) [Intentionally omitted.]

                (iii) Repayment of Swingline Loans. The principal amount of all Swingline Loans shall be due and payable on the Revolving Loan Maturity Date. The Swingline Lender may, at any time, in its sole discretion, by written notice to the Borrower and the Revolving Lenders, demand repayment of its Swingline Loans by way of a Revolving Loan advance, in which case the Borrower shall be deemed to have requested a Revolving Loan advance comprised solely of Base Rate Loans in the amount of such Swingline Loans; provided, however, that any such demand shall be deemed to have been given one Business Day prior to the Revolving Loan Maturity Date and on the date of the occurrence of any Event of Default described in Section 9.1 and upon acceleration of the indebtedness hereunder and the exercise of remedies in accordance with the provisions of Section
        9.2. Each Revolving Lender hereby irrevocably agrees to make its pro rata share of each such Revolving Loan in the amount, in the manner and on the date specified in the preceding sentence notwithstanding (I) the amount of such borrowing may not comply with the minimum amount for advances of Revolving Loans otherwise required hereunder, (II) whether any conditions specified in Section 5.2 are then satisfied, (III) whether a Default or an Event of Default then exists, (IV) failure of any such request or deemed request for a Revolving Loan to be made by the time otherwise required hereunder, (V) whether the date of such borrowing is a date on which Revolving Loans are otherwise permitted to be made hereunder or (VI) any termination of the Commitments relating thereto immediately prior to or contemporaneously with such borrowing. In the event that any Revolving Loan cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower or any other Credit Party), then each Revolving Lender hereby agrees that it shall forthwith purchase (as of the date such borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Swingline Lender such participations in the outstanding Swingline Loans ratably based upon its Revolving Commitment Percentage of the Revolving Committed Amount (determined before giving effect to any termination of the Commitments pursuant to Section 3.4), provided that (A) all interest payable on the Swingline Loans shall be for the account of the Swingline Lender until the date as of which the respective participation is purchased and (B) at the time of any purchase of participations pursuant to this sentence is actually made, the purchasing Revolving Lender shall be required to pay to the Swingline Lender, to the extent not paid to the Swingline Lender by the Borrower in accordance with the terms of subsection (c) below, interest on the principal amount of participation purchased for each day from and including the day upon which such borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the rate equal to the Federal Funds Rate.

            (c) Interest on Swingline Loans. Subject to the provisions of
Section 3.1, each Swingline Loan shall bear interest at per annum rate equal to the Adjusted Base Rate. Interest on Swingline Loans shall be payable in arrears on each applicable Interest Payment Date (or at such other times as may be specified herein).

            (d) Swingline Note. If requested by the Swingline Lender, and upon surrender to the Administrative Agent of any note issued to such Lender under the Original Credit Facility, the Swingline Loans shall be evidenced by a duly executed promissory note of the Borrower to the Swingline Lender in substantially the form of Exhibit 2.3(d).

        2.4 TERM LOAN.

            (a) Term Commitment. Without extinguishing the rights of the Original Term Lenders to receive payment for interest accrued on the Term Loans prior to the Second Restatement Effective Date, each Term Loan made on the Original Closing Date pursuant to Section 2.4 of the Original Credit Agreement (a "Term Loan" and collectively with the Term Loans of each other Term Lender, the "Term Loans") (less any regularly-scheduled Principal Amortization Payments under the Original Credit Agreement and the First Amended and Restated Credit Agreement made prior to the Second Restatement Effective Date) shall be deemed to be outstanding as a Term Loan hereunder from and after the Second Restatement Effective Date. The Term Loans may consist of Base Rate Loans or Eurodollar Loans, or a combination thereof, as the Borrower may request; provided, however, that no more than six Eurodollar Loans shall be outstanding under this Section
2.4 at any time (it being understood that, for purposes hereof, Eurodollar Loans with different Interest Periods shall be considered as separate Eurodollar Loans, even if they begin on the same date, although borrowings, extensions and conversions may, in accordance with the provisions hereof, be combined at the end of existing Interest Periods to constitute a new Eurodollar Loan with a single Interest Period). Amounts repaid on the Term Loans may not be reborrowed. For the avoidance of doubt, the Term Loans were initially made to the Borrower on the Original Closing Date and have remained outstanding without interruption (subject to any regularly-scheduled Principal Amortization Payments under the Original Credit Agreement and the First Amended and Restated Credit Agreement) through and including the Second Restatement Effective Date, notwithstanding the amendment and restatement of the Original Credit Agreement pursuant to the First Amended and Restated Credit Agreement and the amendment and restatement of the First Amended and Restated Credit Agreement pursuant to this Credit Agreement.

            (b) Repayment of Term Loans. The principal amount of the Term Loans outstanding as of the Restatement Effective Date shall be repaid in fourteen
(14) consecutive quarterly installments as follows unless accelerated sooner pursuant to Section 9.2:

================================================================================
                 PRINCIPAL                              TERM LOAN
                AMORTIZATION                      PRINCIPAL AMORTIZATION
               PAYMENT DATES                             PAYMENT
================================================================================
             September 30, 1999                         $    625,000
--------------------------------------------------------------------------------
             December 31, 1999                          $    625,000
--------------------------------------------------------------------------------
               March 31, 2000                           $    625,000
--------------------------------------------------------------------------------

================================================================================
                 PRINCIPAL                              TERM LOAN
                AMORTIZATION                      PRINCIPAL AMORTIZATION
               PAYMENT DATES                             PAYMENT
================================================================================
               June 30, 2000                            $    625,000
--------------------------------------------------------------------------------
             September 30, 2000                         $    625,000
--------------------------------------------------------------------------------
             December 31, 2000                          $    625,000
--------------------------------------------------------------------------------
               March 31, 2001                           $    625,000
--------------------------------------------------------------------------------
               June 30, 2001                            $    625,000
--------------------------------------------------------------------------------
             September 30, 2001                         $    625,000
--------------------------------------------------------------------------------
             December 31, 2001                          $    625,000
--------------------------------------------------------------------------------
               March 31, 2002                           $    625,000
--------------------------------------------------------------------------------
               June 30, 2002                            $    625,000
--------------------------------------------------------------------------------
             September 30, 2002                         $    625,000
--------------------------------------------------------------------------------
             December 31, 2002                          $240,625,000
--------------------------------------------------------------------------------
                   Total                                $248,750,000
================================================================================

            (c) Interest. Subject to the provisions of Section 3.1, (i) Eurodollar Loans comprising all or a part of the Term Loans shall bear interest at a per annum rate equal to the Eurodollar Rate plus (A) 5.50% through and including June 30, 2002 and (B) 6.50% thereafter and (ii) Base Rate Loans comprising all or part of the Term Loans shall bear interest at a per annum rate equal to the Base Rate plus (A) 4.50% through and including June 30, 2002 and
(B) 5.50% thereafter. Interest on Term Loans shall be payable in arrears on each applicable Interest Payment Date (or at such other times as may be specified herein).

            (d) Term Notes. If requested by a Term Lender, and upon surrender to the Administrative Agent of any note issued to such Lender under the Original Credit Facility, the Term Loan made by such Term Lender shall be evidenced by a duly executed promissory note of the Borrower to such Term Lender in an original principal amount equal to the principal amount of such Term Loan outstanding on the Original Closing Date, substantially in the form of Exhibit 2.4(d).

        2.5 TRANCHE C TERM LOAN.

            (a) Tranche C Term Commitment. Without extinguishing the rights of the Original Tranche C Term Lenders to receive payment for interest accrued on the Tranche C Term Loans prior to the Second Restatement Effective Date, each Tranche C Term Loan made on the Restatement Effective Date pursuant to Section
2.5 of the First Amended and Restated Credit Agreement (a "Tranche C Term Loan" and collectively with the Tranche C Term Loans of each other Tranche C Term Lender, the "Tranche C Term Loans") (less any regularly-scheduled Principal Amortization Payments under the First Amended and Restated Credit Agreement made prior to the Second Restatement Effective Date) shall be deemed to be outstanding as a Tranche C Term Loan hereunder from and after the Second Restatement Effective Date. The Tranche C Term Loans may consist of Base Rate Loans or Eurodollar Loans, or a combination thereof, as the Borrower may request; provided, however, that no more than six Eurodollar Loans shall be outstanding under this Section 2.5 at any time (it being understood that, for purposes hereof, Eurodollar Loans with different Interest Periods shall be considered as separate Eurodollar Loans, even if they begin on the same date, although borrowings, extensions and conversions may, in accordance with the provisions hereof, be combined at the end of existing Interest Periods to constitute a new Eurodollar Loan with a single Interest Period). Amounts repaid on the Tranche C Term Loans may not be reborrowed. For the avoidance of doubt, the Tranche C Term Loans were initially made to the Borrower on the Restatement Effective Date and have remained outstanding without interruption (subject to any regularly-scheduled Principal Amortization Payments under the First Amended and Restated Credit Agreement) through and including the Second Restatement Effective Date, notwithstanding the amendment and restatement of the First Amended and Restated Credit Agreement pursuant to this Credit Agreement.

            (b) Borrowing Procedures. The entire amount of the Tranche C Term Loans was made in a single borrowing on the Restatement Effective Date. The Borrower submitted an appropriate Notice of Borrowing to the Administrative Agent not later than 11:00 A.M. (New York City time) on the Business Day prior to the Restatement Effective Date, which Notice of Borrowing was irrevocable and specified that the funding of the Tanche C Term Loans was requested. Each Tranche C Term Lender made its Tranche C Term Loan Commitment Percentage of the Tranche C Term Loan available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent specified in Schedule 2.1(a), or at such other office as the Administrative Agent may designate in writing, by 1:00 P.M. (New York City time) on Second Restatement Effective Date in Dollars and in funds immediately available to the Administrative Agent.

            (c) Minimum Amounts. Eurodollar Loans having the same Interest Period and Base Rate Loans that comprise parts of the Tranche C Term Loan shall be in an aggregate principal amount that is not less than $10,000,000 and integral multiples of $1,000,000 (or the then remaining principal balance of the Tranche C Term Loans, if less).

            (d) Repayment of Tranche C Term Loans. The principal amount of the Tranche C Term Loans shall be repaid in fourteen (14) consecutive quarterly installments as follows unless accelerated sooner pursuant to Section 9.2:

    ============================================================================
                   PRINCIPAL                        TRANCHE C TERM LOAN
                 AMORTIZATION                      PRINCIPAL AMORTIZATION
                 PAYMENT DATES                            PAYMENT
    ============================================================================
              September 30, 1999                         $    875,000
    ----------------------------------------------------------------------------
               December 31, 1999                         $    875,000
    ----------------------------------------------------------------------------
                March 31, 2000                           $    875,000
    ----------------------------------------------------------------------------
                 June 30, 2000                           $    875,000
    ----------------------------------------------------------------------------
              September 30, 2000                         $    875,000
    ----------------------------------------------------------------------------
               December 31, 2000                         $    875,000
    ----------------------------------------------------------------------------
                March 31, 2001                           $    875,000
    ----------------------------------------------------------------------------
                 June 30, 2001                           $    875,000
    ----------------------------------------------------------------------------
              September 30, 2001                         $    875,000
    ----------------------------------------------------------------------------
               December 31, 2001                         $    875,000
    ----------------------------------------------------------------------------
                March 31, 2002                           $    875,000
    ----------------------------------------------------------------------------
                 June 30, 2002                           $    875,000
    ----------------------------------------------------------------------------
              September 30, 2002                         $    875,000
    ----------------------------------------------------------------------------
               December 31, 2002                         $338,625,000
    ----------------------------------------------------------------------------
                     Total                               $350,000,000
    ============================================================================

            (e) Interest. Subject to the provisions of Section 3.1, (i) Eurodollar Loans comprising all or a part of the Tranche C Term Loans shall bear interest at a per annum rate equal to the Eurodollar Rate plus (A) 5.50% through and including June 30, 2002 and (B) 6.50% thereafter and (ii) Base Rate Loans comprising all or part of the Tranche C Term Loans shall bear interest at a per annum rate equal to the Base Rate plus (A) 4.50% through and including June 30, 2002 and (B) 5.50% thereafter. Interest on Tranche C Term Loans shall be payable in arrears on each applicable Interest Payment Date (or at such other times as may be specified herein).

            (f) Tranche C Term Notes. If requested by a Tranche C Term Lender, the portion of the Tranche C Term Loan made by such Tranche C Term Lender shall be evidenced by a duly executed promissory note of the Borrower to such Tranche C Term Lender in an original principal amount equal to the original principal amount of such Tranche C Term Lender's Tranche C Commitment Percentage of the Tranche C Term Loan, and substantially in the form of Exhibit 2.5(f).

        2.6 NEW TERM LOAN.

            (a) New Term Loan Commitment. Subject to the terms and conditions hereof and in reliance upon the representations and warranties set forth herein each New Term Loan Lender severally agrees to make available to the Borrower on the Second Restatement Effective Date a term loan in Dollars (a "New Term Loan" and collectively with the New Term Loans of each other New Term Loan Lender, the "New Term Loans") in an amount equal to the New Term Loan Commitment of such New Term Loan Lender and in an aggregate principal amount for all New Term Loan Lenders equal to the New Term Loan Committed Amount; provided, however, that with regard to the Lenders collectively, the sum of the aggregate principal amount of the Obligations outstanding shall not exceed the Aggregate Committed Amount. The New Term Loans may initially consist only of Base Rate Loans. Subsequent to the Second Restatement Effective Date, New Term Loans may be converted to Eurodollar Loans pursuant to Section 3.2 as the Borrower may request; provided, however, that no more than six New Term Loans that are Eurodollar Loans shall be outstanding at any time (it being understood that, for purposes hereof, Eurodollar Loans with different Interest Periods shall be considered as separate Eurodollar Loans, even if they begin on the same date, although borrowings, extensions and conversions may, in accordance with the provisions hereof, be combined at the end of existing Interest Periods to constitute a new Eurodollar Loan with a single Interest Period). Amounts repaid on the New Term Loans may not be reborrowed.

            (b) Borrowing Procedures. The entire amount of the New Term Loans shall be made in a single borrowing on the Second Restatement Effective Date. The Borrower shall submit an appropriate Notice of Borrowing to the Administrative Agent not later than 11:00 A.M. (New York City time) on the Business Day prior to the Second Restatement Effective Date, which Notice of Borrowing shall be irrevocable and shall specify that the funding of the New Term Loans is requested. Each New Term Loan Lender shall make its New Term Loan

Commitment Percentage of the New Term Loan available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent specified in Schedule 2.1(a), or at such other office as the Administrative Agent may designate in writing, by 1:00 P.M. (New York City time) on the Second Restatement Effective Date in Dollars and in funds immediately available to the Administrative Agent.

            (c) Minimum Amounts. Eurodollar Loans having the same Interest Period and Base Rate Loans that comprise parts of the New Term Loan shall be in an aggregate principal amount that is not less than $10,000,000 and integral multiples of $1,000,000 (or the then remaining principal balance of the New Term Loans, if less).

            (d) Repayment of New Term Loans. The principal amount of the New Term Loans shall be repaid in five (5) consecutive quarterly installments as follows unless accelerated sooner pursuant to Section 9.2:

    ============================================================================
                  PRINCIPAL                         NEW TERM LOAN
                AMORTIZATION                    PRINCIPAL AMORTIZATION
                PAYMENT DATES                          PAYMENT
    ============================================================================
              December 31, 2001                       $    673,524.90
    ----------------------------------------------------------------------------
               March 31, 2002                         $    673,524.90
    ----------------------------------------------------------------------------
                June 30, 2002                         $    673,524.90
    ----------------------------------------------------------------------------
             September 30, 2002                       $    673,524.90
    ----------------------------------------------------------------------------
              December 31, 2002                       $266,715,863.60
    ----------------------------------------------------------------------------
                    Total                             $269,409,963.20
    ============================================================================

            (e) Interest. Subject to the provisions of Section 3.1, (i) Eurodollar Loans comprising all or a part of the New Term Loans shall bear interest at a per annum rate equal to the Eurodollar Rate plus (A) 5.50% through and including June 30, 2002 and (B) 6.50% thereafter and (ii) Base Rate Loans comprising all or part of the New Term Loans shall bear interest at a per annum rate equal to the Base Rate plus (A) 4.50% through and including June 30, 2002 and (B) 5.50% thereafter. Interest on New Term Loans shall be payable in arrears on each applicable Interest Payment Date (or at such other times as may be specified herein).

            (f) New Term Loan Notes. If requested by a New Term Loan Lender, the portion of the New Term Loan made by such New Term Loan Lender shall be evidenced by a duly executed promissory note of the Borrower to such New Term Loan Lender in an original principal amount equal to the original principal amount of such New Term Loan Lender's New Term Loan Commitment Percentage of the New Term Loan, and substantially in the form of Exhibit 2.6(f).

                                   SECTION 3.
                 OTHER PROVISIONS RELATING TO CREDIT FACILITIES

        3.1 DEFAULT RATE. (i) Upon the occurrence, and during the continuance, of an Event of Default, (ii) for any period during which the Borrower pays to MDP a rate in excess of 10.0% per annum under the MDP Note Purchase Agreement (other than Contingent Interest (as defined therein)), and (iii) for any period during which the Borrower pays to PMI a rate in excess of 8.0% per annum under the PMI Note Purchase Agreement, then, in any such case, the principal of and, to the extent permitted by law, interest on the Loans and any other amounts owing hereunder or under the other Credit Documents shall bear interest, payable on demand, at a per annum rate 2% greater than the rate which would otherwise be applicable (or if no rate is applicable, whether in respect of interest, fees or other amounts, then the Adjusted Base Rate plus 2%).

        3.2 EXTENSION AND CONVERSION. The Borrower shall have the option, on any Business Day, to extend existing Loans into a subsequent permissible Interest Period or to convert Revolving Loans, Term Loans, Tranche C Term Loans or New Term Loans, as the case may be, to Revolving Loans, Term Loans, Tranche C Term Loans or New Term Loans, respectively, of another interest rate type; provided, however, that (i) except as provided in Section 3.8, Eurodollar Loans may be converted into Base Rate Loans or extended as Eurodollar Loans for new Interest Periods only on the last day of the Interest Period applicable thereto, (ii) no Loans may be converted into, or continued as, Eurodollar Loans if a Default or Event of Default is in existence and the Total Aggregate Required Lenders or the Administrative Agent shall have determined that such conversion or continuation is inappropriate, (iii) Loans extended as, or converted into, Eurodollar Loans shall be subject to the terms of the definition of "Interest Period" set forth in Section 1.1 and shall be in such minimum amounts as provided in, with respect to the Revolving Loans, Section 2.1(b)(ii), with respect to the Term Loans,
Section 2.4(c), with respect to the Tranche C Term Loans, Section 2.5(c) or with respect to the New Term Loans, Section 2.6(c), (iv) no more than 10 Eurodollar Loans shall be outstanding under this Credit Agreement at any time (it being understood that, for purposes hereof, Eurodollar Loans with different Interest Periods shall be considered as separate Eurodollar Loans, even if they begin on the same date, although borrowings, extensions and conversions may, in accordance with the provisions hereof, be combined at the end of existing Interest Periods to constitute a new Eurodollar Loan with a single Interest Period) and (v) any request for extension or conversion of a Eurodollar Loan which shall fail to specify an Interest Period shall be deemed to be a request for an Interest Period of one month. Each such extension or conversion shall be effected by the Borrower by giving a Notice of Extension/Conversion (or telephonic notice promptly confirmed in writing) to the office of the Administrative Agent specified in specified in Schedule 2.1(a), or at such other office as the Administrative Agent may designate in writing, prior to 11:00 A.M. (New York City time) on the Business Day of, in the case of the conversion of a Eurodollar Loan into a Base Rate Loan, and on the third Business Day prior to, in the case of the extension of a Eurodollar Loan as, or conversion of a Base Rate Loan into, a Eurodollar Loan, the date of the proposed extension or conversion, specifying the date of the proposed extension or conversion, the Loans to be so extended or converted, the types of Loans into which such Loans are to be converted and, if appropriate, the applicable Interest Periods with respect thereto. Each request for extension or conversion shall be irrevocable. In the event the Borrower fails to request extension or conversion of any Eurodollar Loan in accordance with this Section 3.2, or any such conversion or extension is not permitted or required by this Section 3.2, then such Eurodollar Loan shall be automatically converted into a Base Rate Loan at the end of the Interest Period applicable thereto. The Administrative Agent shall give each affected Lender notice as promptly as practicable of any such proposed extension or conversion affecting any Loan.

        3.3 PREPAYMENTS.

            (a) Voluntary Prepayments. The Borrower shall have the right to prepay any Loans in whole or in part from time to time as it may select; provided, however, that (i) each


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

partial prepayment of Loans shall be in a minimum principal amount of $10,000,000 and integral multiples of $5,000,000 (provided that Revolving Loans that are Base Rate Loans may be prepaid in minimum principal amounts of $1,000,000 and integral multiples of $100,000) and (ii) any voluntary prepayment of the Term Loans and/or Tranche C Term Loans shall be subject to the prepayment penalty provisions of Section 3.3(c). Subject to the foregoing terms, amounts prepaid under this Section 3.3(a) shall be applied as the Borrower may elect; provided that if the Borrower elects to make a voluntary prepayment with respect to the Term Loans or the Tranche C Term Loans, the Borrower shall, to the extent any Revolving Loans are then outstanding, be required to make a pro rata voluntary prepayment (and corresponding permanent reduction in the Revolving Committed Amount) with respect to the Revolving Loans. Any amounts so prepaid shall be applied, in the case of the Term Loans, the Tranche C Term Loans and the New Term Loans, in the inverse order of maturity thereof, and in the case of all Loans, first to Base Rate Loans and then to Eurodollar Loans in direct order of Interest Period maturities. All prepayments under this Section 3.3(a) shall be subject to Section 3.12 and all prepayments of Term Loans, Tranche C Term Loans and New Term Loans shall be subject to Section 3.3(c), but otherwise prepayments shall be made without premium or penalty.

            (b) Mandatory Prepayments.

                (i) Committed Amounts. If at any time, (A) the sum of the aggregate principal amount of the Obligations outstanding shall exceed the Aggregate Committed Amount, (B) the amount of LOC Obligations outstanding shall exceed the LOC Committed Amount or (C) the amount of Swingline Loans outstanding shall exceed the Swingline Committed Amount, the Borrower shall immediately make payment on the Revolving Loans, the Swingline Loans and/or to a cash collateral account (any such account into which cash collateral is deposited by the Borrower, a "Cash Collateral Account") in respect of the LOC Obligations, in an amount sufficient to eliminate the deficiency; provided, however, to the extent payment on the Revolving Loans and/or to a cash collateral account in respect of the LOC Obligations is not sufficient to eliminate such deficiency, the Borrower shall make payment on the Term Loans in an amount sufficient to eliminate the deficiency and a corresponding permanent reduction in the Revolving Committed Amount. The Borrower hereby grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a continuing security interest in all amounts at any time on deposit in any and all cash collateral accounts to secure all LOC Obligations from time to time outstanding and all other Credit Party Obligations hereunder.

                (ii) Asset Disposition; Etc. Immediately upon receipt by any Consolidated Party of proceeds from any Asset Disposition, any incurrence of Indebtedness under Section 8.1(e), a Capital Raising Event or repayment of the Agecroft Note (other than in connection with the Agecroft Securitization), the Borrower shall prepay the Loans in an aggregate amount equal to the Net Cash Proceeds of the related Asset Disposition, incurrence of Indebtedness, Capital Raising Event or repayment (such prepayment to be applied as set forth in clause (iii) below).

                Notwithstanding the foregoing, the Borrower shall not be required to make a prepayment pursuant to Section 3.3(b)(ii) with respect to (x) up to $42,000,000 of Net Cash Proceeds from the sale of the Polk County, Florida, correctional facility, and (y) up to $5,000,000 per annum of Net Cash Proceeds from any Asset Dispositions (other than


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

        the Agecroft Securitization and the Headquarters Sale-Leaseback); provided, that, in the case of (x) and (y) above, the Borrower advises the Administrative Agent at the time the Net Cash Proceeds from such Asset Dispositions or repayment are received that it intends to reinvest such Net Cash Proceeds into replacement assets (including pursuant to any acquisition) within 180 days after such Asset Disposition or repayment and such Net Cash Proceeds are applied to repay the Revolving Loans (or, if no Revolving Loans are outstanding, to provide cash collateral for the Credit Party Obligations by deposit in a cash collateral account) until such time as such reinvestment occurs (or such 180 day period expires); provided, however, if such Net Cash Proceeds are not so reinvested within such 180 day period, the Borrower shall be obligated to apply such Net Cash Proceeds to the prepayment of the Loans at the end of such 180 day period in accordance with the terms of
        Section 3.3(b)(iii).

                (iii) Application of Mandatory Prepayments. All amounts required to be paid pursuant to Sections 3.3(b)(ii) and 3.3(b)(v) shall be applied ratably to the Revolving Obligations, the Term Loans, the Tranche C Term Loans and the New Term Loans in accordance with the respective outstanding amounts thereof as follows: (A) to the Revolving Obligations (first to Revolving Loans and second to Swingline Loans and (after all Revolving Loans and Swingline Loans have been repaid) then to a cash collateral account to secure LOC Obligations) (with a corresponding reduction in the Revolving Committed Amount in an amount equal to all amounts applied to the Revolving Obligations pursuant to this Section (b)(iii)) and (B) to the Term Loans, the Tranche C Term Loans and the New Term Loans, in the inverse order of maturity thereof, allocated ratably between the Term Loans, the Tranche C Term Loans and the New Term Loans in accordance with the respective outstanding amounts thereof. One or more holders of the Term Loans, the Tranche C Term Loans or the New Term Loans may decline to accept a mandatory prepayment under
        Section 3.3(b)(ii) to the extent there are sufficient Revolving Loans, Term Loans or Tranche C Term Loans, as applicable, outstanding to be paid with such prepayment. In the event one or more holders of the Term Loans declines such a prepayment, such declined prepayments shall be split evenly, with fifty percent (50%) of such declined prepayment allocated toward a prepayment of the Revolving Loans (with a corresponding reduction in the Revolving Committed Amount in an amount equal to the amount prepaid pursuant to such prepayment) and fifty percent (50%) of such declined prepayment being returned to the Borrower. In the event one or more holders of the Tranche C Term Loans declines such a prepayment, such declined prepayments shall be split as follows: twenty-five percent (25%) of such declined prepayment shall be allocated toward a prepayment of the Revolving Loans (with a corresponding reduction in the Revolving Committed Amount in an amount equal to the amount prepaid pursuant to such prepayment), twenty-five percent (25%) of such declined prepayment shall be allocated toward a prepayment of the Term Loans (subject to the right of the holders of the Term Loans to decline such prepayment as provided above), and fifty percent (50%) of such declined prepayment shall be returned to the Borrower. In the event one or more holders of the New Term Loans declines such a prepayment, such declined prepayments shall be split as follows: twenty-five percent (25%) of such declined prepayment shall be allocated toward a prepayment of the Term Loans (subject to the right of the holders of the Term Loans to decline such prepayment as provided above), twenty-five percent (25%) of such declined prepayment shall be allocated toward a prepayment of the Tranche C Term Loans (subject to the right of the holders of the Tranche C Term Loans to decline such prepayment as provided above), and fifty percent (50%) of such declined prepayment shall be returned to the Borrower. Notwithstanding the foregoing or anything to the contrary set forth in this Credit Agreement, in no event shall the Borrower receive greater than fifty percent (50%) of the aggregate declined portions of any prepayment (with any excess being allocated ratably toward a prepayment of the Term Loans, the Tranche C Term Loans and the New Term Loans). Within the parameters of the applications set forth above, prepayments shall be applied first to Base Rate Loans and then to Eurodollar Loans in direct order of Interest Period maturities. All prepayments under this Section 3.3(b) shall be subject to Section 3.12.

                (iv) [Intentionally omitted.]

                (v) Excess Cash Flow. Unless the Required Lenders, the Required Tranche C Term Lenders and the Required New Term Loan Lenders otherwise agree, if for any period comprised of either (a) the first and second fiscal quarters of any fiscal year of the Consolidated Parties, commencing with the fiscal year beginning January 1, 2001 or (b) the third and fourth fiscal quarters of any such fiscal year of the Consolidated Parties, there shall be Excess Cash Flow, the Borrower shall apply seventy-five percent of such Excess Cash Flow to the prepayment of the Loans and the reduction of the Revolving Committed Amount as set forth in Section 3.1(b)(iii). Each such prepayment and commitment reduction shall be made on a date no later than the date that is three (3) Business Days after delivery of the officer's certificate that would otherwise be due, pursuant to Section 7.1(c), at the end of the second and fourth fiscal quarters of the Consolidated Parties.

            (c) Prepayment Penalty. In the event the Borrower voluntarily elects to prepay the Term Loan and/or the Tranche C Term Loan within one year of the Original Closing Date as permitted by Section 3.3(a), the Borrower shall be obligated to pay a prepayment fee equal to two percent (2.0%) of the principal amount prepaid. In the event the Borrower voluntarily elects to prepay the Term Loan and/or the Tranche C Term Loan between December 31, 1999 and December 31, 2000 as permitted by Section 3.3(a), the Borrower shall be obligated to pay a prepayment fee equal to one percent (1.0%) of the principal amount prepaid. After two years from the Original Closing Date, the Borrower may prepay the Term Loan and/or the Tranche C Term Loan without a prepayment penalty or fee.

        3.4 TERMINATION AND REDUCTION OF REVOLVING COMMITTED AMOUNT. The Borrower may from time to time permanently reduce or terminate the Revolving Committed Amount in whole or in part (in minimum aggregate amounts of $10,000,000 or in integral multiples of $5,000,000 in excess thereof (or, if less, the full remaining amount of the then applicable Revolving Committed Amount)) upon three Business Days' prior written notice to the Administrative Agent; provided, that, (i) no such termination or reduction shall be made which would cause the sum of the aggregate outstanding principal amount of the Obligations to exceed the Aggregate Committed Amount, unless, concurrently with such termination or reduction, the Loans are repaid to the extent necessary to eliminate such excess and (ii) no such termination or reduction shall be made which would cause the sum of the aggregate outstanding principal amount of the Revolving Obligations to exceed the Revolving Committed Amount. The Administrative Agent shall promptly notify each affected Lender of receipt by the Administrative Agent of any notice from the Borrower pursuant to this
Section 3.4.


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

        3.5 FEES.

            (a) Refinancing Fee. In consideration of the amendments effected by this Credit Agreement and the New Term Loan Commitments provided hereby, the Borrower agrees to pay to the Administrative Agent for the ratable account of each Lender a fee (the "Refinancing Fee") in an amount equal to 1.00% of the aggregate dollar amount of all Term Loans, Tranche C Term Loans and New Term Loans outstanding on and as of June 30, 2002. Such Refinancing Fee shall be payable on the first Business Day after June 30, 2002. For the avoidance of doubt, if the Borrower has prepaid all Loans hereunder and all other Obligations hereunder have been paid in full, in each case on or before June 30, 2002, the Borrower shall not be obligated to pay the Refinancing Fee.

             (b) Unused Fee. In consideration of the Revolving Commitments of the Revolving Lenders hereunder, the Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender a fee (the "Unused Fee") on the Unused Revolving Committed Amount computed at a per annum rate for each day during the applicable Unused Fee Calculation Period (hereinafter defined) equal to the Applicable Percentage in effect from time to time. The Unused Fee shall begin accruing on the Restatement Effective Date and shall be due and payable in arrears on the last business day of each March, June, September and December (and any date that the Revolving Committed Amount is reduced as provided in Section 3.4 and the Revolving Loan Maturity Date) for the immediately preceding quarter (or portion thereof) (each such quarter or portion thereof for which the Unused Fee is payable hereunder being herein referred to as an "Unused Fee Calculation Period"), beginning with the first of such dates to occur after the Restatement Effective Date. For purposes of computation of the Unused Fee, the Swingline Loans shall not be counted toward or considered usage under the Revolving Loan Facility.

            (c) Letter of Credit Fees.

            (i) Letter of Credit Issuance Fee. In consideration of the issuance of standby or any other performance related Letters of Credit hereunder, the Borrower promises to pay to the Administrative Agent for the account of each Revolving Lender a fee (the "Standby Letter of Credit Fee") on such Revolving Lender's Revolving Commitment Percentage of the average daily maximum amount available to be drawn under each such standby Letter of Credit computed at a per annum rate for each day from the date of issuance to the date of expiration equal to the Applicable Percentage for Eurodollar Loans. The Standby Letter of Credit Fee will be payable quarterly in arrears on the last Business Day of each March, June, September and December for the immediately preceding quarter (or a portion thereof).

            (ii) Trade Letter of Credit Fee. In consideration of the issuance of trade Letters of Credit hereunder, the Borrower promises to pay to the Administrative Agent for the account of each Revolving Lender a fee (the "Trade Letter of Credit Fee") on such Revolving Lender's Revolving Commitment Percentage of the amount of each drawing under any such trade Letter of Credit equal to .125%. The Trade Letter of Credit Fee will be payable on each date of drawing under a trade Letter of Credit.

            (iii) Issuing Lender Fees. In addition to the Standby Letter of Credit Fee payable pursuant to clause (i) above and the Trade Letter of Credit Fee payable pursuant to clause (ii) above, the Borrower promises to pay to the Issuing Lender for its own account without



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

sharing by the other Revolving Lenders (A) a letter of credit fronting fee of one-eighth percent (1/8%) per annum on the average daily maximum amount available to be drawn under outstanding Letters of Credit payable quarterly in arrears with the Standby Letter of Credit Fee and the Trade Letter of Credit Fee, and (B) customary charges from time to time of the Issuing Lender with respect to the issuance, amendment, transfer, administration, cancellation and conversion of, and drawings under, such Letters of Credit (collectively, the "Issuing Lender Fees").

            (d) Administrative Fees. The Borrower agrees to pay to the Administrative Agent, for its own account, an administrative fee in an amount previously agreed between the Borrower and the Administrative Agent (the "Administrative Agent's Fees"), on the Restatement Effective Date and annually in advance prior to the date on which all Commitments under this Credit Agreement have terminated and no Credit Party Obligations are outstanding.

            (e) Other Fees. The Borrower agrees to pay to LCPI, in immediately available funds on the Restatement Effective Date, the other fees referred to in the Commitment Letter (and related Fee Letter), each dated as of April 26, 1999, and as amended, among the Borrower, LCPI and LBI and as further agreed among the Borrower, LCPI and LBI.

            (f) New Term Loan Commitment Fee. In consideration of the New Term Loan Commitments provided hereby, the Borrower agrees to pay to the Administrative Agent on the Second Restatement Effective Date, for the ratable account of each New Term Loan Lender, a fee (the "New Term Loan Commitment Fee") in an amount equal to 1.00% of the New Term Loan Committed Amount.

            (g) Term Loan Amendment Fee. In consideration of the amendments affected by this Credit Agreement, the Borrower agrees to pay to the Administrative Agent on the Second Restatement Effective Date, for the ratable account of each Term Lender, a fee (the "Term Loan Amendment Fee") in an amount equal to 0.25% of the aggregate dollar amount of all Term Loans outstanding on and as of the Second Restatement Effective Date.

            (h) Tranche C Term Loan Commitment Fee. In consideration of the amendments affected by this Credit Agreement, the Borrower agrees to pay to the Administrative Agent on the Second Restatement Effective Date, for the ratable account of each Tranche C Term Lender, a fee (the "Tranche C Term Loan Amendment Fee") in an amount equal to 0.25% of the aggregate dollar amount of all Tranche C Term Loans outstanding on and as of the Second Restatement Effective Date.

        3.6 CAPITAL ADEQUACY. If any Lender has determined, after the date hereof, that the adoption or the becoming effective of, or any change in, or any change by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof in the interpretation or administration of, any applicable law, rule or regulation regarding capital adequacy, or compliance by such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital or assets as a consequence of its commitments or obligations hereunder to a level below that which such Lender could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy), then, upon notice from such Lender to the Borrower, the Borrower shall be obligated to pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction. Each determination by any such Lender of amounts owing under this Section shall, absent manifest error, be conclusive and binding on the parties hereto.

        3.7 LIMITATION ON EURODOLLAR LOANS. If on or prior to the first day of any Interest Period for any Eurodollar Loan:

                (a) the Administrative Agent determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period; or

                (b) the Required Lenders determine (which determination shall be conclusive) and notify the Administrative Agent that the Eurodollar Rate will not adequately and fairly reflect the cost to the Lenders of funding Eurodollar Loans for such Interest Period;

then the Administrative Agent shall give the Borrower prompt notice thereof, and so long as such condition remains in effect, the Lenders shall be under no obligation to make additional Eurodollar Loans, continue Eurodollar Loans, or to convert Base Rate Loans into Eurodollar Loans and the Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Eurodollar Loans, either prepay such Eurodollar Loans or convert such Eurodollar Loans into Base Rate Loans in accordance with the terms of this Credit Agreement.

        3.7A LIMITATION ON TRANCHE C EURODOLLAR LOANS. If on or prior to the first day of any Interest Period for any Eurodollar Loan the Required Tranche C Lenders determine (which determination shall be conclusive) and notify the Administrative Agent that the Eurodollar Rate will not adequately and fairly reflect the cost to the Tranche C Lenders of funding Eurodollar Loans to be held by such Tranche C Lenders during such Interest Period, then the Administrative Agent shall give the Borrower prompt notice thereof, and so long as such condition remains in effect, the Tranche C Lenders shall be under no obligation to make additional Eurodollar Loans, continue Eurodollar Loans, or to convert Base Rate Loans into Eurodollar Loans and the Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Eurodollar Loans, either prepay such Eurodollar Loans or convert such Eurodollar Loans into Base Rate Loans in accordance with the terms of this Credit Agreement.

        3.7B LIMITATION ON NEW TERM LOAN EURODOLLAR LOANS. If on or prior to the first day of any Interest Period for any Eurodollar Loan the Required New Term Loan Lenders determine (which determination shall be conclusive) and notify the Administrative Agent that the Eurodollar Rate will not adequately and fairly reflect the cost to the New Term Loan Lenders of funding Eurodollar Loans to be held by such New Term Loan Lenders during such Interest Period, then the Administrative Agent shall give the Borrower prompt notice thereof, and so long as such condition remains in effect, the New Term Loan Lenders shall be under no obligation to make additional Eurodollar Loans, continue Eurodollar Loans, or to convert Base Rate Loans into Eurodollar Loans and the Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Eurodollar Loans, either prepay such Eurodollar Loans or convert such Eurodollar Loans into Base Rate Loans in accordance with the terms of this Credit Agreement.

        3.8 ILLEGALITY. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof occurring after the Closing Date shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Credit Agreement, (a) such Lender shall promptly give written notice of such circumstances to the Borrower and the Administrative Agent (which notice shall be withdrawn whenever such circumstances no longer exist), (b) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert a Base Rate Loan to Eurodollar Loans, shall forthwith be canceled and, until such time as it shall no longer be unlawful for such Lender to make or maintain Eurodollar Loans, such Lender shall then have a commitment only to make a Base Rate Loan when a Eurodollar Loan is requested and (c) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 3.13.

        3.9 REQUIREMENTS OF LAW. If, after the date hereof, the adoption of any applicable law, rule, or regulation, or any change in any applicable law, rule, or regulation, or any change in the interpretation or administration thereof by any Governmental Authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank, or comparable agency:

                (i) shall subject such Lender (or its Applicable Lending Office) to any tax, duty, or other charge with respect to any Eurodollar Loans, its Notes, or its obligation to make Eurodollar Loans, or change the basis of taxation of any amounts payable to such Lender (or its Applicable Lending Office) under this Credit Agreement or its Notes in respect of any Eurodollar Loans (other than taxes imposed on the overall net income of such Lender by the jurisdiction in which such Lender has its principal office or such Applicable Lending Office);

                (ii) shall impose, modify, or deem applicable any reserve, special deposit, assessment, or similar requirement (other than the Eurodollar Reserve Requirement utilized in the determination of the Adjusted Eurodollar Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Lender (or its Applicable Lending Office), including the Commitment of such Lender hereunder; or

                (iii) shall impose on such Lender (or its Applicable Lending Office) or the London interbank market any other condition affecting this Credit Agreement or its Notes or any of such extensions of credit or liabilities or commitments;

and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making, converting into, continuing, or maintaining any Eurodollar Loans or to reduce any sum received or receivable by such Lender (or its Applicable Lending Office) under this Credit Agreement or its Notes with respect to any Eurodollar Loans, then the Borrower shall pay to such Lender on demand such amount or amounts as will compensate such Lender for such increased cost or reduction. If any Lender requests compensation by the Borrower under this Section 3.9, the Borrower may, by notice to such Lender (with a copy to the


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

Administrative Agent), suspend the obligation of such Lender to make or continue Eurodollar Loans, or to convert Base Rate Loans into Eurodollar Loans, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 3.10 shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested. Each Lender shall promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this
Section 3.9 and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous to it. Any Lender claiming compensation under this Section 3.9 shall furnish to the Borrower and the Administrative Agent a statement setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

        3.10 TREATMENT OF AFFECTED LOANS. If the obligation of any Lender to make any Eurodollar Loan or to continue, or to convert Base Rate Loans into, Eurodollar Loans shall be suspended pursuant to Section 3.8 or 3.9 hereof, such Lender's Eurodollar Loans shall be automatically converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for such Eurodollar Loans (or, in the case of a conversion required by Section 3.8 hereof, on such earlier date as such Lender may specify to the Borrower with a copy to the Administrative Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 3.8 or 3.9 hereof that gave rise to such conversion no longer exist:

                (a) to the extent that such Lender's Eurodollar Loans have been so converted, all payments and prepayments of principal that would otherwise be applied to such Lender's Eurodollar Loans shall be applied instead to its Base Rate Loans; and

                (b) all Loans that would otherwise be made or continued by such Lender as Eurodollar Loans shall be made or continued instead as Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be converted into Eurodollar Loans shall remain as Base Rate Loans.

If such Lender gives notice to the Borrower (with a copy to the Administrative Agent) that the circumstances specified in Section 3.8 or 3.9 hereof that gave rise to the conversion of such Lender's Eurodollar Loans pursuant to this
Section 3.10 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Loans made by other Lenders are outstanding, such Lender's Base Rate Loans shall be automatically converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Eurodollar Loans and by such Lender are held pro rata (as to principal amounts, interest rate basis, and Interest Periods) in accordance with their respective Commitments.

        3.11 TAXES. (a) Any and all payments by any Credit Party to or for the account of any Lender or the Administrative Agent hereunder or under any other Credit Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto,



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

excluding, in the case of each Lender and the Administrative Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender (or its Applicable Lending Office) or the Administrative Agent (as the case may be) is organized or any political subdivision thereof (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as "Taxes"). If any Credit Party shall be required by law to deduct any Taxes from or in respect of any sum payable under this Credit Agreement or any other Credit Document to any Lender or the Administrative Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.11) such Lender or the Administrative Agent receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Credit Party shall make such deductions, (iii) such Credit Party shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law, and (iv) such Credit Party shall furnish to the Administrative Agent, at its address referred to in Section 11.1, the original or a certified copy of a receipt evidencing payment thereof.

        (b) In addition, the Borrower agrees to pay any and all present or future stamp or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under this Credit Agreement or any other Credit Document or from the execution or delivery of, or otherwise with respect to, this Credit Agreement or any other Credit Document (hereinafter referred to as "Other Taxes").

        (c) The Borrower agrees to indemnify each Lender and the Administrative Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 3.11) paid by such Lender or the Administrative Agent (as the case may be) and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto.

        (d) Each Lender that is not a United States person under Section 7701(a)(30) of the Code (a "Non-U.S. Lender"), on or prior to the date of its execution and delivery of this Credit Agreement in the case of each Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by the Borrower or the Administrative Agent (but only so long as such Lender remains lawfully able to do so), shall provide the Borrower and the Administrative Agent with (i) Internal Revenue Service Form W-8 BEN or W-8 ECI, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Credit Agreement is effectively connected with the conduct of a trade or business in the United States or (ii) with respect to any Non-U.S. Lender that is not a "bank" within the meaning of
Section 881(c)(3)(A) of the Code claiming exemption from U.S. withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest," a statement substantially in the form of Exhibit 3.11(d) or a Form W-8 BEN certifying, in the case of (i) or (ii) above, that such Lender is entitled to an exemption from or a reduced rate of tax on payments pursuant to this Credit Agreement or any of the other Credit Documents.

        (e) For any period with respect to which a Lender has failed to provide the Borrower and the Administrative Agent with the appropriate form pursuant to
Section 3.11(d)


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

(unless such failure is due to a change in treaty, law, or regulation occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under Section 3.11(a) or 3.11(b) with respect to Taxes imposed by the United States; provided, however, that should a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

        (f) If any Credit Party is required to pay additional amounts to or for the account of any Lender pursuant to this Section 3.11, then such Lender will agree to use reasonable efforts to change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Lender, is not otherwise disadvantageous to such Lender.

        (g) Within thirty (30) days after the date of any payment of Taxes, the applicable Credit Party shall furnish to the Administrative Agent the original or a certified copy of a receipt evidencing such payment.

        (h) Without prejudice to the survival of any other agreement of the Credit Parties hereunder, the agreements and obligations of the Credit Parties contained in this Section 3.11 shall survive the repayment of the Loans, LOC Obligations and other obligations under the Credit Documents and the termination of the Commitments hereunder.

        3.12 COMPENSATION. Upon the request of any Lender, the Borrower shall pay to such Lender such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost, or expense (including loss of anticipated profits) incurred by it as a result of:

                (a) any payment, prepayment, or conversion of a Eurodollar Loan for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 9.2) on a date other than the last day of the Interest Period for such Loan; or

                (b) any failure by the Borrower for any reason (including, without limitation, the failure of any condition precedent specified in
        Section 5 to be satisfied) to borrow, convert, continue, or prepay a Eurodollar Loan on the date for such borrowing, conversion, continuation, or prepayment specified in the relevant notice of borrowing, prepayment, continuation, or conversion under this Credit Agreement.

        With respect to Eurodollar Loans, such indemnification may include an amount equal to the excess, if any, of (a) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of the applicable Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Eurodollar Loans provided for herein (excluding, however, the Applicable Percentage included therein, if any) over
(b) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurodollar market. The covenants of the Borrower set forth in this Section 3.12 shall survive the repayment of the Loans,


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

LOC Obligations and other obligations under the Credit Documents and the termination of the Commitments hereunder.

        3.13 PRO RATA TREATMENT. Except to the extent otherwise provided herein:

             (a) Loans. Each Revolving Loan, each payment or (subject to the terms of Section 3.3) prepayment of principal of any Revolving Loan (other than Swingline Loans) or reimbursement obligations arising from drawings under Letters of Credit, each payment of interest on the Revolving Loans or reimbursement obligations arising from drawings under Letters of Credit, each payment of Unused Fees, each payment of the Standby Letter of Credit Fee, each payment of the Trade Letter of Credit Fee, each reduction in Revolving Commitments and LOC Commitments and each conversion or extension of any Revolving Loan, shall be allocated pro rata among the Revolving Lenders in accordance with the respective principal amounts of their outstanding Revolving Loans or Swingline Loans and Participation Interests. With respect to the Term Loan, each payment or prepayment of principal on the Term Loan, each payment of interest thereon, and each conversion or extension of any Loan comprising the Term Loan, shall be allocated pro rata among the Term Lenders in accordance with the respective principal amounts of their outstanding Term Loan and Participation Interests therein.

             (b) Advances. No Lender shall be responsible for the failure or delay by any other Lender in its obligation to make its ratable share of a borrowing hereunder; provided, however, that the failure of any Lender to fulfill its obligations hereunder shall not relieve any other Lender of its obligations hereunder. Unless the Administrative Agent shall have been notified in writing by any Lender prior to the date of any requested borrowing that such Lender does not intend to make available to the Administrative Agent its ratable share of such borrowing to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on the date of such borrowing, and the Administrative Agent in reliance upon such assumption, may (in its sole discretion but without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent, the Administrative Agent shall be able to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent will promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover from the Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent at a per annum rate equal to (i) from the Borrower at the applicable rate for the applicable borrowing pursuant to the Notice of Borrowing and (ii) from a Lender at the Federal Funds Rate.

        3.13A TRANCHE C PRO RATA TREATMENT. With respect to the Tranche C Term Loans, each payment or prepayment of principal on the Tranche C Term Loans, each payment of interest thereon and each conversion or extension of any Loan comprising the Tranche C Term Loans, shall be allocated pro rata among the Tranche C Term Lenders in accordance with the respective principal amounts of their outstanding Tranche C Term Loans and Participation Interests therein.


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

        3.13B NEW TERM LOAN PRO RATA TREATMENT. With respect to the New Term Loans, each payment or prepayment of principal on the New Term Loans, each payment of interest thereon and each conversion or extension of any Loan comprising the New Term Loans, shall be allocated pro rata among the New Term Loan Lenders in accordance with the respective principal amounts of their outstanding New Term Loans and Participation Interests therein.

        3.14 SHARING OF PAYMENTS. The Lenders agree among themselves that, in the event that any Lender shall obtain payment in respect of any Loan, LOC Obligations or any other obligation owing to such Lender under this Credit Agreement through the exercise of a right of setoff, banker's lien or counterclaim, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, in excess of its pro rata share of such payment as provided for in this Credit Agreement, such Lender shall promptly purchase from the other Lenders a Participation Interest in such Loans, LOC Obligations and other obligations in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that all Lenders share such payment in accordance with their respective ratable shares as provided for in this Credit Agreement. The Lenders further agree among themselves that if payment to a Lender obtained by such Lender through the exercise of a right of setoff, banker's lien, counterclaim or other event as aforesaid shall be rescinded or must otherwise be restored, each Lender which shall have shared the benefit of such payment shall, by repurchase of a Participation Interest theretofore sold, return its share of that benefit (together with its share of any accrued interest payable with respect thereto) to each Lender whose payment shall have been rescinded or otherwise restored. The Borrower agrees that any Lender so purchasing such a Participation Interest may, to the fullest extent permitted by law, exercise all rights of payment, including setoff, banker's lien or counterclaim, with respect to such Participation Interest as fully as if such Lender were a holder of such Loan, LOC Obligations or other obligation in the amount of such Participation Interest. Except as otherwise expressly provided in this Credit Agreement, if any Lender or the Administrative Agent shall fail to remit to the Administrative Agent or any other Lender an amount payable by such Lender or the Administrative Agent to the Administrative Agent or such other Lender pursuant to this Credit Agreement on the date when such amount is due, such payments shall be made together with interest thereon for each date from the date such amount is due until the date such amount is paid to the Administrative Agent or such other Lender at a rate per annum equal to the Federal Funds Rate. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section 3.14 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders under this
Section 3.14 to share in the benefits of any recovery on such secured claim.

        3.15 PAYMENTS, COMPUTATIONS, ETC. (a) Except as otherwise specifically provided herein, all payments hereunder shall be made to the Administrative Agent in Dollars in immediately available funds, without setoff, deduction, counterclaim or withholding of any kind, at the Administrative Agent's office specified in Schedule 2.1(a) not later than 2:00 P.M. (Charlotte, North Carolina time) on the date when due. Payments received after such time shall be deemed to have been received on the next succeeding Business Day. The Administrative Agent may (but shall not be obligated to) debit the amount of any such payment which is not made by such time to any ordinary deposit account of the Borrower or any other Credit Party maintained with the Administrative Agent (with notice to the Borrower or such other Credit Party). The Borrower shall, at the time it makes any payment under this Credit Agreement,


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

specify to the Administrative Agent the Loans, LOC Obligations, Fees, interest or other amounts payable by the Borrower hereunder to which such payment is to be applied (and in the event that it fails so to specify, or if such application would be inconsistent with the terms hereof, the Administrative Agent shall distribute such payment to the Lenders in such manner as the Administrative Agent may determine to be appropriate in respect of obligations owing by the Borrower hereunder, subject to the terms of Section 3.13(a)). The Administrative Agent will distribute such payments to such Lenders, if any such payment is received prior to 12:00 Noon (Charlotte, North Carolina time) on a Business Day in like funds as received prior to the end of such Business Day and otherwise the Administrative Agent will distribute such payment to such Lenders on the next succeeding Business Day. Whenever any payment hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day (subject to accrual of interest and Fees for the period of such extension), except that in the case of Eurodollar Loans, if the extension would cause the payment to be made in the next following calendar month, then such payment shall instead be made on the next preceding Business Day. Except as expressly provided otherwise herein, all computations of interest and fees shall be made on the basis of actual number of days elapsed over a year of 360 days, except with respect to computation of interest on Base Rate Loans which (unless the Base Rate is determined by reference to the Federal Funds Rate) shall be calculated based on a year of 365 or 366 days, as appropriate. Interest shall accrue from and include the date of borrowing, but exclude the date of payment.

             (b) Allocation of Payments After Event of Default. Notwithstanding any other provisions of this Credit Agreement to the contrary, after the occurrence and during the continuance of an Event of Default, all amounts collected or received by the Administrative Agent or any Lender on account of the Credit Party Obligations or any other amounts outstanding under any of the Credit Documents or in respect of the Collateral shall be paid over or delivered as follows:

                FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation reasonable attorneys' fees) of the Administrative Agent in connection with enforcing the rights of the Lenders under the Credit Documents and any protective advances made by the Administrative Agent with respect to the Collateral under or pursuant to the terms of the Collateral Documents;

                SECOND, to payment of any fees owed to the Administrative Agent;

                THIRD, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation, reasonable attorneys' fees) of each of the Lenders in connection with enforcing its rights under the Credit Documents or otherwise with respect to the Credit Party Obligations owing to such Lender;

                FOURTH, to the payment of all of the Credit Party Obligations consisting of accrued fees and interest;

                FIFTH, to the payment of the outstanding principal amount of the Credit Party Obligations (including the payment or cash collateralization of the outstanding LOC Obligations);


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

                SIXTH, to all other Credit Party Obligations and other obligations which shall have become due and payable under the Credit Documents or otherwise and not repaid pursuant to clauses "FIRST" through "FIFTH" above; and

                SEVENTH, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.

        In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; (ii) each of the Lenders shall receive an amount equal to its pro rata share (based on the proportion that the then outstanding Loans and LOC Obligations held by such Lender bears to the aggregate then outstanding Loans and LOC Obligations) of amounts available to be applied pursuant to clauses "THIRD", "FOURTH", "FIFTH" and "SIXTH" above; and (iii) to the extent that any amounts available for distribution pursuant to clause "FIFTH" above are attributable to the issued but undrawn amount of outstanding Letters of Credit, such amounts shall be held by the Administrative Agent in a cash collateral account and applied (A) first, to reimburse the Issuing Lender from time to time for any drawings under such Letters of Credit and (B) then, following the expiration of all Letters of Credit, to all other obligations of the types described in clauses "FIFTH" and "SIXTH" above in the manner provided in this Section 3.15(b).

        3.16 EVIDENCE OF DEBT. (a) Each Lender shall maintain an account or accounts evidencing each Loan made by such Lender to the Borrower from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Credit Agreement. Each Lender will make reasonable efforts to maintain the accuracy of its account or accounts and to promptly update its account or accounts from time to time, as necessary.

             (b) The Administrative Agent shall maintain the Register pursuant to Section 11.3(c), and a subaccount for each Lender, in which Register and subaccounts (taken together) shall be recorded (i) the amount, type and Interest Period of each such Loan hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from or for the account of any Credit Party and each Lender's share thereof. The Administrative Agent will make reasonable efforts to maintain the accuracy of the subaccounts referred to in the preceding sentence and to promptly update such subaccounts from time to time, as necessary.

             (c) The entries made in the accounts, Register and subaccounts maintained pursuant to subsection (b) of this Section 3.16 (and, if consistent with the entries of the Administrative Agent, subsection (a)) shall be prima facie evidence of the existence and amounts of the obligations of the Credit Parties therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain any such account, such Register or such subaccount, as applicable, or any error therein, shall not in any manner affect the obligation of the Credit Parties to repay the Credit Party obligations owing to such Lender.



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                                   SECTION 4.

                                    GUARANTY

        4.1 THE GUARANTY. The Guarantors hereby jointly and severally guarantee to each Secured Party, as primary obligor and not as surety, the prompt payment of the Credit Party Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof. The Guarantors hereby further agree that if any of the Credit Party Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise), the Guarantors will, jointly and severally, promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Credit Party Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) in accordance with the terms of such extension or renewal.

        Notwithstanding any provision to the contrary contained herein or in any other of the Credit Documents or Hedging Agreements, the obligations of each Guarantor hereunder shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the Bankruptcy Code or any comparable provisions of any applicable state law.

        4.2 OBLIGATIONS UNCONDITIONAL. The obligations of the Guarantors under
Section 4.1 are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Credit Documents or Hedging Agreements, or any other agreement or instrument referred to therein, or any substitution, release, impairment or exchange of any Guarantor or other guarantee of or security for any of the Credit Party Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 4.2 that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Each Guarantor agrees that such Guarantor shall have no right of subrogation, indemnity, reimbursement or contribution against the Borrower or any other Guarantor for amounts paid under this Section 4 until such time as the Secured Parties have been paid in full, all Commitments under this Credit Agreement have been terminated and no Person or Governmental Authority shall have any right to request any return or reimbursement of funds from the Secured Parties in connection with monies received under the Credit Documents or Hedging Agreements. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by law, the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder which shall remain absolute and unconditional as described above:

                (a) at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Credit Party Obligations shall be extended, or such performance or compliance shall be waived;

                (b) any of the acts mentioned in any of the provisions of any of the Credit Documents, any Hedging Agreement or any other agreement or instrument referred to in the Credit Documents or Hedging Agreements shall be done or omitted;


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

                (c) the maturity of any of the Credit Party Obligations shall be accelerated, or any of the Credit Party Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Credit Documents, any Hedging Agreement or any other agreement or instrument referred to in the Credit Documents or Hedging Agreements shall be waived or any other guarantee of any of the Credit Party Obligations or any security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with;

                (d) any Lien granted to, or in favor of, the Administrative Agent or any Secured Party as security for any of the Credit Party Obligations shall fail to attach or be perfected;

                (e) any of the Credit Party Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of any Guarantor) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of any Guarantor); or

                (f) the occurrence of any Bankruptcy Event with respect to any Consolidated Party.

With respect to its obligations hereunder, each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any other Secured Party exhaust any right, power or remedy or proceed against any Person under any of the Credit Documents, any Hedging Agreement or any other agreement or instrument referred to in the Credit Documents or Hedging Agreements, or against any other Person under any other guarantee of, or security for, any of the Credit Party Obligations.

        4.3 REINSTATEMENT. The obligations of the Guarantors under this Section 4 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Credit Party Obligations is rescinded or must be otherwise restored by any holder of any of the Credit Party Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify the Administrative Agent and each other Secured Party on demand for all reasonable costs and expenses (including, without limitation, fees and expenses of counsel) incurred by the Administrative Agent or such other Secured Party in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

        4.4 CERTAIN ADDITIONAL WAIVERS. Each Guarantor agrees that such Guarantor shall have no right of recourse to security for the Credit Party Obligations, except through the exercise of rights of subrogation pursuant to
Section 4.2 and through the exercise of rights of contribution pursuant to
Section 4.6.

        4.5 REMEDIES. The Guarantors agree that, to the fullest extent permitted by law, as between the Guarantors, on the one hand, and the Administrative Agent and the other Secured Parties, on the other hand, the Credit Party Obligations may be declared to be forthwith due and payable as provided in Section 9.2 (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 9.2) for purposes of Section 4.1



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notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Credit Party Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Credit Party Obligations being deemed to have become automatically due and payable), the Credit Party Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors for purposes of Section 4.1. The Guarantors acknowledge and agree that their obligations hereunder are secured in accordance with the terms of the Security Agreement and the other Collateral Documents and that the Secured Parties may exercise their remedies thereunder in accordance with the terms thereof.

        4.6 RIGHTS OF CONTRIBUTION. The Guarantors hereby agree as among themselves that, if any Guarantor shall make an Excess Payment (as defined below), such Guarantor shall have a right of contribution from each other Guarantor in an amount equal to such other Guarantor's Contribution Share (as defined below) of such Excess Payment. The payment obligations of any Guarantor under this Section 4.6 shall be subordinate and subject in right of payment to the prior payment in full to the Administrative Agent and the other Secured Parties of the Guaranteed Obligations, and none of the Guarantors shall exercise any right or remedy under this Section 4.6 against any other Guarantor until payment and satisfaction in full of all of such Guaranteed Obligations. For purposes of this Section 4.6, (a) "Guaranteed Obligations" shall mean any obligations arising under the other provisions of this Section 4; (b) "Excess Payment" shall mean the amount paid by any Guarantor in excess of its Pro Rata Share of any Guaranteed Obligations; (c) "Pro Rata Share" shall mean, for any Guarantor in respect of any payment of Guaranteed Obligations, the ratio (expressed as a percentage) as of the date of such payment of Guaranteed Obligations of (i) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (ii) the amount by which the aggregate present fair salable value of all assets and other properties of all of the Credit Parties exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Credit Parties hereunder) of the Credit Parties; provided, however, that, for purposes of calculating the Pro Rata Shares of the Guarantors in respect of any payment of Guaranteed Obligations, any Guarantor that became a Guarantor subsequent to the date of any such payment shall be deemed to have been a Guarantor on the date of such payment and the financial information for such Guarantor as of the date such Guarantor became a Guarantor shall be utilized for such Guarantor in connection with such payment; and (d) "Contribution Share" shall mean, for any Guarantor in respect of any Excess Payment made by any other Guarantor, the ratio (expressed as a percentage) as of the date of such Excess Payment of (i) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (ii) the amount by which the aggregate present fair salable value of all assets and other properties of the Credit Parties other than the maker of such Excess Payment exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Credit Parties) of the Credit Parties other than the maker of such Excess Payment; provided, however, that, for purposes of calculating the Contribution Shares of the Guarantors in respect of any Excess Payment, any Guarantor that became a Guarantor subsequent to the date of any such Excess Payment shall be deemed to have been a Guarantor on the date of such Excess Payment and the financial information for such Guarantor as of the date such Guarantor became a



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Guarantor shall be utilized for such Guarantor in connection with such Excess
Payment. This Section 4.6 shall not be deemed to affect any right of subrogation, indemnity, reimbursement or contribution that any Guarantor may have under applicable law against the Borrower in respect of any payment of Guaranteed Obligations.

        4.7 GUARANTEE OF PAYMENT; CONTINUING GUARANTEE. The guarantee in this
Section 4 is a guaranty of payment and not of collection, is a continuing guarantee, and shall apply to all Credit Party Obligations whenever arising.

                                   SECTION 5.
                                   CONDITIONS

        5.1 CONDITIONS TO EFFECTIVENESS. The effectiveness of this amendment and restatement of the First Amended and Restated Credit Agreement is subject to satisfaction of each of the following conditions:

            (a) Executed Credit Documents. Receipt by the Administrative Agent of: (i) this Credit Agreement, duly executed by the Borrower, the Subsidiary Guarantors, the Amending Lenders, the New Term Loan Lenders, the Administrative Agent, the Documentation Agent, the Syndication Agent, the Co-Agent and the Lead Arranger, (ii) any Notes requested by the applicable Lender (against return of any notes issued to such Lender under the First Amended and Restated Credit Agreement), duly executed by the Borrower, and (iii) all other Credit Documents, duly executed by the parties thereto, each in form and substance acceptable to the Administrative Agent.

            (b) Corporate Documents. Receipt by the Administrative Agent of the following:

                (i) Charter Documents. Copies of the articles or certificates of incorporation or other charter documents of each Credit Party certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation and certified by a secretary or assistant secretary of such Credit Party to be true and correct as of the Second Restatement Effective Date.

                (ii) Bylaws. A copy of the bylaws of each Credit Party certified by a secretary or assistant secretary of such Credit Party to be true and correct as of the Second Restatement Effective Date.

                (iii) Resolutions. Copies of resolutions of the Board of Directors of each Credit Party approving and adopting the Credit Documents to which it is a party, the transactions contemplated therein and authorizing execution and delivery thereof, certified by a secretary or assistant secretary of such Credit Party to be true and correct and in force and effect as of the Second Restatement Effective Date.

                (iv) Good Standing. Copies of certificates of good standing, existence or its equivalent with respect to each Credit Party certified as of a recent date by the appropriate Governmental Authorities of the state or other jurisdiction of incorporation and each other jurisdiction in which the failure to so qualify and be in good standing could have a Material Adverse Effect.


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

                (v) Incumbency. An incumbency certificate of each Credit Party certified by a secretary or assistant secretary to be true and correct as of the Second Restatement Effective Date.

            (c) Financial Forecasts. The Administrative Agent shall have received detailed financial forecasts for the Borrower and CCA of Tennessee for the fiscal periods 2001-2002, including income statements, balance sheets and cash flow statements, in each case based on (and including) reasonable operating and accounting assumptions and otherwise in form and substance reasonably satisfactory to the Administrative Agent.

            (d) Opinions of Counsel. The Administrative Agent shall have received legal opinions from (i) New York counsel to the Credit Parties reasonably satisfactory to the Administrative Agent, (ii) Miles & Stockbridge and (iii) Stokes, Bartholomew, Evans & Petree, each in form and substance reasonably satisfactory to the Administrative Agent, dated the Second Restatement Effective Date and addressed to each of the Administrative Agent, the Documentation Agent, the Syndication Agent, the Co-Agent, the Lead Arranger and each of the Lenders.

            (e) Personal Property Collateral. The Administrative Agent shall have received:

                (i) As may be requested by the Administrative Agent, UCC financing statement amendments or initial financing statements in lieu of continuation statements, as applicable, with respect to all UCC-1 financing statements and fixture filings originally executed and delivered prior to the Second Restatement Effective Date by the Credit Parties under the First Amended and Restated Credit Agreement who are parties to this Credit Agreement, in each case reflecting, if necessary, the amendment and restatement of the First Amended and Restated Credit Agreement by this Credit Agreement, as well as any other instruments and documents in form and substance reasonably satisfactory to the Administrative Agent necessary or, in the opinion of the Administrative Agent, desirable to continue the perfection and priority of the Administrative Agent's security interest in any Collateral after giving effect to this Credit Agreement, including, without limitation, the delivery of a letter from the Credit Parties to the Administrative Agent authorizing the filing of such amendments, financing statements and fixture filings.

                (ii) all stock certificates evidencing the Capital Stock pledged to the Administrative Agent pursuant to the Pledge Agreement, together with duly executed in blank, undated stock powers attached thereto (unless, with respect to the pledged Capital Stock of any Foreign Subsidiary, such stock powers are deemed unnecessary by the Administrative Agent in its reasonable discretion under the law of the jurisdiction of incorporation of such Person);

                (iii) such patent/trademark/copyright filings (or amendments thereto) as requested by the Administrative Agent in order to perfect or continue the perfection of the Administrative Agent's security interest in such Collateral after giving effect to this Credit Agreement;

                (iv) all instruments and chattel paper in the possession of any of the Credit Parties, together with allonges or assignments as may be necessary or appropriate



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

        to perfect or continue the perfection of the Administrative Agent's security interest in such Collateral after giving effect to this Credit Agreement;

                (v) duly executed consents as are necessary, in the Administrative Agent's reasonable judgment, to perfect or continue the perfection of the Administrative Agent's security interest in the Collateral after giving effect to this Credit Agreement;

                (vi) in the case of any personal property Collateral located at a premises leased to a Credit Party, such estoppel letters, consents and waivers (or amendments to any of the foregoing) from the landlords on such real property as may be required by the Administrative Agent; and

                (vii) duly-executed termination statements or other releases for any Liens (other than Permitted Liens) existing on the Second Restatement Effective Date.

            (f) Real Property Collateral. The Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent:

                (i) to the extent requested by the Administrative Agent, fully executed and notarized amendments or amendments and restatements of all mortgages, deeds of trust or deeds to secure debt granted in connection with the Original Credit Agreement or the First Amended and Restated Credit Agreement or, in the Administrative Agent's sole discretion, mortgages, deeds of trust or deeds to secure debt in favor of the Administrative Agent (each such amendment, restatement, mortgage, deed of trust and deed to secure debt, together with all of the foregoing delivered and recorded in connection with the Original Credit Agreement or the First Amended and Restated Credit Agreement, a "Mortgage" and collectively, "Mortgages") encumbering (a) the real property assets owned by the Borrower set forth on Schedule 5.1(f)(i) and (b) each leasehold estate of the Borrower set forth on Schedule 5.1(f)(i) (each of those owned real property assets and leasehold estates on Schedule 5.1(f)(i), an "Existing Property" and collectively, the "Existing Properties"), together with such UCC-1 financing statements (or UCC-3 amendments and/or assignments of financing statements filed in connection with the Original Credit Agreement or the First Amended and Restated Credit Agreement), as the Administrative Agent shall deem appropriate with respect to each such Existing Property;

                (ii) (A) Endorsements (the "Title Endorsements") to all existing Mortgage Policies that were issued pursuant to the terms of the Original Credit Agreement and the First Amended and Restated Credit Agreement, which Title Endorsements shall be issued by the title insurer that issued such Mortgage Policies and which shall specifically insure that the insured priority of the lien of the Mortgages (as defined in the First Amended and Restated Credit Agreement) is unaffected by this Credit Agreement, or shall insure the first priority lien status of any Mortgage amendment or new Mortgage contemplated hereby, and (B) with respect to any Existing Property that was acquired after the Restatement Effective Date or that for any other reason does not have in place a "Mortgage Policy" (as defined in the First Amended and Restated Credit Agreement) in accordance with the terms of the First Amended and Restated Credit Agreement, ALTA or other appropriate form mortgagee title insurance policies (the "Mortgage Policies") issued by a title insurer satisfactory to the Administrative Agent



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

        (the "Title Insurance Company"), in favor of the Administrative Agent, in an amount satisfactory to the Administrative Agent with respect to each such Existing Property, insuring that each applicable Mortgage creates a valid and enforceable first priority mortgage lien on the respective Existing Properties, free and clear of all defects and encumbrances except Permitted Liens, which Title Endorsements or Mortgage Policies shall be in form and substance satisfactory to the Administrative Agent and contain such endorsements as shall be satisfactory to the Administrative Agent, and providing affirmative insurance and such reinsurance as the Administrative Agent may request, all of the foregoing in form and substance reasonably satisfactory to the Administrative Agent, provided that, in the discretion of the Administrative Agent, delivery of such Title Endorsements and/or Mortgage Policies may be made promptly after the Second Restatement Effective Date;

                (iii) with respect to any Existing Property that was acquired after the Restatement Effective Date or for which the Administrative Agent has not already received such a survey, maps or plats of a survey of the site of each such Existing Property certified to the Administrative Agent and the Title Insurance Company in a manner reasonably satisfactory to them, dated a date satisfactory to the Administrative Agent and the Title Insurance Company by an independent professional licensed land surveyor reasonably satisfactory to the Administrative Agent and the Title Insurance Company, and otherwise in form and substance satisfactory to the Administrative Agent;

                (iv) to the extent requested by the Administrative Agent, an opinion of counsel (which counsel shall be satisfactory to the Administrative Agent) in the states in which each Existing Property is located with respect to the enforceability of any new or amended Mortgage contemplated hereby, standard remedies with respect thereto, the sufficiency of the form of UCC-1 financing statements or UCC-3 amendments and/or assignments to be recorded or filed in such state, the continued perfection and priority of the Liens evidenced thereby and such other matters as the Administrative Agent may request, in form and substance satisfactory to the Administrative Agent, it being understood, however, that the Administrative Agent may, in its sole discretion, instead require letters in favor of the Administrative Agent from any such counsel with respect to the legal opinions delivered by such counsel in connection with the Original Credit Agreement or the First Amended and Restated Credit Agreement;

                (v) with respect to any Existing Property for which such a certification was not delivered pursuant to the Original Credit Agreement or the First Amended and Restated Credit Agreement, certification from Bankers Hazard Determination Services or Borrower's land surveyor in a form reasonably satisfactory to the Administrative Agent or other evidence acceptable to the Administrative Agent that none of the improvements on the Existing Properties are located within any area designated by the Director of the Federal Emergency Management Agency as a "special flood hazard" area; and, regardless of any deliveries made pursuant to the Original Credit Agreement or the First Amended and Restated Credit Agreement, if any improvements on the Existing Properties are located within a "special flood hazard" area, evidence of a flood insurance policy from a company and in an amount satisfactory to the Administrative Agent for the applicable portion of the premises, naming the Administrative Agent, for the benefit of the Secured Parties, as mortgagee;



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

            (g) Subordination. With respect to each Existing Property owned by the Borrower and leased to Management Opco or CCA of Tennessee, the Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent, an amended and restated subordination of lease agreement from Management Opco or CCA of Tennessee with respect to each such lease agreement.

            (h) Environmental Reports. Except for those Existing Properties identified on Schedule 5.1(f)(i), for which environmental site assessment reports were previously delivered to the Original Administrative Agent, the Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent, environmental site assessment reports and related documents with respect to all Existing Properties.

            (i) Priority of Liens. The Administrative Agent shall have received such other satisfactory evidence as it may reasonably require that, after giving effect to this Credit Agreement, (i) the Administrative Agent, on behalf of the Secured Parties, holds a perfected, first priority Lien on all Collateral and
(ii) none of the Collateral is subject to any Liens other than Permitted Liens.

            (j) Letters of Credit. The Borrower shall have terminated or cash collateralized all Letters of Credit, in each case in a manner reasonably satisfactory to the Administrative Agent.

            (k) Evidence of Insurance. Receipt by the Administrative Agent of copies of insurance policies or certificates of insurance of the Consolidated Parties evidencing liability and casualty insurance meeting the requirements set forth in the Credit Documents, including, but not limited to, naming the Administrative Agent as sole loss payee on behalf of the Secured Parties and the Administrative Agent and the other Secured Parties as additional insureds, each as appropriate.

            (l) Approval of Amendment. This Credit Agreement shall have been consented to in writing by the requisite lenders under the First Amended and Restated Credit Agreement.

            (m) [Intentionally omitted.]

            (n) No Default. On the Second Restatement Effective Date, no Default or Event of Default shall have occurred and be continuing.

            (o) Representations and Warranties True. On the Second Restatement Effective Date, the representations and warranties set forth in Section 6 and in the other Credit Documents shall be true and correct in all material respects as of such date (except for those which expressly relate to an earlier date).

            (p) Officer's Certificates. The Administrative Agent shall have received a certificate or certificates executed by an Executive Officer of the Borrower as of the Second Restatement Effective Date stating that (A) each Credit Party is in compliance with all existing material financial obligations,
(B) all material governmental, shareholder and third party consents and approvals, if any, with respect to the Credit Documents and the transactions contemplated thereby have been obtained, (C) no action, suit, investigation or proceeding is pending or, to the knowledge of the Borrower, threatened in any court or before any arbitrator or



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

governmental instrumentality that purports to affect any Credit Party or any transaction contemplated by the Credit Documents, if such action, suit, investigation or proceeding could reasonably be expected to have a Material Adverse Effect, and (D) immediately after giving effect to this Credit Agreement, the other Credit Documents and all the transactions contemplated therein to occur on such date, (1) each of the Credit Parties is Solvent, (2) no Default or Event of Default exists, (3) all representations and warranties contained herein and in the other Credit Documents are true and correct in all material respects, and (4) the Credit Parties are in compliance with each of the financial covenants set forth in Section 7.11.

            (q) Compliance Certificate. The Administrative Agent shall have received a certificate executed by the chief financial officer of the Borrower, demonstrating compliance with the financial covenants contained in Section 7.11 (based on the projections (and annualized, where appropriate) of the Borrower for the first fiscal quarter following the Second Restatement Effective Date).

            (r) Fees and Expenses. Payment by the Credit Parties of all fees and expenses (including, without limitation, the New Term Loan Commitment Fee, the Term Loan Amendment Fee, the Tranche C Term Loan Amendment Fee, all fees, disbursements and other charges of counsel and all charges of IntraLinks) owed by them to the Lenders and the Administrative Agent for which invoices have been presented on or before the Second Restatement Effective Date.

            (s) Termination Notice. Receipt by the Administrative Agent from the Borrower, at least three Business Days prior to the Second Restatement Effective Date, of a notice indicating that all outstanding Revolving Loans will be prepaid on the Second Restatement Effective Date and that the Revolving Committed Amount will be terminated and, in connection therewith, the Revolving Committed Amount shall have actually been terminated.

            (t) Other. Receipt by the Lenders of such other documents, instruments, agreements or information as reasonably requested by any Lender.

        5.2 CONDITIONS TO ALL EXTENSIONS OF CREDIT. The obligations of each Lender to make any Loan and of the Issuing Lender to issue or extend any Letter of Credit are subject to satisfaction of the following conditions in addition to satisfaction on the Second Restatement Effective Date of the conditions set forth in Section 5.1:

                (a) The Borrower shall have delivered to the Administrative Agent, in the case of any New Term Loans, a Notice of Borrowing;

                (b) The representations and warranties set forth in Section 6 shall, subject to the limitations set forth therein, be true and correct in all material respects as of such date (except for those which expressly relate to an earlier date);

                (c) There shall not have been commenced against any Consolidated Party an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or any case, proceeding or other action for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or for the winding up or liquidation of its affairs, and such involuntary case or other case, proceeding or other action shall remain undismissed, undischarged or unbonded;


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

                (d) No Default or Event of Default shall exist and be continuing either prior to or after giving effect thereto;

                (e) No circumstances, events or conditions shall have occurred since December 31, 1999, which would have a Material Adverse Effect; and

                (f) Immediately after giving effect to the making of such Loan (and the application of the proceeds thereof), the sum of the aggregate principal amount of outstanding Obligations shall not exceed the Aggregate Committed Amount.

The delivery of each Notice of Borrowing shall constitute a representation and warranty by the Credit Parties of the correctness as of the date of such delivery of the matters specified in subsections (b), (c), (d), (e) and (f) above.

                                   SECTION 6.
                         REPRESENTATIONS AND WARRANTIES

        The Credit Parties hereby represent to the Administrative Agent and each Lender that:

        6.1 FINANCIAL CONDITION. The financial statements delivered to the Lenders pursuant to Section 5.1(c) and Section 7.1(a) and (b)(i), (A) have been prepared in accordance with GAAP and (B) present fairly (on the basis disclosed in the footnotes to such financial statements) the consolidated financial condition, results of operations and cash flows of the Consolidated Parties and Unrestricted Subsidiaries as of such date and for such periods. The financial statements delivered to the Lenders pursuant to Section 7.1(b)(ii), (A) have been prepared in accordance with GAAP (other than the combined nature thereof) and (B) present fairly the consolidated results of operations of the Consolidated Parties and Unrestricted Subsidiaries as of such date and for such periods.

        6.2 NO MATERIAL CHANGE. Since December 31, 2000 (a) there has been no development or event relating to or affecting a Consolidated Party or Unrestricted Subsidiary which has had or could reasonably be expected to have a Material Adverse Effect and (b) except as otherwise permitted under this Credit Agreement, no dividends or other distributions have been declared, paid or made upon the Capital Stock in a Consolidated Party nor has any of the Capital Stock in a Consolidated Party been redeemed, retired, purchased or otherwise acquired for value.

        6.3 ORGANIZATION AND GOOD STANDING. Each of the Consolidated Parties and Unrestricted Subsidiaries (a) is duly organized, validly existing and is in good standing under the laws of the jurisdiction of its incorporation or organization, except, with respect to any Unrestricted Subsidiary, to the extent the failure to be so organized, existing or in good standing could not reasonably be expected to have a Material Adverse Effect, (b) has the corporate or other necessary power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, except, with respect to any Unrestricted Subsidiary, to the extent the failure to have such power, authority or right could not reasonably be expected to have a Material Adverse Effect and
(c) is duly qualified as a foreign entity and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, other than in such jurisdictions where the failure to be so qualified and in good



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

standing could have a Material Adverse Effect. Furthermore, the Borrower has conducted its business so as to qualify as a REIT for its 1999 taxable year, and subsequent to qualifying as a REIT for its 1999 taxable year the Borrower will conduct its business so as to qualify as a C Corporation commencing with its 2000 taxable year.

        6.4 POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS. Each of the Credit Parties has the corporate or other necessary power and authority, and the legal right, to make, deliver and perform the Credit Documents to which it is a party, and in the case of the Borrower, to obtain extensions of credit hereunder, and has taken all necessary corporate action to authorize the borrowings and other extensions of credit on the terms and conditions of this Credit Agreement and to authorize the execution, delivery and performance of the Credit Documents to which it is a party. No consent or authorization of, filing with, notice to or other similar act by or in respect of, any Governmental Authority or any other Person is required to be obtained or made by or on behalf of any Credit Party in connection with the borrowings or other extensions of credit hereunder or with the execution, delivery, performance, validity or enforceability of the Credit Documents to which such Credit Party is a party, except for filings to perfect the Liens created by the Collateral Documents, and except for consents, authorizations, filings or notices which have been obtained or made. This Credit Agreement has been, and each other Credit Document to which any Credit Party is a party will be, duly executed and delivered on behalf of the Credit Parties. This Credit Agreement constitutes, and each other Credit Document to which any Credit Party is a party when executed and delivered will constitute, a legal, valid and binding obligation of such Credit Party enforceable against such party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law). The amendments of the First Amended and Restated Credit Agreement reflected herein have been validly approved as required under Sections 11.6 and 11.6A of the First Amended and Restated Credit Agreement and such amendments are binding on the Lenders.

        6.5 NO CONFLICTS. Neither the execution and delivery of the Credit Documents, nor the consummation of the transactions contemplated therein, nor performance of and compliance with the terms and provisions thereof by such Credit Party will (a) violate or conflict with any provision of its articles or certificate of incorporation or bylaws or other organizational or governing documents of such Person, (b) violate, contravene or materially conflict with any Requirement of Law or any other law, regulation (including, without limitation, Regulation U or Regulation X), order, writ, judgment, injunction, decree or permit applicable to it, except for any violation, contravention or conflict which could not reasonably be expected to have a Material Adverse Effect, (c) violate, contravene or conflict with contractual provisions of, or cause an event of default under, any indenture, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which it is a party or by which it may be bound, except for any violation, contravention or conflict which could not reasonably be expected to have a Material Adverse Effect, or (d) result in or require the creation of any Lien (other than those contemplated in or created in connection with the Credit Documents) upon or with respect to its properties.

        6.6 NO DEFAULT. No Consolidated Party or Unrestricted Subsidiary is in default in any respect under any contract, lease, loan agreement, indenture, mortgage, security agreement or other agreement or obligation to which it is a party or by which any of its properties is bound which default could reasonably be expected to have a Material Adverse Effect.



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

        6.7 OWNERSHIP. Each Consolidated Party is the owner of, and has good and marketable title to, all of its respective material assets, and none of such assets is subject to any Lien other than Permitted Liens.

        6.8 INDEBTEDNESS. Except as otherwise permitted under Section 8.1, none of the Consolidated Parties or Unrestricted Subsidiaries have any Indebtedness.

        6.9 LITIGATION. Subject to Schedule 6.9, there are no actions, suits or legal, equitable, arbitration or administrative proceedings, pending or, to the knowledge of any Credit Party, threatened against any Consolidated Party or Unrestricted Subsidiary which could reasonably be expected to have a Material Adverse Effect.

        6.10 TAXES. Each Consolidated Party and Unrestricted Subsidiary has filed, or caused to be filed, all tax returns (federal, state, local and foreign) required to be filed and paid (a) all amounts of taxes shown thereon to be due (including interest and penalties), and (b) all other taxes, fees, assessments and other governmental charges (including mortgage recording taxes, documentary stamp taxes and intangibles taxes) owing by it, except for such taxes (i) which are not yet delinquent, (ii) that are being contested in good faith and by proper proceedings, and against which adequate reserves are being maintained in accordance with GAAP or (iii) that if unpaid could not reasonably be expected to have a Material Adverse Effect. No Credit Party is aware as of the Second Restatement Effective Date of any proposed tax assessments against it, any other Consolidated Party or any Unrestricted Subsidiary, except to the extent such tax assessment could not reasonably be expected to have a Material Adverse Effect.

        6.11 COMPLIANCE WITH LAW. Each Consolidated Party and Unrestricted Subsidiary is in compliance with all Requirements of Law and all other laws, rules, regulations, orders and decrees (including without limitation Environmental Laws) applicable to it, or to its properties, unless such failure to comply could not reasonably be expected to have a Material Adverse Effect.

        6.12 ERISA. (a) During the five-year period prior to the date on which this representation is made or deemed made: (i) no ERISA Event has occurred, and, to the best knowledge of the Credit Parties, no event or condition has occurred or exists as a result of which any ERISA Event could reasonably be expected to occur, with respect to any Plan; (ii) no "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, has occurred with respect to any Plan; (iii) each Plan has been maintained, operated, and funded in compliance with its own terms and in material compliance with the provisions of ERISA, the Code, and any other applicable federal or state laws; and (iv) no lien in favor of the PBGC or a Plan has arisen or is reasonably likely to arise on account of any Plan.

            (b) The actuarial present value of all "benefit liabilities" (as defined in Section 4001(a)(16) of ERISA), whether or not vested, under each Single Employer Plan, as of the last annual valuation date prior to the date on which this representation is made or deemed made (determined, in each case, in accordance with Financial Accounting Standards Board Statement 87, utilizing the actuarial assumptions used in such Plan's most recent actuarial valuation report), did not exceed as of such valuation date the fair market value of the assets of such Plan.

            (c) Neither any Consolidated Party nor any ERISA Affiliate has incurred, or, to the best knowledge of the Credit Parties, could be reasonably expected to incur, any



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

withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan. Neither any Consolidated Party nor any ERISA Affiliate would become subject to any withdrawal liability under ERISA if any Consolidated Party or any ERISA Affiliate were to withdraw completely from all Multiemployer Plans and Multiple Employer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. Neither any Consolidated Party nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization (within the meaning of Section 4241 of ERISA), is insolvent (within the meaning of Section 4245 of ERISA), or has been terminated (within the meaning of Title IV of ERISA), and no Multiemployer Plan is, to the best knowledge of the Credit Parties, reasonably expected to be in reorganization, insolvent, or terminated.

            (d) No prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility has occurred with respect to a Plan which has subjected or may subject any Consolidated Party or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which any Consolidated Party or any ERISA Affiliate has agreed or is required to indemnify any Person against any such liability.

            (e) Neither any Consolidated Party nor any ERISA Affiliates has any material liability with respect to "expected post-retirement benefit obligations" within the meaning of the Financial Accounting Standards Board Statement 106. Each Plan which is a welfare plan (as defined in Section 3(1) of ERISA) to which Sections 601-609 of ERISA and Section 4980B of the Code apply has been administered in compliance in all material respects of such sections.

            (f) Neither the execution and delivery of this Credit Agreement nor the consummation of the financing transactions contemplated thereunder will involve any transaction which is subject to the prohibitions of Sections 404, 406 or 407 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975 of the Code. The representation by the Credit Parties in the preceding sentence is made in reliance upon and subject to the accuracy of the Lenders' representation in Section 11.15 with respect to their source of funds and is subject, in the event that the source of the funds used by the Lenders in connection with this transaction is an insurance company's general asset account, to the application of Prohibited Transaction Class Exemption 95-60, 60 Fed. Reg. 35,925 (1995), compliance with the regulations issued under Section 401(c)(1)(A) of ERISA, or the issuance of any other prohibited transaction exemption or similar relief, to the effect that assets in an insurance company's general asset account do not constitute assets of an "employee benefit plan" within the meaning of Section 3(3) of ERISA of a "plan" within the meaning of
Section 4975(e)(1) of the Code.

        6.13 SUBSIDIARIES. Set forth on Schedule 6.13 is a complete and accurate list as of the Second Restatement Effective Date of all Restricted Subsidiaries of each Consolidated Party and all Unrestricted Subsidiaries of each Consolidated Party (listed separately). The information on Schedule 6.13 includes jurisdiction of incorporation, the number of shares of each class of Capital Stock outstanding, the number and percentage of outstanding shares of each class owned (directly or indirectly) by such Consolidated Party or Unrestricted Subsidiary, and the number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and all other similar rights with respect thereto. The outstanding Capital Stock of all such Subsidiaries is validly issued, fully paid and non-assessable and is owned by each such Consolidated Party or Unrestricted Subsidiary, directly or indirectly, free and clear of all Liens



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(other than those arising under or contemplated in connection with the Credit
Documents and Liens on the Capital Stock of Unrestricted Subsidiaries permitted under clause (xi) of the definition of Permitted Liens). Other than as set forth in Schedule 6.13, no Consolidated Party or Unrestricted Subsidiary has outstanding any securities convertible into or exchangeable for its Capital Stock nor does any such Person have outstanding any rights to subscribe for or to purchase or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to its Capital Stock.

        6.14 GOVERNMENTAL REGULATIONS, ETC. (a) No part of the Letters of Credit or proceeds of the Loans will be used, directly or indirectly, for the purpose of purchasing or carrying any "margin stock" within the meaning of Regulation U, or for the purpose of purchasing or carrying or trading in any securities. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in Regulation U. No indebtedness being reduced or retired out of the proceeds of the Loans was or will be incurred for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U or any "margin security" within the meaning of Regulation T. "Margin stock" within the meaning of Regulation U does not constitute more than 25% of the value of the consolidated assets of the Consolidated Parties. None of the transactions contemplated by this Credit Agreement (including, without limitation, the direct or indirect use of the proceeds of the Loans) will violate or result in a violation of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or regulations issued pursuant thereto, or Regulation T, U or X.

            (b) No Consolidated Party is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940, each as amended. In addition, no Consolidated Party is (i) an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, and is not controlled by such a company, or (ii) a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

            (c) Each Consolidated Party has obtained and holds in full force and effect, all franchises, licenses, permits, certificates, authorizations, qualifications, accreditations, easements, rights of way and other rights, consents and approvals which are necessary for the ownership of its respective Property and to the conduct of its respective businesses as presently conducted, and which failure to obtain or hold could not reasonably be expected to have a Material Adverse Effect.

            (d) No Consolidated Party or Unrestricted Subsidiary is in violation of any applicable statute, regulation or ordinance of the United States of America, or of any state, city, town, municipality, county or any other jurisdiction, or of any agency thereof (including without limitation, environmental laws and regulations), which violation could reasonably be expected to have a Material Adverse Effect.

            (e) Each Consolidated Party and Unrestricted Subsidiary is current with all material reports and documents, if any, required to be filed with any state or federal securities commission or similar agency and is in full compliance in all material respects with all



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applicable rules and regulations of such commissions, except to the extent such noncompliance could not reasonably be expected to have a Material Adverse
Effect.

        6.15 PURPOSE OF LOANS AND LETTERS OF CREDIT. The proceeds of the Loans hereunder shall be used solely by the Borrower (i) for working capital, (ii) to provide funds for the development and construction of correctional, justice and detention centers, (iii) for refinancing existing Indebtedness of the Borrower,
(iv) to acquire Real Properties, (v) for general corporate purposes and (vi) to make dividend payments to its shareholders necessary to preserve its ability to elect to be taxed as a REIT for its 1999 taxable year only; provided, however, that (A) proceeds of the Tranche C Term Loan shall be used only for the purposes set forth in clauses (iii) and (v) above, and for payment of the one-time special dividend in fiscal year 1999, as described in, and subject to, Section
8.7 and (B) proceeds of the New Term Loans shall be used solely to repay (on the Second Restatement Effective Date) all outstanding Revolving Loans in accordance with Section 3.3(a). The Letters of Credit shall be used only for or in connection with appeal bonds, reimbursement obligations arising in connection with surety and reclamation bonds, reinsurance, domestic or international trade transactions, bid or proposal bonds and obligations not otherwise aforementioned relating to transactions entered into by the applicable account party in the ordinary course of business, including credit enhancement for financing incurred by the Borrower in connection with the acquisition, construction and development of real property.

        6.16 ENVIRONMENTAL MATTERS. (a)(i) Each of the facilities and properties owned, leased or operated by the Consolidated Parties and any Unrestricted Subsidiaries (the "Properties") and all operations at the Properties are in compliance with all applicable Environmental Laws, (ii) there is no violation of any Environmental Law with respect to the Properties or the businesses operated by the Consolidated Parties (the "Businesses"), and (iii) there are no conditions relating to the Businesses or Properties that, in the case of the foregoing clauses (i), (ii) and (iii) could reasonably be expected to have a Material Adverse Effect.

            (b) None of the Properties contains, or has previously contained, any Materials of Environmental Concern at, on or under the Properties in amounts or concentrations that could reasonably be expected to have a Material Adverse Effect.

            (c) No Consolidated Party or Unrestricted Subsidiary has received any written or verbal notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the Businesses, nor does any Consolidated Party or Unrestricted Subsidiary have knowledge or reason to believe that any such notice will be received or is being threatened, if such violation, alleged violation, non-compliance, liability or potential liability could reasonably be expected to have a Material Adverse Effect.

            (d) Materials of Environmental Concern have not been transported or disposed of from the Properties, or generated, treated, stored or disposed of at, on or under any of the Properties or any other location, in each case by or on behalf of any Consolidated Party or Unrestricted Subsidiary in a manner that could reasonably be expected to have a Material Adverse Effect.



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

            (e) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of any Credit Party, threatened, under any Environmental Law to which any Consolidated Party or Unrestricted Subsidiary is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Consolidated Parties, the Properties or the Businesses, except to the extent that each of the foregoing could not, individually or collectively, reasonably be expected to have a Material Adverse Effect.

            (f) There has been no release, or threat of release, of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations (including, without limitation, disposal) of any Consolidated Party or Unrestricted Subsidiary in connection with the Properties or otherwise in connection with the Businesses, in a manner that could reasonably be expected to have a Material Adverse Effect.

        6.17 INTELLECTUAL PROPERTY. Each Consolidated Party owns, or has the legal right to use, all trademarks, tradenames, copyrights, technology, know-how and processes (the "Intellectual Property") necessary for each of them to conduct its business as currently conducted except for those the failure to own or have such legal right to use could not reasonably be expected to have a Material Adverse Effect. Set forth on Schedule 6.17 is a list of all material Intellectual Property owned by each Consolidated Party or that any Consolidated Party has the right to use. Except as provided on Schedule 6.17, no claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does any Credit Party know of any such claim, and to the Credit Parties' knowledge the use of such Intellectual Property by any Consolidated Party does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

        6.18 SOLVENCY. Each Credit Party is and, after consummation of the transactions contemplated by this Credit Agreement, will be Solvent.

        6.19 INVESTMENTS. All Investments of each Consolidated Party and Unrestricted Subsidiary are Permitted Investments or otherwise permitted under
Section 8.6.

        6.20 LOCATION OF COLLATERAL. Set forth on Schedule 6.20(a) is a list of all real properties, whether owned or leased by any Consolidated Party, with street address, county and state where located and, in the case of leased properties, the date of the lease and the landlord and tenant party thereto. Set forth on Schedule 6.20(b) is a list of all locations where any material personal property of a Consolidated Party is located, including county and state where located. Set forth on Schedule 6.20(c) is the chief executive office and principal place of business of each Consolidated Party. Schedules 6.20(a), 6.20(b) and 6.20(c) may be updated from time to time by the Borrower by giving written notice to the Administrative Agent.

        6.21 DISCLOSURE. Neither this Credit Agreement nor any financial statements delivered to the Lenders nor any other document, certificate or statement furnished to the Lenders by or on behalf of any Consolidated Party or Unrestricted Subsidiary in connection with the transactions contemplated hereby (other than projections and pro forma financial information) contained as of the date such statement, information, document or certificate was so furnished, any untrue



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statement of a material fact or omitted to state a material fact necessary in order to make the statements contained herein or therein not misleading. The projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount.

        6.22 [INTENTIONALLY OMITTED.]

        6.23 LABOR MATTERS. There are no collective bargaining agreements or Multiemployer Plans covering the employees of a Consolidated Party as of the Second Restatement Effective Date and none of the Consolidated Parties has suffered any strikes, walkouts, work stoppages or other material labor difficulty within the last five years.

        6.24 YEAR 2000 COMPLIANCE. Each Credit Party has (i) initiated a review and assessment of all areas within its and each of its Subsidiaries' business and operations that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by such Credit Party or any of its Subsidiaries may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31,
1999), (ii) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis, and (iii) to date, implemented that plan in accordance with the timetable. Based on the foregoing, each Credit Party believes that all computer applications that are material to its and any of its Subsidiaries' business and operations are reasonably expected on a timely basis to be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, be "Year 2000 compliant"), except to the extent that a failure to do so could not reasonably be expected to have Material Adverse Effect.

        6.25 FIRST PRIORITY LIEN. Both before and after giving effect to the amendment of the First Amended and Restated Credit Agreement pursuant to this Credit Agreement, the Administrative Agent, on behalf of the Secured Parties, holds a first priority lien, subject to no other liens other than Permitted Liens, in the Collateral.

        6.26 LEASES. Each of the leases entered into between a Credit Party and any lessee of real property owned by a Credit Party (a) has a minimum initial lease term of five years (except for leases entered into with a governmental entity) and (b) requires that the lessee remain solely responsible for all operations and other liabilities with respect to the applicable property. Furthermore, (i) eighty percent (80%) of all lease revenues of the Credit Parties are derived from leases with Management Opco and with lessees (other than Management Opco and with respect to current leases with Community Education Partners, Inc.) having a senior unsecured non-credit enhanced long term debt rating of at least BBB+ (or higher) from S&P or Baa1 (or higher) from Moody's or if such ratings from S&P and Moody's are unavailable, an equivalent rating from Fitch or Duff & Phelps and (ii) at least ninety percent (90%) of all lease revenues of the Credit Parties are derived from leases with Management Opco and with lessees (other than Management Opco ) and with respect to current leases with Community Education Partners, Inc.) having a senior unsecured non-credit enhanced long term debt rating of at least BBB- (or higher) from S&P or Baa3 (or higher) from Moody's or if such ratings from S&P and Moody's are unavailable, an equivalent rating from Fitch or Duff & Phelps.


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

                                   SECTION 7.
                              AFFIRMATIVE COVENANTS

        Each Credit Party hereby covenants and agrees that, so long as this Credit Agreement is in effect or any amounts payable hereunder or under any other Credit Document shall remain outstanding, and until all of the Commitments hereunder shall have terminated:

        7.1 INFORMATION COVENANTS. The Credit Parties will furnish, or cause to be furnished, to the Administrative Agent and each of the Lenders:

                (a) Annual Financial Statements. As soon as available, and in any event within 90 days after the close of each fiscal year of the Consolidated Parties and each Unrestricted Subsidiary of the Borrower, a consolidated balance sheet and income statement of the Consolidated Parties and each such Unrestricted Subsidiary, as of the end of such fiscal year, together with related consolidated statements of operations and retained earnings and of cash flows for such fiscal year, setting forth in comparative form consolidated figures for the preceding fiscal year, all such financial information described above to be in reasonable form and detail and audited by independent certified public accountants of recognized national standing reasonably acceptable to the Administrative Agent and whose opinion shall be to the effect that such financial statements have been prepared in accordance with GAAP (except for changes with which such accountants concur) and shall not be limited as to the scope of the audit or qualified as to the status of the Consolidated Parties as a going concern; provided, however, that such opinion may be qualified, as to fiscal year 2000 and 2001 audited financial statements only, to the extent that such qualification is premised solely upon the status of the Revolving Loan Maturity Date, the Term Loan Maturity Date, the Tranche C Term Loan Maturity Date or the New Term Loan Maturity Date. Notwithstanding the foregoing, for any entity that becomes a Consolidated Party in any fiscal year, audited financial statements shall not be required for such entity for the portion of such fiscal year prior to the date on which such entity becomes a Consolidated Party.

                (b) Quarterly, Monthly and Weekly Financial Statements.

                        (i) Quarterly Financial Statements. As soon as
                available, and in any event within 45 days after the close of each fiscal quarter of the Consolidated Parties and each Unrestricted Subsidiary (other than the fourth fiscal quarter, in which case 90 days after the end thereof) a consolidated balance sheet and income statement of the Consolidated Parties and each such Unrestricted Subsidiary, as of the end of such fiscal quarter, together with related consolidated statements of operations and retained earnings and of cash flows for such fiscal quarter, in each case setting forth in comparative form consolidated figures for the corresponding period of the preceding fiscal year, all such financial information described above to be in reasonable form and detail and reasonably acceptable to the Administrative Agent, and accompanied by a certificate of the chief financial officer of the Borrower to the effect that such quarterly financial statements fairly present in all material respects the financial condition of the Consolidated Parties and the Unrestricted Subsidiaries, as applicable, and have been prepared in accordance with GAAP, subject to changes resulting from audit and normal year-end audit adjustments.


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

                        (ii) Monthly Financial Statements. As soon as available,
                and in any event within 45 days after the close of each calendar month, a combined consolidated income statement and EBITDA summary of the Consolidated Parties and each Unrestricted Subsidiary, as of the end of such calendar month, in each case setting forth in comparative form combined consolidated figures for the preceding calendar month, all such financial information described above to be in reasonable form and detail and reasonably acceptable to the Administrative Agent, and accompanied by a certificate of the chief financial officer of the Borrower (which certificate may be based in part on an accompanying certificate of the chief financial officer of each Unrestricted Subsidiary, as applicable) to the effect that such monthly financial statements fairly present in all material respects the financial results of the Consolidated Parties and the Unrestricted Subsidiaries, as applicable, and have been prepared in accordance with GAAP (other than the combined nature thereof), subject to changes resulting from audit and normal year-end audit adjustments.

                        (iii) Weekly Forecasts and Reports. As soon as available
                and in any event within five (5) Business Days after the end of each calendar week, a statement of actual cash receipts and disbursements of the Consolidated Parties and each Unrestricted Subsidiary, as of the end of such calendar week, all such financial information described above to be in reasonable form and detail and reasonably acceptable to the Administrative Agent, and accompanied by a certificate of the chief financial officer of the Borrower to the effect that such weekly forecasts and reports are complete and accurate in all material respects (which certificate may be based in part on an accompanying certificate of the chief financial officer of each Unrestricted Subsidiary, as applicable).

                (c) Officer's Certificate. At the time of delivery of the financial statements provided for in Sections 7.1(a) and 7.1(b)(i) above, a certificate of the chief financial officer of the Borrower substantially in the form of Exhibit 7.1(c), (i) demonstrating compliance with the financial covenants contained in Section 7.11 by calculation thereof as of the end of each such fiscal period, (ii) stating that no Default or Event of Default exists, or if any Default or Event of Default does exist, specifying the nature and extent thereof and what action the Credit Parties propose to take with respect thereto and (iii) stating that such person has reviewed Sections 8.1, 8.5 and
        8.6 and detailing the Borrower's compliance therewith. In addition, within five (5) Business Days of the end of each calendar month, a certificate of the chief financial officer of the Borrower, demonstrating compliance with the financial covenants contained in
        Section 7.11(vi) (which certificate may be based in part on an accompanying certificate of the chief financial officer of each Unrestricted Subsidiary, as applicable) accompanied by a report setting forth, on a facility by facility basis, the Total Beds Occupied Ratio for such month.

                (d) Annual Business Plan and Budgets. At least 30 days prior to the end of each fiscal year of the Borrower, beginning with the fiscal year ending December 31, 1999, an annual business plan and budget of the Consolidated Parties containing, among other things, pro forma financial statements for the next fiscal year.

                (e) [Intentionally omitted.]


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                (f) Auditor's Reports. Promptly upon receipt thereof, a copy of any other report or "management letter" submitted by independent accountants to any Consolidated Party or Unrestricted Subsidiary, in each case in connection with any annual, interim or special audit of the books of such Consolidated Party or Unrestricted Subsidiary, as applicable.

                (g) Reports. Promptly upon transmission or receipt thereof, (i) copies of any filings and registrations with, and reports to or from, the Securities and Exchange Commission, or any successor agency, and copies of all financial statements, proxy statements, notices and reports as any Consolidated Party or Unrestricted Subsidiary shall send to its shareholders or to a holder of any Indebtedness owed by any Consolidated Party or Unrestricted Subsidiary, as applicable, in each case in its capacity as such a holder and (ii) upon the request of the Administrative Agent, all reports and written information to and from the United States Environmental Protection Agency, or any state or local agency responsible for environmental matters, the United States Occupational Health and Safety Administration, or any state or local agency responsible for health and safety matters, or any successor agencies or authorities concerning environmental, health or safety matters.

                (h) Notices. Upon obtaining knowledge thereof, the Credit Parties will give written notice to the Administrative Agent immediately of (i) the occurrence of an event or condition consisting of a Default or Event of Default, specifying the nature and existence thereof and what action the Credit Parties propose to take with respect thereto and
        (ii) the occurrence of any of the following with respect to any Consolidated Party or Unrestricted Subsidiary (A) the pendency or commencement of any litigation, arbitral or governmental proceeding against such Person which could reasonably be expected to have a Material Adverse Effect, (B) the institution of any proceedings against such Person with respect to, or the receipt of notice by such Person of potential liability or responsibility for violation, or alleged violation of any federal, state or local law, rule or regulation, including but not limited to, Environmental Laws, the violation of which could reasonably be expected to have a Material Adverse Effect, or (C) any notice or determination concerning the imposition of any withdrawal liability by a Multiemployer Plan against such Person or any ERISA Affiliate, the determination that a Multiemployer Plan is, or is expected to be, in reorganization within the meaning of Title IV of ERISA or the termination of any Plan.

                (i) ERISA. Upon obtaining knowledge thereof, the Credit Parties will give written notice to the Administrative Agent promptly (and in any event within five business days) of: (i) of any event or condition, including, but not limited to, any Reportable Event, that constitutes, or might reasonably lead to, an ERISA Event; (ii) with respect to any Multiemployer Plan, the receipt of notice as prescribed in ERISA or otherwise of any withdrawal liability assessed against the Credit Parties or any ERISA Affiliates, or of a determination that any Multiemployer Plan is in reorganization or insolvent (both within the meaning of Title IV of ERISA); (iii) the failure to make full payment on or before the due date (including extensions) thereof of all amounts which any Consolidated Party or any ERISA Affiliate is required to contribute to each Plan pursuant to its terms and as required to meet the minimum funding standard set forth in ERISA and the Code with respect thereto; or (iv) any change in the funding status of any Plan that could have a Material Adverse Effect, together with a description of any such


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        event or condition or a copy of any such notice and a statement by the chief financial officer of the Borrower briefly setting forth the details regarding such event, condition, or notice, and the action, if any, which has been or is being taken or is proposed to be taken by the Credit Parties with respect thereto. Promptly upon request, the Credit Parties shall furnish the Administrative Agent and the Lenders with such additional information concerning any Plan as may be reasonably requested, including, but not limited to, copies of each annual report/return (Form 5500 series), as well as all schedules and attachments thereto required to be filed with the Department of Labor and/or the Internal Revenue Service pursuant to ERISA and the Code, respectively, for each "plan year" (within the meaning of Section 3(39) of ERISA).

                (j) Environmental. Upon the reasonable written request of the Administrative Agent, the Credit Parties will furnish or cause to be furnished to the Administrative Agent, at the Credit Parties' expense, a report of an environmental assessment of reasonable scope, form and depth, (including, where appropriate, invasive soil or groundwater sampling) by a consultant reasonably acceptable to the Administrative Agent as to the nature and extent of the presence of any Materials of Environmental Concern on any Properties (as defined in Section 6.16) and as to the compliance by any Consolidated Party or Unrestricted Subsidiary with Environmental Laws at such Properties. If the Credit Parties fail to deliver such an environmental report within seventy-five
        (75) days after receipt of such written request then the Administrative Agent may arrange for same, and the Consolidated Parties hereby grant to the Administrative Agent and their representatives access to the Properties to reasonably undertake such an assessment (including, where appropriate, invasive soil or groundwater sampling). The reasonable cost of any assessment arranged for by the Administrative Agent pursuant to this provision will be payable by the Credit Parties on demand and added to the obligations secured by the Collateral Documents.

                (k) Additional Patents and Trademarks. At the time of delivery of the financial statements and reports provided for in Section 7.1(a), the Credit Parties will deliver to the Administrative Agent, a report signed by the chief financial officer or treasurer of the Borrower setting forth (i) a list of registration numbers for all patents, trademarks, service marks, tradenames and copyrights awarded to any Consolidated Party since the last day of the immediately preceding fiscal year and (ii) a list of all patent applications, trademark applications, service mark applications, trade name applications and copyright applications submitted by any Consolidated Party since the last day of the immediately preceding fiscal year and the status of each such application, all in such form as shall be reasonably satisfactory to the Administrative Agent.

                (l) Leases. At the time of delivery of the financial statements provided for in Sections 7.1(a) and (b)(i) above, the Credit Parties will deliver to the Administrative Agent, copies of all new leases and/or modifications to existing leases for all of those Real Properties for which any Credit Party receives annual rent payments equal to or in excess of $1,500,000, and at the time of delivery of the financial statements provided for in Section 7.1(a) above, copies of the annual financial statements of each lessee which (i) is not a governmental entity or public company and (ii) accounts for at least five percent (5%) of the annual rent payments made to any Credit Party.


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

                (m) Construction Budget. Within fifteen (15) days after the close of each fiscal quarter of the Borrower, the Borrower shall deliver to the Administrative Agent, a construction budget detailing the construction planned by the Borrower or its Subsidiaries with respect to each of the Real Properties for the succeeding fiscal year, together with information detailing the amount of expenditures of the Borrower and its Subsidiaries for construction year to date.

                (n) Other Information. With reasonable promptness upon any such request, such other information regarding the business, properties or financial condition of any Consolidated Party as the Administrative Agent, the Required Lenders, the Required Tranche C Term Lenders, the Required New Term Loan Lenders or any Lender may reasonably request.

        7.2 PRESERVATION OF EXISTENCE AND FRANCHISES. Except as a result of or in connection with a merger of a Subsidiary permitted under Section 8.4, each Credit Party will, and will cause each of its Restricted Subsidiaries to, do all things necessary to preserve and keep in full force and effect its existence, rights, franchises and authority. Subject to the provisions of Section 8.7, the Borrower will conduct its business so as to qualify as a REIT for its 1999 taxable year, and subsequent to qualifying as a REIT for its 1999 taxable year, will operate so as to be taxed as a C Corporation.

        7.3 BOOKS AND RECORDS. Each Credit Party will, and will cause each of its Subsidiaries to, keep complete and accurate books and records of its transactions in accordance with good accounting practices on the basis of GAAP (including the establishment and maintenance of appropriate reserves).

        7.4 COMPLIANCE WITH LAW. Each Credit Party will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders, and all applicable restrictions imposed by all Governmental Authorities, applicable to it and its Property if noncompliance with any such law, rule, regulation, order or restriction could reasonably be expected to have a Material Adverse Effect.

        7.5 PAYMENT OF TAXES AND OTHER INDEBTEDNESS. Each Credit Party will, and will cause each of its Subsidiaries to, pay and discharge (a) all taxes, assessments and governmental charges or levies imposed upon it, or upon its income or profits, or upon any of its properties, before they shall become delinquent, (b) all lawful claims (including claims for labor, materials and supplies) which, if unpaid, could reasonably be expected to give rise to a Lien upon any of its properties, and (c) except as prohibited hereunder, all of its other Indebtedness as it shall become due; provided, however, that no Consolidated Party or Unrestricted Subsidiary shall be required to pay any such tax, assessment, charge, levy, claim or Indebtedness which is being contested in good faith by appropriate proceedings and as to which adequate reserves therefor have been established in accordance with GAAP, unless the failure to make any such payment (i) could reasonably be expected to give rise to an immediate right to foreclose on a Lien securing such amounts or (ii) could reasonably be expected to have a Material Adverse Effect.

        7.6 INSURANCE. (a) Each Credit Party will, and will cause each of its Subsidiaries to, at all times maintain in full force and effect insurance (including worker's compensation insurance, liability insurance, casualty insurance and business interruption insurance) in such amounts, covering such risks and liabilities and with such deductibles or self-insurance retentions as are in accordance with normal industry practice (or as otherwise required by the Collateral Documents). The Administrative Agent shall be named as loss payee or mortgagee, as its interest may appear, and/or additional insured (along with the other Secured Parties) with respect to any such insurance providing general liability coverage or coverage in respect of any Collateral, and each provider of any such insurance shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Administrative Agent, that it will give the Administrative Agent thirty
(30) days prior written notice before any such policy or policies shall be altered or canceled, and that no act or default of any Consolidated Party or any other Person shall affect the rights of the Administrative Agent or the other Secured Parties under such policy or policies. The present insurance coverage of the Consolidated Parties is outlined as to carrier, policy number, expiration date, type and amount on Schedule 7.6.

            (b) In case of any material loss, damage to or destruction of any material item of the Collateral of any Credit Party, such Credit Party shall promptly give written notice thereof to the Administrative Agent generally describing the nature and extent of such damage or destruction. In case of any loss, damage to or destruction any material portion of the Collateral of any Credit Party, such Credit Party, whether or not the insurance proceeds, if any, received on account of such damage or destruction shall be sufficient for that purpose, at such Credit Party's cost and expense, will promptly repair or replace the Collateral of such Credit Party so lost, damaged or destroyed. In the event a Credit Party shall receive any insurance proceeds as a result of any loss, damage or destruction with respect to the Collateral, such Credit Party will immediately pay over such proceeds to the Administrative Agent, as cash collateral for the Credit Party Obligations. The Administrative Agent agrees to release such insurance proceeds to such Credit Party for replacement or restoration of the portion of the Collateral of such Credit Party lost, damaged or destroyed if, but only if, (A) within 30 days from the date the Administrative Agent receives such insurance proceeds, the Administrative Agent has received written application for such release from such Credit Party, together with evidence reasonably satisfactory to it that the Collateral lost, damaged or destroyed has been or will be replaced or restored to its condition immediately prior to the loss, destruction or other event giving rise to the payment of such insurance proceeds and (B) on the date of such release no Default or Event of Default exists. If the conditions in the preceding sentence are not met, the Administrative Agent shall, on the first Business Day subsequent to the date 30 days after it received such insurance proceeds, apply such insurance proceeds as a mandatory prepayment of the Credit Party Obligations for application in accordance with the terms of Section 3.3(b). All insurance proceeds shall be subject to the security interest of the Administrative Agent, for the benefit of the Secured Parties, under the Collateral Documents.

        7.7 MAINTENANCE OF PROPERTY. Each Credit Party will, and will cause each of its Restricted Subsidiaries to, maintain and preserve its properties and equipment material to the conduct of its business in good repair, working order and condition, normal wear and tear and casualty and condemnation excepted, and will make, or cause to be made, to such properties and equipment from time to time all repairs, renewals, replacements, extensions, additions, betterments and improvements thereto as may be needed or proper, to the extent and in the manner customary for companies in similar businesses.

        7.8 PERFORMANCE OF OBLIGATIONS. Each Credit Party will, and will cause each of its Subsidiaries to, perform in all material respects all of its obligations under the terms of all material agreements, leases, indentures, mortgages, security agreements or other debt instruments to which it is a party or by which it is bound (including, without limitation, the

Agecroft Transaction Documents); provided, however, that no Credit Party nor any of their respective Subsidiaries shall be required to perform any such obligation which is being contested in good faith by appropriate proceedings (or which, in the case of agreements other than for borrowed money, such Credit Party has determined in its reasonable business judgment not to perform) and, in each case, as to which adequate reserves therefor have been established in accordance with GAAP, unless the failure to perform such obligation (i) could reasonably be expected to give rise to an immediate right to foreclose on a Lien securing such obligation or (ii) could reasonably be expected to have a Material Adverse Effect.

        7.9 USE OF PROCEEDS. The Borrower will use the proceeds of the Loans and will use the Letters of Credit solely for the purposes set forth in Section 6.15.

        7.10 AUDITS/INSPECTIONS. Upon reasonable notice and during normal business hours, each Credit Party will, and will cause each of its Subsidiaries to, permit representatives appointed by the Administrative Agent, including, without limitation, independent accountants, agents, attorneys, and appraisers to visit and inspect its property, including its books and records, its accounts receivable and inventory, its facilities and its other business assets, and to make photocopies or photographs thereof and to write down and record any information such representative obtains and shall permit the Administrative Agent or its representatives to investigate and verify the accuracy of information provided to the Lenders and to discuss all such matters with the officers, employees and representatives of such Person. The Credit Parties agree that the Administrative Agent, and its representatives, may conduct an annual audit of the Collateral, at the expense of the Credit Parties.

        7.11 FINANCIAL COVENANTS.

             (i) Maximum Total Leverage. At all times the ratio of Total Indebtedness to Post Merger EBITDA of the Consolidated Parties for the immediately preceding four full fiscal quarters ("LTM Post Merger EBITDA") shall be equal to or less than the ratio set forth below for such fiscal quarter. For purposes of calculating LTM Post Merger EBITDA, if any Asset Dispositions have occurred during the immediately preceding four full fiscal quarters, LTM Post Merger EBITDA shall be adjusted by taking into effect the decrease in Post Merger EBITDA attributable to such Asset Dispositions, in each case, to the extent that such Asset Dispositions have been used for purposes of determining compliance with Section 7.11(v) hereof and reasonably proportional to the LTM EBITDA Reduction Amounts set forth in the certificates delivered pursuant to
Section 8.5 hereof for such Asset Dispositions, in accordance with GAAP.

                  --------------------------------------------------------
                             Fiscal Quarter                       Ratio
                  --------------------------------------------------------
                  Q4 - 2001:                                    5.35:1.00
                  --------------------------------------------------------
                  Q1 - 2002:                                    5.35:1.00
                  --------------------------------------------------------
                  Q2 - 2002:                                    5.35:1.00
                  --------------------------------------------------------
                  Q3 - 2002 and each fiscal quarter             5.30:1.00
                  thereafter:
                  --------------------------------------------------------

             (ii) Post Merger Interest Coverage Ratio. The Post Merger Interest Coverage Ratio, as of the last day of each fiscal quarter of the Consolidated Parties, shall be equal to or greater than the ratio set forth below for such fiscal quarter.

                  -----------------------------------------------------------
                              Fiscal Quarter                         Ratio
                  -----------------------------------------------------------
                  Q4 - 2001:                                       1.75:1.00
                  -----------------------------------------------------------
                  Q1 - 2002:                                       1.75:1.00
                  -----------------------------------------------------------
                  Q2 - 2002:                                       1.75:1.00
                  -----------------------------------------------------------
                  Q3 - 2002 and each fiscal quarter                1.75:1.00
                  thereafter:
                  -----------------------------------------------------------

             (iii) Fixed Charge Coverage. The Fixed Charge Coverage Ratio, as of the last day of each fiscal quarter of the Consolidated Parties, shall be equal to or greater than the ratio set forth below for such fiscal quarter.

                   ----------------------------------------------------------
                               Fiscal Quarter                        Ratio
                   ----------------------------------------------------------
                   Q4 - 2001:                                      1.20:1.00
                   ----------------------------------------------------------
                   Q1 - 2002:                                      1.20:1.00
                   ----------------------------------------------------------
                   Q2 - 2002:                                      1.20:1.00
                   ----------------------------------------------------------
                   Q3 - 2002 and each fiscal quarter               1.20:1.00
                   thereafter:
                   ----------------------------------------------------------

             (iv) Total Indebtedness to Total Capitalization. At all times the ratio of Total Indebtedness to Total Capitalization shall be equal to or less than 0.55:1.00. For purposes of determining compliance with this Section 7.11(iv), (A) during the third quarter of 2000, in connection with the Change in Tax Status, the Borrower shall be entitled to make a permanent positive adjustment to retained earnings in an amount equal to the lesser of (x) the aggregate of any reductions in retained earnings that are caused directly by recognizing deferred tax liabilities and/or valuation allowances recorded against deferred tax assets in accordance with FSAS No. 109 and (y) $200,000,000, (B) during the fourth quarter of 2000, the Borrower shall be entitled to make a permanent positive adjustment to retained earnings in an amount equal to the lesser of (x) the aggregate of any reductions in the carrying value of any assets to fair market value and/or net realizable value and any non-cash charges related solely to the Management Opco Merger, each as determined in accordance with GAAP and (y) $600,000,000, and (C) during the first quarter of 2002, the Borrower shall be entitled to make a permanent positive adjustment to retained earnings in an amount equal to the lesser of (x) the aggregate of any reductions in retained earnings that result from the adoption by the Borrower of Statement of Financial Accounting Standard No. 142 and (y) $110,000,000.

             (v) Minimum Post Merger EBITDA. As of the last day of each fiscal quarter of the Consolidated Parties, Post Merger EBITDA shall be equal to or greater than the amount indicated below for such fiscal quarter; provided that the amounts set forth below shall be reduced by an amount equal to the EBITDA Reduction Amount of all Asset Dispositions, to the extent that such EBITDA Reduction Amounts are set forth in a certificate delivered pursuant to Section
8.5 hereof.

                  -----------------------------------------------------------
                              Fiscal Quarter                        Amount
                  -----------------------------------------------------------
                  Q4 - 2001:                                     $40,500,000
                  -----------------------------------------------------------
                  Q1 - 2002:                                     $40,500,000
                  -----------------------------------------------------------
                  Q2 - 2002:                                     $42,000,000
                  -----------------------------------------------------------
                  Q3 - 2002 and each fiscal quarter              $50,000,000
                  thereafter:
                  -----------------------------------------------------------

             (vi) Total Beds Occupied Ratio. At the end of each calendar month the average of the Total Beds Occupied Ratios for each of the immediately preceding three calendar months shall be equal to or greater than the amount indicated during the period below.

                  -------------------------------------------------------------
                                    Period                               Ratio
                  -------------------------------------------------------------
                  From the Second Restatement Effective Date
                  through and including June 30, 2002:                   86.0%
                  -------------------------------------------------------------
                  On and after July 1, 2002:                             87.0%
                  -------------------------------------------------------------

        For purposes of determining compliance with this Section 7.11 only, the definition of "Indebtedness" shall exclude the Litigation Settlement Debt.

        7.12 ADDITIONAL CREDIT PARTIES. As soon as practicable and in any event within 30 days after any Person becomes a Subsidiary (or ceases to be an Unrestricted Subsidiary (but remains a Subsidiary)) of any Credit Party , the Borrower shall provide the Administrative Agent with written notice thereof setting forth information in reasonable detail describing all of the assets of such Person and shall (a) if such Person is a Domestic Subsidiary (other than an Unrestricted Subsidiary) of a Credit Party, cause such Person to execute a Joinder Agreement in substantially the same form as Exhibit 7.12, (b) except to the extent set forth in Section 8.6(iii) with respect to Unrestricted Subsidiaries, cause the following to be delivered to the Administrative Agent pursuant to an appropriate pledge agreement in form acceptable to the Administrative Agent: (i) 100% (or, if less, the full amount owned by such Credit Party) of the issued and outstanding shares of Capital Stock owned by such Credit Party of each Domestic Subsidiary of such Credit Party and (ii) 65% (or, if less, the full amount owned by such Credit Party) of the issued and outstanding shares of each class of Capital Stock or other ownership interests entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and 100% (or, if less, the full amount owned by such Credit Party) of the issued and outstanding shares of each class of Capital Stock or other ownership interests not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) owned by such Credit Party of each Foreign Subsidiary together with, in each case included in (i) or (ii) above, the certificates (or other agreements or instruments), if any, representing such shares, and all options and other rights, contractual or otherwise, with respect thereto, and undated stock powers signed in blank (unless, with respect to a Foreign Subsidiary, such stock powers are deemed unnecessary by the Administrative Agent in its reasonable discretion under the law of the jurisdiction of incorporation of such Person) and (c) cause such Person to deliver such other documentation as the Administrative Agent may reasonably request in connection with the foregoing, including, without limitation, appropriate UCC-1 financing statements, real estate title insurance policies, environmental reports, landlord's waivers, certified resolutions and other organizational and authorizing documents of such Person, and favorable opinions of counsel to such Person all in form, content and scope reasonably satisfactory to the Administrative Agent. Notwithstanding the foregoing, (i) for so long as such actions are prohibited under the Agecroft Transaction Documents, the provisions of this Section 7.12 shall not apply to Agecroft and Agecroft shall not be considered a "Credit Party" hereunder or under the other Credit Documents, (ii) until designated as an "Unrestricted Subsidiary" hereunder, Agecroft shall otherwise be deemed to be a "Restricted Subsidiary" and (iii) at all times, all of the requirements set forth in the definitions of "Unrestricted Subsidiary" and "Non-Recourse Debt" shall apply to Agecroft, regardless of whether it has been designated as an Unrestricted Subsidiary hereunder; provided that the Agecroft Transaction and the Agecroft Securitization shall be permitted.

        7.13 ENVIRONMENTAL LAWS. (a) The Consolidated Parties shall, and shall cause the Unrestricted Subsidiaries to, comply in all material respects with, and take reasonable actions to ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply in all material respects with and maintain, and take reasonable actions to ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect;

             (b) The Consolidated Parties shall, and shall cause the Unrestricted Subsidiaries to, conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws except to the extent that the same are being contested in good faith by appropriate proceedings and the failure to do or the pendency of such proceedings would not reasonably be expected to have a Material Adverse Effect; and

             (c) The Consolidated Parties shall defend, indemnify and hold harmless the Administrative Agent, the Documentation Agent, the Syndication Agent, the Co-Agent, the Lead Arranger and the Lenders (including, without limitation, any Issuing Lender), and their respective employees, agents, officers and directors, from and against any and all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrower or any of its Subsidiaries or the Properties, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, reasonable attorney's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor; provided that the provisions of this subsection (c) shall apply to Agecroft only to the extent not prohibited by the Agecroft Charter. The agreements in this paragraph shall survive repayment of the Loans and all other amounts payable hereunder, and termination of the Commitments.

        7.14 COLLATERAL. If, subsequent to the Second Restatement Effective Date, any Credit Party shall acquire (a) any real property having a book value in excess of $500,000 or (b) any intellectual property, securities instruments, chattel paper or other personal property required to be delivered to the Administrative Agent as Collateral hereunder or under any of the Collateral Documents, the Borrower shall notify the Administrative Agent of same in each case as soon as practicable after the acquisition thereof. Each Credit Party shall take such action as requested by the Administrative Agent and at its own expense, to ensure that the Administrative Agent shall have a first priority perfected Lien in (i) all owned and developed real property of the Credit Parties (whether now owned or hereafter acquired) having a book value in excess of $1,000,000, (ii) to the extent deemed to be material by (A) the Administrative Agent and (B) (x) the Required Lenders and Required New Term Loan Lenders or (y) the Total Aggregate Required Lenders, in their sole discretion, all owned and undeveloped real property of the Credit Parties (whether now owned or hereafter acquired) and (iii) all personal property of the Credit Parties (whether now owned or hereafter acquired), subject in each case only to Permitted Liens. In addition, upon the request of the Administrative Agent, the Borrower will assist the Administrative Agent with such post-closing lien searches (conducted at the Borrower's expense) as the Administrative Agent shall deem necessary or desirable to confirm the perfection and priority of the Administrative Agent's Lien on the Collateral.

        7.15 LEASES. The Credit Parties hereby agree that all leases entered into between the Credit Party and any lessee of real property owned by the Credit Party will (a) have a minimum initial lease term of five years (provided any leases entered into with a governmental entity may have a lease term of less than five years and be subject to other appropriate limitations satisfactory to the Required Lenders, the Required Tranche C Term Lenders and the Required New Term Loan Lenders) and (b) require that the lessee remain solely responsible for all operations and other liabilities with respect to the applicable property; provided, however, with respect to all leases having annual rent payments (whether at the inception of such lease or otherwise) in excess of $1,500,000, such leases shall be provided to the Administrative Agent in accordance with
Section 7.1(l) and be satisfactory in form and substance to the Administrative Agent. The Credit Parties also agree that, at all times, (i) at least eighty percent (80%) of all lease revenues of the Credit Parties shall be derived from leases with Management Opco and with lessees other than Management Opco having a senior unsecured non-credit enhanced long term debt rating of at least BBB+ (or higher) from S&P or Baa1 (or higher) from Moody's (or if such ratings are unavailable from S&P and Moody's, an equivalent rating from either Fitch or Duff & Phelps), (ii) at least ninety percent (90%) of all lease revenues of the Credit Parties shall be derived from leases with Management Opco and with lessees other than Management Opco having a senior unsecured non-credit enhanced long term debt rating of at least BBB- (or higher) from S&P and Baa3 (or higher) from Moody's (or if such ratings are unavailable from S&P and Moody's, an equivalent rating from either Fitch or Duff & Phelps), and (iii) at least ninety percent (90%) of all lease revenues of the Credit Parties are derived from triple-net leases that are noncancelable by the lessee.

        7.16 YEAR 2000 COMPLIANCE. Each Credit Party will promptly notify the Administrative Agent in the event such Credit Party discovers or determines that any computer application that is material to its or any of its Subsidiaries' business and operations will not be Year 2000 compliant, except to the extent that such failure could not reasonably be expected to have a Material Adverse Effect.

        7.17 APPRAISALS. If (i) the Administrative Agent, (ii) the Required Lenders and Required New Term Loan Lenders or (iii) the Total Aggregate Required Lenders determine that applicable law or regulation requires that appraisals of each Real Property be prepared for the benefit of the Administrative Agent, the Credit Parties agree that the Administrative Agent may (after notice to and consultation with the Borrower) order appraisals of each Real Property (at the expense of the Credit Parties). Such appraisals shall (i) be performed by a qualified appraiser engaged by the Administrative Agent, (ii) indicate a fair market value for each such Real Property and otherwise be in form and substance satisfactory to the Administrative Agent and (iii) be delivered to the Administrative Agent within 120 days of such determination that such appraisals are necessary under applicable law or regulation. The Credit Parties further agree that if (i) the Administrative Agent, (ii) the Required Lenders and Required New Term Loan Lenders or (iii) the Total Aggregate Required Lenders make the determination that appraisals of each Real Property are required by applicable law or regulation, the Credit Parties shall, upon the purchase of a Real Property subsequent to the Second Restatement Effective Date, provide the Administrative Agent with a current appraisal of such Real Property (at the expense of the Credit Parties), which appraisals shall be prepared by a qualified appraiser engaged by the Administrative Agent, indicate a fair market value for each such Real Property and otherwise be in form and substance satisfactory to the Administrative Agent.

        7.18 HEDGING AGREEMENTS. The Borrower shall, not later than August 16, 1999, enter into and maintain Hedging Agreements in a notional amount of at least $325,000,000 and otherwise in form and substance acceptable to the Administrative Agent, all pursuant to a hedging strategy reasonably acceptable to any two of the Administrative Agent, the Syndication Agent and the Documentation Agent.

        7.19 [INTENTIONALLY OMITTED.]

        7.20 [INTENTIONALLY OMITTED.]

        7.21 [INTENTIONALLY OMITTED.]

        7.22 [Intentionally omitted.]

        7.23 CASH MANAGEMENT. The Credit Parties will (i) within forty-five (45) days after the Amendment Effective Date (the "Account Transfer Deadline"), transfer, and thereafter maintain, all depository and other non-disbursement accounts of the Credit Parties (other than those accounts set forth on Schedule
7.23 (the "Excluded Credit Party Accounts")) to accounts held at any bank that is a Lender and cause such accounts to become subject to a perfected lien in favor of the Administrative Agent for the benefit of the Secured Parties in a manner reasonably satisfactory to the Administrative Agent, provided that from and after the Account Transfer Deadline, the average daily balance in all Excluded Credit Party Accounts (other than any such accounts which on the date hereof constitute cash collateral for obligations) shall at no time exceed $500,000 (plus the amount of any outstanding checks) in the aggregate for a period of 5 consecutive days, and (ii) as soon as is reasonably practicable after consummation of the

Management Opco Merger, (a) transfer, and thereafter maintain, all depository accounts of CCA of Tennessee (other than (A) commissary accounts and inmate trust accounts and (B) accounts listed on Schedule 7.23 (such accounts in this clause (B), the "Excluded CCA of Tennessee Accounts")) to accounts held at any bank that is a Lender and cause such accounts to become subject to a perfected lien in favor of the Administrative Agent for the benefit of the Secured Parties in a manner reasonably satisfactory to the Administrative Agent, and (b) transfer, and thereafter maintain, all centralized disbursement accounts and concentration accounts of CCA of Tennessee to accounts held at any bank that is a Lender and cause such concentration accounts (but not the centralized disbursement accounts) to become subject to a perfected lien in favor of the Administrative Agent for the benefit of the Secured Parties in a manner reasonably satisfactory to the Administrative Agent, provided that the average daily balance in the Excluded CCA of Tennessee Accounts and the centralized disbursement accounts shall at no time after the date that is ten (10) Business Days after the date of consummation of the Management Opco Merger exceed $3,000,000 (plus the amount of any outstanding checks) in the aggregate for a period of 5 consecutive days.

        In addition to the foregoing, (i) within fifteen (15) Business Days after the Amendment Effective Date, the Borrower shall cause its investment account at First Union (Account #22762322) to become subject to a lien in favor of the Administrative Agent for the benefit of the Secured Parties in a manner reasonably satisfactory to the Administrative Agent, and (ii) on and after the date that is fifteen (15) Business Days after the Amendment Effective Date, the average daily balance in the Borrower's operating account at First Union (Account #2020000174639) shall at no time exceed $500,000 (plus the amount of any outstanding checks) in the aggregate for a period of 5 consecutive days.

        7.24 MANAGEMENT CONTRACT. The Borrower will at all times (i) maintain an agreement with CCA of Tennessee, in form and substance satisfactory to the Aggregate Required Lenders and the Required New Term Loan Lenders, pursuant to which the Borrower will (A) permit CCA of Tennessee to manage and operate such prison facilities as are then or thereafter owned by the Borrower and then or thereafter managed by CCA of Tennessee or (B) lease to CCA of Tennessee such prison facilities as are then or thereafter owned by the Borrower and then or thereafter managed by CCA of Tennessee, in either case, in exchange for a fee to be paid from CCA of Tennessee to the Borrower, and (ii) maintain a valid and perfected pledge of such agreement and the proceeds to be received thereunder to the Administrative Agent as additional Collateral for the Obligations, in a manner satisfactory to the Administrative Agent.

                                   SECTION 8.

                               NEGATIVE COVENANTS

        Each Credit Party hereby covenants and agrees that, so long as this Credit Agreement is in effect or any amounts payable hereunder or under any other Credit Document shall remain outstanding, and until all of the Commitments hereunder shall have terminated:

        8.1 INDEBTEDNESS. The Credit Parties will not permit any Consolidated Party or Unrestricted Subsidiary to contract, create, incur, assume or permit to exist any Indebtedness, except:

                (a) Indebtedness arising under this Credit Agreement and the other Credit Documents;

                (b) Indebtedness of the Borrower set forth in Schedule 8.1 (and renewals, refinancings and extensions thereof on terms and conditions no less favorable to the obligor than such existing Indebtedness);

                (c) obligations of the Borrower in respect of Hedging Agreements entered into in order to manage existing or anticipated interest rate or exchange rate risks and not for speculative purposes;

                (d) Indebtedness owing by a Credit Party to another Credit
        Party;

                (e) subject to the provisions of Section 3.3(b)(ii), unsecured Indebtedness of the Borrower provided that (i) no part of the principal part of such Indebtedness shall have a maturity date earlier than the final maturity of the Loans hereunder, (ii) after giving effect to the incurrence of any such Indebtedness on a pro forma basis, as if such incurrence of Indebtedness had occurred on the first day of the twelve month period ending on the last day of the Borrower's most recently completed fiscal quarter, the Borrower and its Subsidiaries would have been in compliance with all the financial covenants set forth in Section
        7.11 and the Borrower shall have delivered to the Administrative Agent a certificate of its chief financial officer to such effect setting forth in reasonable detail the computations necessary to determine such compliance and (iii) at the time of the issuance of such Indebtedness and after giving effect thereto, no Default or Event of Default shall exist or be continuing;

                (f) purchase money Indebtedness of the Borrower not exceeding $1,000,000 in aggregate principal amount at any time outstanding;

                (g) Indebtedness of any Unrestricted Subsidiary consisting entirely of Non-Recourse Debt; provided, however, that (i) the aggregate amount of all such Indebtedness that may be incurred or be owing by all Unrestricted Subsidiaries may not at any time exceed twenty percent (20%) of Total Value and (ii) if any such Indebtedness ceases to be Non-Recourse Debt of such Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Borrower that was not permitted by this Section 8.1(g);

                (h) Indebtedness of the Borrower in respect of the Senior Notes and the unsecured guarantee by any Subsidiary of the Borrower that is a Subsidiary Guarantor hereunder of the Borrower's obligations under (i) the Senior Notes (pursuant to the Senior Notes Indenture as in effect on the Restatement Effective Date) and (ii) the Permitted Unsecured Debt; provided that such guarantee is not senior to the Guarantee Obligations of such Subsidiary Guarantor hereunder;

                (i) Indebtedness of a Restricted Subsidiary of the Borrower that is a Credit Party incurred and outstanding on the date on which such Restricted Subsidiary was acquired by the Company (provided that such Indebtedness shall not be incurred (i) to provide all or any portion of the funds utilized to consummate the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was otherwise acquired by the Borrower or (ii) otherwise in connection



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        with, or in contemplation of, such acquisition) and as to which the
        Borrower and its other Restricted Subsidiaries are not obligated to become liable for such Indebtedness;

                (j) Indebtedness incurred by the Borrower or any of its Restricted Subsidiaries in respect of workers' compensation claims, self-insurance obligations, performance, proposal, completion, surety and similar bonds and completion guarantees provided by the Borrower or a Restricted Subsidiary of the Borrower in the ordinary course of business; provided that the underlying obligation to perform is that of the Borrower and its Restricted Subsidiaries and not that of the Company's Unrestricted Subsidiaries or any other Person;

                (k) prior to Agecroft's designation as an Unrestricted Subsidiary hereunder, Indebtedness owing by Agecroft to the Borrower pursuant to the Agecroft Note; and

                (l) Indebtedness of CCA of Tennessee under the CCA of Tennessee Credit Agreement as in effect on the date hereof, provided that any such Indebtedness shall remain subject to the limitations set forth in
        Section 9.1(o).

                (m) the Litigation Settlement Debt as contemplated by and in accordance with the definition thereof, provided that any settlement of any shareholder litigation or similar dispute shall remain subject to the limitations set forth in Section 9.1(r).

        8.2 LIENS. The Credit Parties will not permit any Consolidated Party or Unrestricted Subsidiary to contract, create, incur, assume or permit to exist any Lien with respect to any of its Property, whether now owned or after acquired, except for Permitted Liens.

        8.3 NATURE OF BUSINESS. The Credit Parties will not permit any Consolidated Party or any other Subsidiary to substantively alter the character or conduct of the business conducted by such Person as of the Second Restatement Effective Date. Specifically, neither the Borrower nor any Subsidiary of the Borrower shall engage in any business other than the ownership of correctional, justice and/or detention facilities (which may include secured charter schools) that are managed by the lessees of the Borrower or such Subsidiary, as the case may be (or agent of any such lessee in the event any lessee is a governmental entity) and the operation and management of correctional, justice and detention facilities.

        8.4 CONSOLIDATION, MERGER, DISSOLUTION, ETC. The Credit Parties will not permit any Consolidated Party to enter into any transaction of merger or consolidation or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution); provided that, notwithstanding the foregoing provisions of this Section 8.4, (a) the Borrower may merge or consolidate with any of its Restricted Subsidiaries provided that (i) the Borrower shall be the continuing or surviving corporation, (ii) the Credit Parties shall cause to be executed and delivered such documents, instruments and certificates as the Administrative Agent may request in order to maintain the perfection and priority of the Administrative Agent's liens on the assets of the Credit Parties as required by Section 7.14 after giving effect to such transaction and (iii) after giving effect to such transaction, no Default or Event of Default exists,
(b) any Credit Party other than the Borrower may merge or consolidate with any other Credit Party other than the Borrower provided that (i) the Credit Parties shall cause to be executed and delivered such documents, instruments and certificates as the Administrative Agent may request in order to maintain the perfection and priority of the Administrative Agent's liens on the assets of the Credit Parties as required by Section 7.14 after giving effect to such transaction and (ii) after giving effect to such transaction,



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no Default or Event of Default exists, (c) any Consolidated Party which is not a
Credit Party may be merged or consolidated with or into any Credit Party provided that (i) such Credit Party shall be the continuing or surviving corporation, (ii) the Credit Parties shall cause to be executed and delivered such documents, instruments and certificates as the Administrative Agent may request in order to maintain the perfection and priority of the Administrative Agent's liens on the assets of the Credit Parties as required by Section 7.14 after giving effect to such transaction and (iii) after giving effect to such transaction, no Default or Event of Default exists, and (d) any Consolidated Party which is not a Credit Party may be merged or consolidated with or into any other Consolidated Party which is not a Credit Party provided that, after giving effect to such transaction, no Default or Event of Default exists.

        8.5 ASSET DISPOSITIONS. The Credit Parties will not permit any Consolidated Party to make any Asset Disposition (including, without limitation, any Sale and Leaseback Transaction) unless no later than the date of consummation of such Asset Disposition, the Administrative Agent shall have received a certificate of an officer of the Borrower briefly describing the assets sold or otherwise disposed of, and setting forth the net book value of such assets, the aggregate consideration and Net Cash Proceeds received for such assets in connection with such Asset Disposition and the corresponding EBITDA Reduction Amount and LTM EBITDA Reduction Amount with respect to such Asset Disposition, and the Credit Parties shall on the date of the consummation of such Asset Disposition, apply (or cause to be applied) an amount equal to the Net Cash Proceeds of such Asset Disposition to prepay the Loans (and to cash collateralize the LOC Obligations) in accordance with the terms of Sections 3.3(b)(ii) and (iii) (except as expressly provided therein).

        Notwithstanding the foregoing, the Borrower agrees that it shall not sell a Borrowing Base Property unless each of the following conditions is satisfied: (i) no Default or Event of Default exists, (ii) such Borrowing Base Property is sold pursuant to the terms and conditions of an arms length contract and on terms reasonably satisfactory to the Administrative Agent, (iii) either
(a) the Borrower replaces such Borrowing Base Property with a substitute Borrowing Base Property acceptable to the Lenders or (b) the Obligations outstanding shall not exceed the lesser of the Aggregate Committed Amount and the Borrowing Base after giving effect to such disposition and (iv) after giving effect to such disposition, on a pro forma basis as if such disposition had occurred on the first day of the twelve month period ending on the last day of the Borrower's most recently completed fiscal quarter, the Consolidated Parties would have been in compliance with all the financial covenants set forth in
Section 7.11.

        8.6 INVESTMENTS. The Credit Parties will not permit any Consolidated Party to make Investments in or to any Person, except for (i) Permitted Investments, (ii) so long as no Event of Default has occurred and is continuing, Investments not otherwise prohibited under this Credit Agreement (other than in Unrestricted Subsidiaries) in an amount not to exceed $3,000,000 in any fiscal year of the Borrower and $15,000,000 in the aggregate, and (iii) the deemed investment in Agecroft by virtue of its designation as an Unrestricted Subsidiary hereunder (provided that any such designation shall not involve the transfer of cash or any other assets from any Credit Party to Agecroft).

        8.7 RESTRICTED PAYMENTS. (a) The Credit Parties will not permit any Consolidated Party to, directly or indirectly, declare, order, make or set apart any sum for or pay any Restricted Payment, except (i) to make dividends payable solely in the same class of Capital


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Stock of such Person, (ii) to make dividends or other distributions payable to the Borrower (directly or indirectly through Subsidiaries), (iii) the Borrower may declare and pay non-cash dividends (other than in the form of Disqualified Stock) in an aggregate amount not to exceed an amount necessary to maintain the Borrower's status as a REIT for its 1999 taxable year, (iv) the Borrower may repurchase Equity Interests of the Borrower to the extent such repurchases are deemed to occur upon the exercise of stock options if such Equity Interests represent a portion of the exercise price thereof and (v) the Borrower may pay cash dividends (in an aggregate amount not to exceed $200,000 in any calendar year) to the extent necessary in lieu of fractional shares on its series B preferred stock.

            (b) Notwithstanding the foregoing, the Borrower will be permitted to declare and pay dividends as currently required by its series A preferred stock (including, without limitation, all such dividends as are in arrears on and as of the Second Restatement Effective Date), provided that, at the time of declaration and payment thereof, no Default or Event of Default shall have occurred and be continuing.

        8.8 PREPAYMENTS OF INDEBTEDNESS, ETC. The Credit Parties will not permit any Consolidated Party to (a) after the issuance thereof, amend, modify or refinance (or permit the amendment, modification or refinancing of) any other Indebtedness if such amendment, modification or refinancing would add or change any terms in a manner adverse to the issuer of such Indebtedness, or shorten the final maturity or average life to maturity or require any payment to be made sooner than originally scheduled or increase the interest rate applicable thereto or change any subordination provision thereof; provided that the restrictions of this clause (a) shall not apply to any Indebtedness to the extent (i) such Indebtedness, as so amended or modified, or (ii) the Indebtedness refinancing such Indebtedness, as applicable, in each case could be incurred under Section 8.1(e) hereof at the time of such amendment, modification or refinancing, (b) except in connection with a refinancing of Indebtedness permitted under clause (a) hereof, make (or give any notice with respect thereto) any voluntary or optional payment or prepayment or redemption or acquisition for value of (including without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due) any other Indebtedness (other than Indebtedness owed to the Borrower), or (c) except in connection with a refinancing of Indebtedness permitted under clause (a) hereof, refund or exchange (except as provided in clause (a) above) any other Indebtedness (or offer to do so).

        8.9 TRANSACTIONS WITH AFFILIATES. The Credit Parties will not permit any Consolidated Party to enter into or permit to exist any transaction or series of transactions with or for the benefit of any officer, director, shareholder, Unrestricted Subsidiary (other than, if applicable, Agecroft in connection with the Agecroft Securitization) or Affiliate of such Person (other than another Credit Party) other than (i) normal compensation and reimbursement of expenses of officers and directors and (ii) except as otherwise specifically limited in this Credit Agreement, other transactions which are entered into in the ordinary course of such Person's business on terms and conditions substantially as favorable to such Person as would be obtainable by it in a comparable arms-length transaction with a Person other than an officer, director, shareholder, Unrestricted Subsidiary or Affiliate.

        8.10 FISCAL YEAR; ORGANIZATIONAL DOCUMENTS. The Credit Parties will not permit any Consolidated Party to (a) change its fiscal year without the prior written consent of the Required Lenders, the Required Tranche C Term Lenders and the Required New Term Loan Lenders or (b) amend, modify or change its articles of incorporation (or corporate charter or other similar


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organizational document) or bylaws (or other similar document) in any manner that would reasonably be likely to adversely affect the Lenders.

        8.11 LIMITATION ON RESTRICTED ACTIONS. The Credit Parties will not permit any Consolidated Party to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Person to (a) pay dividends or make any other distributions to any Credit Party on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, (b) pay any Indebtedness or other obligation owed to any Credit Party, (c) make loans or advances to any Credit Party, (d) sell, lease or transfer any of its properties or assets to any Credit Party, or (e) act as a Guarantor and pledge its assets pursuant to the Credit Documents or any renewals, refinancings, exchanges, refundings or extension thereof, except (in respect of any of the matters referred to in clauses (a)-(d) above) for such encumbrances or restrictions existing under or by reason of (i) this Credit Agreement and the other Credit Documents, (ii) applicable law, (iii) the Senior Notes Documents, (iv) the Permitted Unsecured Debt Documents and (v) the Agecroft Transaction Documents.

        8.12 OWNERSHIP OF SUBSIDIARIES. Notwithstanding any other provisions of this Credit Agreement to the contrary, the Credit Parties will not permit (A) any Consolidated Party to (i) permit any Person (other than the Borrower or any Wholly-Owned Subsidiary of the Borrower) to own any Capital Stock of any Restricted Subsidiary of the Borrower (provided that no Capital Stock of any Restricted Subsidiary of the Borrower may be owned by an Unrestricted Subsidiary) or (ii) permit any Restricted Subsidiary of the Borrower to issue Capital Stock (except to the Borrower or to a Wholly-Owned Subsidiary of the Borrower; provided that no Capital Stock of any Restricted Subsidiary of the Borrower may be owned by an Unrestricted Subsidiary), in each case except to qualify directors where required by applicable law or to satisfy other requirements of applicable law with respect to the ownership of Capital Stock of Foreign Subsidiaries and (iii) notwithstanding anything to the contrary contained in clause (ii) above, permit any Subsidiary of the Borrower to issue any shares of preferred Capital Stock or (B) any Person other than the Borrower or its Restricted Subsidiaries to own any Capital Stock of any Unrestricted Subsidiary; provided that the provisions of this clause (B) shall not apply to any Capital Stock of an Unrestricted Subsidiary owned by a governmental or quasi-governmental entity in a partnership, joint-venture or other cooperative arrangement with the Borrower or any of its Restricted Subsidiaries.

        8.13 SALE LEASEBACKS. The Credit Parties will not permit any Consolidated Party to, directly or indirectly, become or remain liable as lessee or as guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any Property (whether real, personal or mixed), whether now owned or hereafter acquired, (a) which such Consolidated Party has sold or transferred or is to sell or transfer to a Person which is not a Consolidated Party or (b) which such Consolidated Party intends to use for substantially the same purpose as any other Property which has been sold or is to be sold or transferred by such Consolidated Party to another Person which is not a Consolidated Party in connection with such lease. Notwithstanding the foregoing, the Borrower may consummate the Headquarters Sale-Leaseback, provided that the Net Cash Proceeds thereof received by the Borrower shall be at least $12,000,000 and shall be applied in accordance with Sections 3.3(b)(ii) and
(iii).

        8.14 NO FURTHER NEGATIVE PLEDGES. The Credit Parties will not permit any Consolidated Party to enter into, assume or become subject to any agreement prohibiting or



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otherwise restricting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired, or requiring the grant of any security for such obligation if security is given for some other obligation, except pursuant to (1) provided the provisions thereof do not prohibit the Liens created under the Loan Documents, (a) the Senior Notes Documents and the Permitted Unsecured Debt Documents and any refinancing of any thereof otherwise permitted under this Credit Agreement that, with respect to the matters referred to in this Section 8.14, contain provisions no more restrictive on the Borrower and its Subsidiaries than the Indebtedness being refinanced, (b) the Agecroft Transaction Documents and (c) the CCA of Tennessee Credit Agreement, as in effect as of the date hereof, and (2) this Credit Agreement and the other Credit Documents.

        8.15 [INTENTIONALLY OMITTED.]

        8.16 SPECULATIVE TRANSACTIONS. The Credit Parties will not permit any Consolidated Party to enter into any speculative hedging or similar transaction (such as a forward equity purchase agreement).

        8.17 [Intentionally omitted.]

        8.18 CAPITAL EXPENDITURES. The Credit Parties will not permit any capital expenditures for the construction of new facilities or the expansion of existing facilities, except for, at any time after consummation of the Capital Raising Event that consolidated EBITDA for the immediately preceding fiscal quarter is at least $60,000,000, Build-to-Suit Capital Expenditures, provided that (i) any such Build-to-Suit Capital Expenditures made under this clause shall not exceed $50,000,000 in the aggregate for any calendar year and (ii) the overall capital expenditures budget for any particular project under which any such capital expenditures are made shall be reasonably satisfactory to the Required Lenders, the Required Tranche C Term Lenders and the Required New Term Loan Lenders.

                                   SECTION 9.

                                EVENTS OF DEFAULT

        9.1 EVENTS OF DEFAULT. An Event of Default shall exist upon the occurrence of any of the following specified events (each an "Event of Default"):

                (a) Payment. Any Credit Party shall

                        (i) default in the payment when due of any principal of
                any of the Loans or of any reimbursement obligations arising from drawings under Letters of Credit, or

                        (ii) default, and such default shall continue for three
                (3) or more Business Days, in the payment when due of any interest on the Loans or on any reimbursement obligations arising from drawings under Letters of Credit, or of any Fees or other amounts owing hereunder, under any of the other Credit Documents or in connection herewith or therewith; or

                (b) Representations. Any representation, warranty or statement made or deemed to be made by any Credit Party herein, in any of the other Credit Documents, or



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        in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove untrue in any material respect on the date as of which it was deemed to have been made; or

                (c) Covenants. Any Credit Party shall

                        (i) default in the due performance or observance of any
                term, covenant or agreement contained in Sections 7.2, 7.4, 7.9, 7.11, 7.12, 7.14, 7.15, 7.16 7.17, 7.18, 8.1 through 8.14, inclusive, 8.16 or 8.18; or

                        (ii) default in the due performance or observance of any
                term, covenant or agreement contained in Sections 7.1(a), (b),
                (c), (e) or, (l) or (o) and such default shall continue unremedied for a period of at least 5 days after the earlier of a responsible officer of a Credit Party becoming aware of such default or notice thereof by the Administrative Agent; or

                        (iii) default in the due performance or observance by it
                of any term, covenant or agreement (other than those referred to in subsections (a), (b), (c)(i) or (c)(ii) of this Section 9.1) contained in this Credit Agreement and such default shall continue unremedied for a period of at least 30 days after the earlier of a responsible officer of a Credit Party becoming aware of such default or notice thereof by the Administrative Agent; or

                (d) Other Credit Documents; Etc. (i) Any Credit Party shall default in the due performance or observance of any term, covenant or agreement in any of the other Credit Documents or the Waiver and Amendment (subject to applicable grace or cure periods, if any), or (ii) except as a result of or in connection with a merger of a Subsidiary permitted under Section 8.4, any Credit Document shall fail to be in full force and effect or to give the Administrative Agent and/or the Lenders the Liens, rights, powers and privileges purported to be created thereby, or any Credit Party shall so state in writing; or

                (e) Guaranties. Except as the result of or in connection with a merger of a Subsidiary permitted under Section 8.4, the guaranty given by any Guarantor hereunder (including any Additional Credit Party) or any provision thereof shall cease to be in full force and effect, or any Guarantor (including any Additional Credit Party) hereunder or any Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor's obligations under such guaranty, or any Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any guaranty; or

                (f) Bankruptcy, etc. Any Bankruptcy Event shall occur with respect to any Consolidated Party; or

                (g) Defaults under Other Agreements. With respect to any Indebtedness (other than Indebtedness outstanding under this Credit Agreement) in excess of $1,000,000 in the aggregate for the Consolidated Parties taken as a whole, (A)(1) any Consolidated Party shall default in any payment (beyond the applicable grace period with respect thereto, if any) with respect to any such Indebtedness, or (2) a default in the observance or performance relating to such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event or condition



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        shall occur and continue or condition exist, the effect of which default or other event or condition is to cause, or permit the holder or holders of such Indebtedness (or trustee or agent on behalf of such holders) to cause (determined without regard to whether any notice or lapse of time is required), any such Indebtedness to become due prior to its stated maturity; or (B) any such Indebtedness shall be declared due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof; or

                (h) Judgments. Except to the extent confirming a settlement of a litigation not resulting in an Event of Default under Section 9.1(r), one or more judgments or decrees shall be entered against one or more of the Consolidated Parties involving a liability of $1,000,000 or more in the aggregate (to the extent not paid or fully covered by insurance provided by a carrier who has acknowledged coverage and has the ability to perform) and any such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 30 days from the entry thereof; or

                (i) ERISA. Any of the following events or conditions shall occur, if such event or condition could reasonably be expected to have a Material Adverse Effect: (i) any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, shall exist with respect to any Plan, or any lien shall arise on the assets of any Consolidated Party or any ERISA Affiliate in favor of the PBGC or a Plan; (ii) an ERISA Event shall occur with respect to a Single Employer Plan, which is, in the reasonable opinion of the Administrative Agent, likely to result in the termination of such Plan for purposes of Title IV of ERISA; (iii) an ERISA Event shall occur with respect to a Multiemployer Plan or Multiple Employer Plan, which is, in the reasonable opinion of the Administrative Agent, likely to result in (A) the termination of such Plan for purposes of Title IV of ERISA, or (B) any Consolidated Party or any ERISA Affiliate incurring any liability in connection with a withdrawal from, reorganization of (within the meaning of Section 4241 of ERISA), or insolvency or (within the meaning of Section 4245 of ERISA) such Plan; or (iv) any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility shall occur which may subject any Consolidated Party or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which any Consolidated Party or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability; or

                (j) [Intentionally omitted]; or

                (k) CCA of Tennessee Credit Agreement. There shall occur an Event of Default (as defined in the CCA of Tennessee Credit Agreement) under the CCA of Tennessee Credit Agreement; or

                (l) Lease Agreements. There shall occur (i) an event of default under the Master Lease (subject to applicable grace or cure periods, if any), (ii) any payment default (beyond any applicable grace period) under any lease agreement (not including the Master Lease) between the Borrower and CCA of Tennessee (each such lease agreement (including the Master Lease), a "Lease Agreement") or (iii) any shortening or



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        limitation on the term of any Lease Agreement if, after giving effect thereto, such Lease Agreement would not comply with Section 7.15; or

                (m) [Intentionally omitted.]

                (n) Ownership. There shall occur a Change of Control; or

                (o) Amendments. CCA of Tennessee shall (a) enter into any amendment of the CCA of Tennessee Credit Agreement which would (i) reduce the committed amount of financing available under the CCA of Tennessee Credit Agreement, (ii) decrease or shorten the maturity date of the loans under the CCA of Tennessee Credit Agreement, (iii) increase the rate at which interest is payable on the loans under the CCA of Tennessee Credit Agreement, (iv) cause the financial covenants in the CCA of Tennessee Credit Agreement to be more restrictive with respect to CCA of Tennessee than those financial covenants in effect as of the Second Restatement Effective Date, or (b) refinance the indebtedness under the CCA of Tennessee Credit Agreement on terms and conditions less favorable to CCA of Tennessee or the Borrower than such existing indebtedness under the CCA of Tennessee Credit Agreement; or

                (p) [Intentionally omitted.]

                (q) Management. At any time after December 31, 2000, a person or persons reasonably satisfactory to the Required Lenders, Required Tranche C Term Lenders and Required New Term Loan Lenders fails to serve in the capacities of Chief Executive Officer (the "New CEO") and Chief Financial Officer of the Borrower; or

                (r) Shareholder Litigation. In addition to the provisions set forth in (h) above, the Borrower settles any shareholder litigation or similar dispute for any cash amount not otherwise fully covered by the Borrower's directors and officers or other insurance, other than the Litigation Settlement Debt; or

                (s) MDP Note Purchase Agreement. There occurs at any time after the Amendment Effective Date, a "Repurchase Right Event" or a "Termination Event" (each as defined in the MDP Note Purchase Agreement).

        9.2 ACCELERATION; REMEDIES. Upon the occurrence of an Event of Default, and at any time thereafter unless and until such Event of Default has been waived by the requisite Lenders (pursuant to the voting requirements of Sections 11.6, 11.6A and 11.6B) or cured to the satisfaction of the requisite Lenders (pursuant to the voting procedures in Sections 11.6, 11.6A and 11.6B, as applicable), the Administrative Agent shall, upon the request and direction of
(x) the Required Lenders and Required New Term Loan Lenders or (y) the Total Aggregate Required Lenders, by written notice to the Credit Parties, take one or more of the following actions:

                (a) Termination of Commitments. Declare the Commitments terminated whereupon the Commitments shall be immediately terminated.

                (b) Acceleration. Declare the unpaid principal of and any accrued interest in respect of all Loans, any reimbursement obligations arising from drawings under Letters of Credit and any and all other indebtedness or obligations of any and every kind owing



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        by the Credit Parties to the Administrative Agent and/or any of the
        other Secured Parties hereunder to be due whereupon the same shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Credit Parties.

                (c) Cash Collateral. Direct the Credit Parties to pay (and the Credit Parties agree that upon receipt of such notice, or upon the occurrence of an Event of Default under Section 9.1(f), they will immediately pay) to the Administrative Agent additional cash, to be held by the Administrative Agent, for the benefit of the Revolving Lenders, in a cash collateral account as additional security for the LOC Obligations in respect of subsequent drawings under all then outstanding Letters of Credit in an amount equal to the maximum aggregate amount which may be drawn under all Letters of Credits then outstanding.

                (d) Enforcement of Rights. Enforce any and all rights and interests created and existing under the Credit Documents including, without limitation, all rights and remedies existing under the Collateral Documents, all rights and remedies against a Guarantor and all rights of set-off.

        Notwithstanding the foregoing, if an Event of Default specified in
Section 9.1(f) shall occur with respect to the Borrower, then the Commitments shall automatically terminate and all Loans, all reimbursement obligations arising from drawings under Letters of Credit, all accrued interest in respect thereof, all accrued and unpaid Fees and other indebtedness or obligations owing to the Administrative Agent and/or any of the other Secured Parties hereunder automatically shall immediately become due and payable without the giving of any notice or other action by the Administrative Agent or the other Secured Parties.

                                  SECTION 10.

                                AGENCY PROVISIONS

        10.1 APPOINTMENT, POWERS AND IMMUNITIES. (a) Each Secured Party (other than the Administrative Agent) hereby irrevocably appoints and authorizes the Administrative Agent to act as its agent under this Credit Agreement and the other Credit Documents with such powers and discretion as are specifically delegated to the Administrative Agent by the terms of this Credit Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. The Administrative Agent (which term as used in this sentence and in Section 10.5 and the first sentence of Section 10.6 hereof shall include its Affiliates and its own and its Affiliates' officers, directors, employees, and agents): (a) shall not have any duties or responsibilities except those expressly set forth in this Credit Agreement and shall not be a trustee or fiduciary for any other Secured Party; (b) shall not be responsible to the other Secured Parties for any recital, statement, representation, or warranty (whether written or oral) made in or in connection with any Credit Document or any certificate or other document referred to or provided for in, or received by any of them under, any Credit Document, or for the value, validity, effectiveness, genuineness, enforceability, or sufficiency of any Credit Document, or any other document referred to or provided for therein or for any failure by any Credit Party or any other Person to perform any of its obligations thereunder; (c) shall not be responsible for or have any duty to ascertain, inquire into, or verify the performance or observance of any covenants or agreements by any Credit Party or the satisfaction of any condition or to inspect the


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property (including the books and records) of any Credit Party or any of its
Subsidiaries or Affiliates; (d) shall not be required to initiate or conduct any litigation or collection proceedings under any Credit Document; and (e) shall not be responsible for any action taken or omitted to be taken by it under or in connection with any Credit Document, except for its own gross negligence or willful misconduct. The Administrative Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.

        10.2 RELIANCE BY ADMINISTRATIVE AGENT. The Administrative Agent shall be entitled to rely upon any certification, notice, instrument, writing, or other communication (including, without limitation, any thereof by telephone or telecopy) believed by it to be genuine and correct and to have been signed, sent or made by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (including counsel for any Credit Party), independent accountants, and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until the Administrative Agent receives and accepts an Assignment and Acceptance executed in accordance with
Section 11.3(b) hereof. As to any matters not expressly provided for by this Credit Agreement, the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of (x) the Required Lenders and Required New Term Loan Lenders and/or (y) the Total Aggregate Required Lenders, as the case may be, and such instructions shall be binding on all of the Lenders; provided, however, that the Administrative Agent shall not be required to take any action that exposes the Administrative Agent to personal liability or that is contrary to any Credit Document or applicable law or unless it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking any such action.

        10.3 DEFAULTS. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default unless the Administrative Agent has received written notice from a Lender or a Credit Party specifying such Default or Event of Default and stating that such notice is a "Notice of Default". In the event that the Administrative Agent receives such a notice of the occurrence of a Default or Event of Default, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall (subject to Section 10.2 hereof) take such action with respect to such Default or Event of Default as shall reasonably be directed by (x) the Required Lenders and Required New Term Loan Lenders and/or (y) the Total Aggregate Required Lenders, as the case may be, provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Lenders.

        10.4 RIGHTS AS A LENDER. With respect to its Commitment and the Loans made by it, LCPI (and any successor acting as Administrative Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Administrative Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. LCPI (and any successor acting as Administrative Agent) and its Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, make investments in, provide services to, and generally engage in any kind of lending, trust, or other



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business with any Credit Party or any of its Subsidiaries or Affiliates as if it
were not acting as Administrative Agent, and LCPI (and any successor acting as Administrative Agent) and its Affiliates may accept fees and other consideration from any Credit Party or any of its Subsidiaries or Affiliates for services in connection with this Credit Agreement or otherwise without having to account for the same to the Lenders.

        10.5 INDEMNIFICATION. The Lenders agree to indemnify the Administrative Agent (to the extent not reimbursed under Section 11.5 hereof, but without limiting the obligations of the Credit Parties under such Section) ratably in accordance with their respective Commitments, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys' fees), or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Administrative Agent (including by any Lender) in any way relating to or arising out of any Credit Document or the transactions contemplated thereby or any action taken or omitted by the Administrative Agent under any Credit Document (including any of the foregoing arising from the negligence of the Administrative Agent); provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Person to be indemnified. Without limitation of the foregoing, each Lender agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any costs or expenses payable by the Credit Parties under Section 11.5, to the extent that the Administrative Agent is not promptly reimbursed for such costs and expenses by the Credit Parties. The agreements in this Section 10.5 shall survive the repayment of the Loans, LOC Obligations and other obligations under the Credit Documents and the termination of the Commitments hereunder and shall be subject to the proviso in Section 1.4(b).

        10.6 NON-RELIANCE ON AGENTS AND OTHER LENDERS. Each Lender agrees that it has, independently and without reliance on the Administrative Agent, the Documentation Agent, the Syndication Agent, the Co-Agent, the Lead Arranger or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Credit Parties and their Subsidiaries and decision to enter into this Credit Agreement and that it will, independently and without reliance upon the Administrative Agent, the Documentation Agent, the Syndication Agent, the Co-Agent, the Lead Arranger or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under the Credit Documents. Except for notices, reports, and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition, or business of any Credit Party or any of its Subsidiaries or Affiliates that may come into the possession of the Administrative Agent or any of its Affiliates.

        10.7 SUCCESSOR ADMINISTRATIVE AGENT. (a) The Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Credit Parties. Upon any such resignation, the Total Aggregate Required Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Total Aggregate Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a commercial bank or financial organization organized under the laws of the United States of America or any state thereof having combined capital and surplus of at least


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$100,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor, such successor shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Section 10 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

        (b) Societe Generale, in its capacity as Documentation Agent, The Bank of Nova Scotia, in its capacity as Syndication Agent, SouthTrust Bank, N.A., in its capacity as Co-Agent, and Lehman Brothers Inc., in its capacity as Lead Arranger shall have no duties or responsibilities and shall incur no liability under this Credit Agreement or any of the other Credit Documents.

        (c) The Total Aggregate Required Lenders may elect to remove LCPI, as Administrative Agent, in the event LCPI fails to maintain a Revolving Commitment in an amount equal to Ten Million Dollars ($10,000,000); provided that such Total Aggregate Required Lenders shall have appointed a successor Administrative Agent.

                                  SECTION 11.

                                  MISCELLANEOUS

        11.1 NOTICES. Except as otherwise expressly provided herein, all notices and other communications shall be in writing and shall have been duly given and shall be effective (a) when delivered, (b) when transmitted via telecopy (or other facsimile device) to the number set out below or on Schedule 2.1(a), as applicable, (c) the Business Day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service, or (d) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address, in the case of the Credit Parties and the Administrative Agent, set forth below, and, in the case of the Lenders, set forth on Schedule 2.1(a), or at such other address as such party may specify by written notice to the other parties hereto:

         if to any Credit Party:

                  Corrections Corporation of America
                  10 Burton Hills Boulevard
                  Nashville, Tennessee  37215
                  Attn: John Ferguson
                  Telephone: (615) 263-3000
                  Telecopy: (615) 263-3010


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         if to the Administrative Agent:

                  Lehman Commercial Paper Inc.
                  3 World Financial Center
                  New York, New York  10281
                  Attn:  Michelle Swanson
                  Telephone: (212) 526-0437
                  Telecopy: (646) 758-4652

         with a copy to:

                  Latham & Watkins
                  885 Third Avenue
                  New York, New York  10022
                  Attn:  Christopher R. Plaut
                  Telephone: (212) 906-1262
                  Telecopy: (212) 751-4864

        11.2 RIGHT OF SET-OFF; ADJUSTMENTS. Upon the occurrence and during the continuance of any Event of Default, each Lender (and each of its Affiliates) is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender (or any of its Affiliates) to or for the credit or the account of any Credit Party against any and all of the obligations of such Person now or hereafter existing under this Credit Agreement, under the Notes, under any other Credit Document or otherwise, irrespective of whether such Lender shall have made any demand hereunder or thereunder and although such obligations may be unmatured. Each Lender agrees promptly to notify any affected Credit Party after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this
Section 11.2 are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender may have.

        11.3 BENEFIT OF AGREEMENT. (a) This Credit Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided that none of the Credit Parties may assign or transfer any of its interests and obligations without prior written consent of the Lenders; provided further that the rights of each Lender to transfer, assign or grant participations in its rights and/or obligations hereunder shall be limited as set forth in this Section 11.3.

           (b) Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Credit Agreement (including, without limitation, all or a portion of its Loans, its Notes, and its Commitment); provided, however, that

                (i) each such assignment shall be to an Eligible Assignee;

                (ii) except in the case of an assignment to another Lender or an assignment of all of a Lender's rights and obligations under this Credit Agreement, any such partial assignment shall be in an amount at least equal to $5,000,000 (or, if less, the



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        remaining amount of the Commitment being assigned by such Lender) or an integral multiple of $1,000,000 in excess thereof;

                (iii) each such assignment by a Lender shall be of a constant, and not varying, percentage of all of its rights and obligations under this Credit Agreement and the Notes; and

                (iv) the parties to such assignment shall execute and deliver to the Administrative Agent for its acceptance an Assignment and Acceptance in the form of Exhibit 11.3(b) hereto, together with any Note subject to such assignment and a processing fee of $3,500 (except that no processing fee shall be payable (y) in connection with an assignment of the Term Loan by or to Lehman Commercial Paper Inc. or any Affiliate thereof or (z) with respect to any assignment of the Term Loan, in the case of an Assignee that is already a Term Lender or is an Affiliate of a Term Lender or a Person under common management with a Term Lender).

Upon execution, delivery, acceptance and recording (as provided in paragraph (c) below) of such Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of such assignment, have the obligations, rights, and benefits of a Lender hereunder and the assigning Lender shall, to the extent of such assignment, relinquish its rights and be released from its obligations under this Credit Agreement. Upon the consummation of any assignment pursuant to this Section 11.3(b), the assignor, the Administrative Agent and the Credit Parties shall make appropriate arrangements so that, if required, new Notes are issued to the assignor and the assignee. If the assignee is not a United States person under Section 7701(a)(30) of the Code, it shall deliver to the Credit Parties and the Administrative Agent certification as to exemption from deduction or withholding of Taxes in accordance with Section 3.11.

             (c) The Administrative Agent shall, on behalf of the Borrower, maintain at its address referred to in Section 11.1 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Credit Parties, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Credit Agreement. Any assignment of any Loan, whether or not evidenced by a Note, shall be effective only upon appropriate entries with respect thereto being made in the Register (and each Note shall expressly so provide). The Register shall be available for inspection by the Credit Parties or any Lender at any reasonable time and from time to time upon reasonable prior notice.

             (d) Upon its receipt of an Assignment and Acceptance executed by the parties thereto, together with any Note subject to such assignment and payment of the processing fee, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of
Exhibit 11.3(b) hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the parties thereto.

             (e) Each Lender may sell participations to one or more Persons in all or a portion of its rights, obligations or rights and obligations under this Credit Agreement (including



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all or a portion of its Commitment or its Loans); provided, however, that (i)
such Lender's obligations under this Credit Agreement shall remain unchanged,
(ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participant shall be entitled to the benefit of the yield protection provisions contained in Sections 3.7 through 3.12, inclusive, and the right of set-off contained in Section 11.2, and (iv) the Credit Parties shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Credit Agreement, and such Lender shall retain the sole right to enforce the obligations of the Credit Parties relating to the Credit Party Obligations owing to such Lender and to approve any amendment, modification, or waiver of any provision of this Credit Agreement (other than amendments, modifications, or waivers decreasing the amount of principal of or the rate at which interest is payable on such Loans or Notes, extending any scheduled principal payment date or date fixed for the payment of interest on such Loans or Notes, or extending its Commitment).

             (f) Notwithstanding any other provision set forth in this Credit Agreement, any Lender may at any time assign and pledge all or any portion of its Loans and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank, and any Term Lender may otherwise create security interests in any Term Loan or Term Note in accordance with applicable law. No such assignment shall release the assigning Lender from its obligations hereunder.

             (g) Any Lender may furnish any information concerning the Consolidated Parties in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants), subject, however, to the provisions of Section 11.14 hereof.

        11.3A TRANCHE C ASSIGNMENTS AND PLEDGES. (a) No processing fee shall be payable to the Administrative Agent (y) in connection with an assignment of the Tranche C Term Loan by or to Lehman Commercial Paper Inc. or any Affiliate thereof or (z) with respect to any assignment of the Tranche C Term Loan, in the case of an Assignee that is already a Tranche C Term Lender or is an Affiliate of a Tranche C Term Lender or a Person under common management with a Tranche C Term Lender or a fund advised by the same investment advisor as a Tranche C Term Lender (or an Affiliate thereof).

         (b) Any Tranche C Term Lender may create security interests in any Tranche C Term Loan or Tranche C Term Note in accordance with applicable law.

         11.3B NEW TERM LOAN ASSIGNMENTS AND PLEDGES. (a) No processing fee shall be payable to the Administrative Agent (y) in connection with an assignment of the New Term Loan by or to Lehman Commercial Paper Inc. or any Affiliate thereof or (z) with respect to any assignment of the New Term Loan, in the case of an Assignee that is already a New Term Loan Lender or is an Affiliate of a New Term Loan Lender or a Person under common management with a New Term Loan Lender or a fund advised by the same investment advisor as a New Term Loan Lender (or an Affiliate thereof).

         (b) Any New Term Loan Lender may create security interests in any New Term Loan or New Term Loan Note in accordance with applicable law.

        11.4 NO WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of the Administrative Agent or any other Secured Party in exercising any right, power or privilege



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hereunder or under any other Credit Document and no course of dealing between the Administrative Agent or any other Secured Party and any of the Credit Parties shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies which the Administrative Agent or any other Secured Party would otherwise have. No notice to or demand on any Credit Party in any case shall entitle the Credit Parties to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or the other Secured Parties to any other or further action in any circumstances without notice or demand.

        11.5 EXPENSES; INDEMNIFICATION. (a) The Credit Parties jointly and severally agree to pay on demand all costs and expenses of the Administrative Agent in connection with the syndication, preparation, execution, delivery, administration, modification, and amendment of this Credit Agreement, the other Credit Documents, and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent with respect thereto and with respect to advising the Administrative Agent as to its rights and responsibilities under the Credit Documents. The Credit Parties further jointly and severally agree to pay on demand all costs and expenses of the Administrative Agent and the Lenders, if any (including, without limitation, reasonable attorneys' fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings, or otherwise) of the Credit Documents and the other documents to be delivered hereunder.

             (b) The Credit Parties jointly and severally agree to indemnify and hold harmless the Administrative Agent and each Lender and each of their Affiliates and their respective officers, directors, employees, agents, and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities, costs, and expenses (including, without limitation, reasonable attorneys' fees) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation, or proceeding or preparation of defense in connection therewith) the Credit Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loans (including any of the foregoing arising from the negligence of the Indemnified Party), except to the extent such claim, damage, loss, liability, cost, or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 11.5 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any of the Credit Parties, their respective directors, shareholders or creditors or an Indemnified Party or any other Person or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. The Credit Parties agree not to assert any claim against the Administrative Agent, any Lender, any of their Affiliates, or any of their respective directors, officers, employees, attorneys, agents, and advisers, on any theory of liability, for special, indirect, consequential, or punitive damages arising out of or otherwise relating to the Credit Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loans.


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             (c) Without prejudice to the survival of any other agreement of the
Credit Parties hereunder, the agreements and obligations of the Credit Parties contained in this Section 11.5 shall survive the repayment of the Loans, LOC Obligations and other obligations under the Credit Documents and the termination of the Commitments hereunder.

        11.6 AMENDMENTS, WAIVERS AND CONSENTS. Neither this Credit Agreement nor any other Credit Document nor any of the terms hereof or thereof may be amended, changed, waived, discharged or terminated unless such amendment, change, waiver, discharge or termination is in writing entered into by, or approved in writing by, the Required Lenders and the Borrower, provided, however, that:

                (a) without the consent of the Required Lenders and each other Lender affected thereby, neither this Credit Agreement nor any other Credit Document may be amended to

                        (i) extend the final maturity of any Loan or of any
                reimbursement obligation, or any portion thereof, arising from drawings under Letters of Credit,

                        (ii) reduce the rate or extend the time of payment of
                interest (other than as a result of waiving the applicability of any post-default increase in interest rates) thereon or Fees hereunder,

                        (iii) reduce or waive the principal amount of any Loan
                or of any reimbursement obligation, or any portion thereof, arising from drawings under Letters of Credit,

                        (iv) increase the Commitment of a Lender over the amount
                thereof in effect (it being understood and agreed that a waiver of any Default or Event of Default or mandatory reduction in the Commitments shall not constitute a change in the terms of any Commitment of any Lender),

                        (v) release all or substantially all of the Collateral
                securing the Credit Party Obligations hereunder (provided that the Administrative Agent may, without consent from any other Lender, release any Collateral that is sold or transferred by a Credit Party in conformance with Section 8.5),

                        (vi) release the Borrower or substantially all of the
                other Credit Parties from its or their obligations under the Credit Documents,

                        (vii) amend, modify or waive any provision of this
                Section 11.6 or Section 3.6, 3.7, 3.8, 3.9, 3.10, 3.11, 3.12,
                3.13, 3.14, 3.15, 9.1(a), 11.2, 11.3, 11.5 or 11.9,

                        (viii) reduce any percentage specified in, or otherwise
                modify, the definition of Required Lenders, or

                        (ix) consent to the assignment or transfer by the
                Borrower of all or substantially all of the other Credit Parties of any of its or their rights and obligations under (or in respect of) the Credit Documents except as permitted thereby;



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                (b) without the consent of the Administrative Agent, no
        provision of Section 10 may be amended;

                (c) without the consent of the Issuing Lender, no provision of
        Section 2.2 may be amended; and without the consent of the Swingline Lender, no provision of Section 2.3 may be amended; and

                (d) with the consent of the Borrower and either the Required Term Lenders or the Required Revolving Lenders, increase the rate of interest applicable to the Loans (such increase to be in an equal amount for the Term Loans and the Revolving Loans).

        Notwithstanding the fact that the consent of all the Lenders is required in certain circumstances as set forth above, (x) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code supersedes the unanimous consent provisions set forth herein and (y) the Required Lenders may consent to allow a Credit Party to use cash collateral in the context of a bankruptcy or insolvency proceeding.

        11.6A TRANCHE C AMENDMENTS, WAIVERS AND CONSENTS. Neither this Credit Agreement nor any other Credit Document nor any of the terms hereof or thereof may be amended, changed, waived, discharged or terminated unless such amendment, change, waiver, discharge or termination is in writing entered into by, or approved in writing by, the Required Tranche C Term Lenders, provided, however, that:

                (a) without the consent of the Required Tranche C Term Lenders and each other Tranche C Term Lender affected thereby, neither this Credit Agreement nor any other Credit Document may be amended to

                        (i) extend the final maturity of any Tranche C Term
                Loan,

                        (ii) reduce the rate or extend the time of payment of
                interest in respect of Tranche C Term Loans (other than as a result of waiving the applicability of any post-default increase in interest rates) thereon or Fees with respect to Tranche C Term Loan Commitments hereunder,

                        (iii) reduce or waive the principal amount of any
                Tranche C Term Loan,

                        (iv) increase the Tranche C Term Loan Commitment of a
                Lender over the amount thereof in effect (it being understood and agreed that a waiver of any Default or Event of Default or mandatory reduction in the Commitments shall not constitute such an increase in the Commitment of any Lender),

                        (v) release all or substantially all of the Collateral
                securing the Credit Party Obligations hereunder (provided that the Administrative Agent may, without consent from any other Lender, release any Collateral that is sold or transferred by a Credit Party in conformance with Section 8.5),


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

                        (vi) release the Borrower or substantially all of the
                other Credit Parties from its or their obligations under the Credit Documents,

                        (vii) amend, modify or waive any provision of this
                Section 11.6A or Section 3.6, 3.7, 3.7A, 3.8, 3.9, 3.10, 3.11,
                3.12, 3.13, 3.13A, 3.14, 3.15, 9.1(a), 11.2, 11.3, 11.3A, 11.5
                or 11.9,

                        (viii) reduce any percentage specified in, or otherwise
                modify, the definition of Required Tranche C Term Lenders, or

                        (ix) consent to the assignment or transfer by the
                Borrower or all or substantially all of the other Credit Parties of any of its or their rights and obligations under (or in respect of) the Credit Documents except as permitted thereby;

                (b) with the consent of the Borrower, the Required Tranche C Term Lenders and either the Required Term Lenders or the Required Revolving Lenders, this Credit Agreement may be amended to increase the rate of interest applicable to the Loans (such increase to be in an equal amount for the Term Loans, the Tranche C Term Loans and the Revolving Loans).

        Notwithstanding the fact that the consent of all the Tranche C Term Lenders is required in certain circumstances as set forth above, (x) each Tranche C Term Lender is entitled to vote as such Tranche C Term Lender sees fit on any bankruptcy reorganization plan that affects the Tranche C Term Loans, and each Tranche C Term Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code supersedes the unanimous consent provisions set forth herein and (y) the Required Tranche C Term Lenders may consent to allow a Credit Party to use cash collateral in the context of a bankruptcy or insolvency proceeding, provided that the Required Lenders consent as well; provided that, the Required Lenders, on the one hand, and the Required Tranche C Term Lenders, on the other hand, each agree not to consent to such use of cash collateral without the affirmative consent of the other.

        The definition of Aggregate Required Lenders may not be amended without the consent of all Lenders.

        11.6B NEW TERM LOAN AMENDMENTS, WAIVERS AND CONSENTS. Neither this Credit Agreement nor any other Credit Document nor any of the terms hereof or thereof may be amended, changed, waived, discharged or terminated unless such amendment, change, waiver, discharge or termination is in writing entered into by, or approved in writing by, the Required New Term Loan Lenders, provided, however, that:

                (a) without the consent of the Required New Term Loan Lenders and each other New Term Loan Lender affected thereby, neither this Credit Agreement nor any other Credit Document may be amended to

                        (i) extend the final maturity of any Loan,


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                        (ii) reduce the rate or extend the time of payment of
                interest (other than as a result of waiving the applicability of any post-default increase in interest rates) thereon or Fees hereunder,

                        (iii) reduce or waive the principal amount of any Loan,

                        (iv) increase the Commitment of a Lender over the amount
                thereof in effect (it being understood and agreed that a waiver of any Default or Event of Default or mandatory reduction in the Commitments shall not constitute such an increase in the Commitment of any Lender),

                        (v) release all or substantially all of the Collateral
                securing the Credit Party Obligations hereunder (provided that the Administrative Agent may, without consent from any other Lender, release any Collateral that is sold or transferred by a Credit Party in conformance with Section 8.5),

                        (vi) release the Borrower or substantially all of the
                other Credit Parties from its or their obligations under the Credit Documents,

                        (vii) amend, modify or waive any provision of this
                Section 11.6B or Section 3.6, 3.7, 3.7A, 3.7B, 3.8, 3.9, 3.10,
                3.11, 3.12, 3.13, 3.13A, 3.13B, 3.14, 3.15, 9.1(a), 11.2, 11.3,
                11.3A, 11.3B, 11.5 or 11.9,

                        (viii) reduce any percentage specified in, or otherwise
                modify, the definition of Required New Term Loan Lenders, or

                        (ix) consent to the assignment or transfer by the
                Borrower or all or substantially all of the other Credit Parties of any of its or their rights and obligations under (or in respect of) the Credit Documents except as permitted thereby;

                (b) with the consent of the Borrower, the Required New Term Loan Lenders, the Required Tranche C Term Lenders and either the Required Term Lenders or the Required Revolving Lenders, this Credit Agreement may be amended to increase the rate of interest applicable to the Loans (such increase to be in an equal amount for the Term Loans, the Tranche C Term Loans and the New Term Loans).

        Notwithstanding the fact that the consent of all the New Term Loan Lenders is required in certain circumstances as set forth above, (x) each New Term Loan Lender is entitled to vote as such New Term Loan Lender sees fit on any bankruptcy reorganization plan that affects the New Term Loans, and each New Term Loan Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code supersedes the unanimous consent provisions set forth herein and (y) the Required New Term Loan Lenders may consent to allow a Credit Party to use cash collateral in the context of a bankruptcy or insolvency proceeding, provided that the Required Lenders and the Required Tranche C Term Lenders consent as well; provided that, the Required Lenders and the Required Tranche C Term Lenders, on the one hand, and the Required New Term Loan Lenders, on the other hand, each agree not to consent to such use of cash collateral without the affirmative consent of the other.



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

        11.7 COUNTERPARTS. This Credit Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Credit Agreement to produce or account for more than one such counterpart for each of the parties hereto. Delivery by facsimile by any of the parties hereto of an executed counterpart of this Credit Agreement shall be as effective as an original executed counterpart hereof and shall be deemed a representation that an original executed counterpart hereof will be delivered.

        11.8 HEADINGS. The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Credit Agreement.

        11.9 SURVIVAL. All indemnities set forth herein, including, without limitation, in Section 2.2(i), 3.11, 3.12, 10.5 or 11.5 shall survive the execution and delivery of this Credit Agreement, the making of the Loans, the issuance of the Letters of Credit, the repayment of the Loans, LOC Obligations and other obligations under the Credit Documents and the termination of the Commitments hereunder, and all representations and warranties made by the Credit Parties herein shall survive delivery of the Notes and the making of the Loans hereunder.

        11.10 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE. (a) THIS CREDIT AGREEMENT AND, UNLESS OTHERWISE EXPRESSLY PROVIDED THEREIN, THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. Any legal action or proceeding with respect to this Credit Agreement or any other Credit Document may be brought in the courts of the State of New York in New York County, or of the United States for the Southern District of New York, and, by execution and delivery of this Credit Agreement, each of the Credit Parties hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the nonexclusive jurisdiction of such courts. Each of the Credit Parties further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address set out for notices pursuant to Section 11.1, such service to become effective three (3) days after such mailing. Nothing herein shall affect the right of the Administrative Agent or any other Secured Party to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against any Credit Party in any other jurisdiction.

              (b) Each of the Credit Parties hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Credit Agreement or any other Credit Document brought in the courts referred to in subsection (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

              (c) TO THE EXTENT PERMITTED BY LAW, EACH OF THE ADMINISTRATIVE AGENT, THE DOCUMENTATION AGENT, THE SYNDICATION AGENT, THE CO-AGENT, THE LEAD ARRANGER, THE LENDERS AND EACH OF THE CREDIT PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR



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

RELATING TO THIS CREDIT AGREEMENT, ANY OF THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY.

        11.11 SEVERABILITY. If any provision of any of the Credit Documents is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

        11.12 ENTIRETY. This Credit Agreement (including the provisions of Sections 1.4 and 11.16 hereof) together with the other Credit Documents represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Credit Documents or the transactions contemplated herein and therein.

        11.13 BINDING EFFECT; TERMINATION. (a) This Credit Agreement shall become effective at such time when all of the conditions set forth in Section
5.1 have been satisfied or waived by the Aggregate Required Lenders and the Required New Term Loan Lenders and it shall have been executed by each Credit Party and the Administrative Agent, and the Administrative Agent shall have received copies hereof (telefaxed or otherwise) which, when taken together, bear the signatures of each Amending Lender and each New Term Loan Lender, and thereafter this Credit Agreement shall be binding upon and inure to the benefit of each Credit Party, the Administrative Agent and each Lender and their respective successors and assigns.

              (b) The term of this Credit Agreement shall be until no Loans, LOC Obligations or any other amounts payable hereunder or under any of the other Credit Documents shall remain outstanding, no Letters of Credit shall be outstanding, all of the Credit Party Obligations have been irrevocably satisfied in full and all of the Commitments hereunder shall have expired or been terminated.

        11.14 CONFIDENTIALITY. The Administrative Agent and each Lender (each, a "Lending Party") agrees to keep confidential any information furnished or made available to it by the Credit Parties pursuant to this Credit Agreement that is marked confidential; provided that nothing herein shall prevent any Lending Party from disclosing such information (a) to any other Lending Party or any Affiliate of any Lending Party, or any officer, director, employee, agent, or advisor of any Lending Party or Affiliate of any Lending Party, (b) to any other Person if reasonably incidental to the administration of the credit facility provided herein, (c) as required by any law, rule, or regulation, (d) upon the order of any court or administrative agency, (e) upon the request or demand of any regulatory agency or authority, (f) that is or becomes available to the public or that is or becomes available to any Lending Party other than as a result of a disclosure by any Lending Party prohibited by this Credit Agreement,
(g) in connection with any litigation to which such Lending Party or any of its Affiliates may be a party, (h) to the extent necessary in connection with the exercise of any remedy under this Credit Agreement or any other Credit Document,
(i) subject to provisions substantially similar to those contained in this
Section 11.14, to any actual or proposed participant or assignee and (j) to any financial institution which is a direct or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisors (so long as any such contractual counterparty or professional advisor agrees to be bound by the provisions of this Section 11.14).

        11.15 CONFLICT. To the extent that there is a conflict or inconsistency between any provision hereof, on the one hand, and any provision of any other Credit Document, on the other hand, this Credit Agreement shall control.

        11.16 EXISTING AGREEMENT SUPERSEDED. As set forth in Section 1.4, the First Amended and Restated Credit Agreement is superseded by this Credit Agreement, which has been executed in amendment, restatement and modification, but not in extinguishment of, the obligations under the First Amended and Restated Credit Agreement.


                            [Signature Pages Follow]

        IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Credit Agreement to be duly executed and delivered as of the date first above written.

BORROWER:                       CORRECTIONS CORPORATION OF AMERICA
                                (formerly known as Prison Realty Trust, Inc.), a Maryland corporation

                                By: /s/ John D. Ferguson
                                   ---------------------------------------------
                                Name: John D. Ferguson
                                Title: Vice-Chairman, CEO & President


SUBSIDIARY
GUARANTORS:                     PRISON REALTY MANAGEMENT, INC.,
                                a Tennessee corporation

                                By: /s/ John D. Ferguson
                                   ---------------------------------------------
                                Name: John D. Ferguson
                                Title: Chairman, CEO & President


                                CCA OF TENNESSEE, INC. (f/k/a CCA
                                Acquisition Sub, Inc.), a Tennessee corporation

                                By: /s/ John D. Ferguson
                                   ---------------------------------------------
                                Name: John D. Ferguson
                                Title: Chairman, CEO & President


                                TRANSCOR AMERICA, LLC,
                                a Tennessee limited liability company

                                By: /s/ Todd Mullenger
                                   ---------------------------------------------
                                Name: Todd Mullenger
                                Title: VP, Treasurer


                                CCA INTERNATIONAL, INC.,
                                a Delaware corporation

                                By: /s/ John D. Ferguson
                                   ---------------------------------------------
                                Name: John D. Ferguson
                                Title: Chairman, CEO & President

                           TECHNICAL AND BUSINESS INSTITUTE, INC., a Tennessee corporation

                           By: /s/ John D. Ferguson
                              -------------------------------------------------
                           Name: John D. Ferguson
                           Title: Chairman, CEO & President



                              (SIGNATURES CONTINUE)

LENDERS:                     LEHMAN COMMERCIAL PAPER INC.,
                             individually in its capacity as a
                             Lender and in its capacity as Administrative Agent


                             By: /s/ Michele Swanson
                                 ----------------------------------------------
                             Name: Michele Swanson
                             Title: Authorized Signatory



                              (SIGNATURES CONTINUE)

                            SOCIETE GENERALE,
                            individually in its capacity as a Lender and in its capacity as Documentation Agent

                            By: /s/ Elizabeth R. Peck
                               ------------------------------------------------
                            Name: Elizabeth R. Peck
                            Title: Director


                              (SIGNATURES CONTINUE)

                                         THE BANK OF NOVA SCOTIA,
                                         individually in its capacity as a
                                         Lender and in its capacity
                                         as Syndication Agent


                                         By: /s/ W. J. Brown
                                            -------------------------------
                                         Name: W. J. Brown
                                         Title: Managing Director


                              (SIGNATURES CONTINUE)

                             SOUTHTRUST BANK, N.A.,
                             individually in its capacity as a Lender and in its capacity as Co-Agent

                             By: /s/ Marcy A. Harris
                                 -----------------------------------------------
                             Name: Marcy A. Harris
                             Title: Vice President


                              (SIGNATURES CONTINUE)

                                      LEHMAN BROTHERS INC.,
                                      in its capacity as Advisor,
                                      Lead Arranger and Book Manager

                                      By: /s/ (Authorized Signatory)
                                          -----------------------------------
                                      Name: (Authorized Signatory)
                                      Title: (Authorized Signatory)



                              (SIGNATURES CONTINUE)

            [SIGNATURE PAGES OF OTHER LENDERS INTENTIONALLY OMITTED]

                 [EXHIBITS AND SCHEDULES INTENTIONALLY OMITTED]